                    SUPPLEMENT DATED MARCH 16, 2009 TO THE
                                 PROSPECTUSES
                                      AND
                     STATEMENTS OF ADDITIONAL INFORMATION
                        OF EACH OF THE FOLLOWING FUNDS:

                Prospectuses, each dated February 2, 2009, for
 Seligman Core Fixed Income Fund, Inc., Seligman Municipal Fund Series, Inc.,
  Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc.,
                Seligman Pennsylvania Municipal Fund Series and
                  Seligman TargetHorizon ETF Portfolios, Inc.

                   Prospectuses, each dated May 1, 2008, for
 Seligman Asset Allocation Series, Inc., Seligman Cash Management Fund, Inc.,
    Seligman Capital Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Growth Fund, Inc.,
   Seligman High Income Fund Series, Seligman Income and Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc., Seligman Portfolios, Inc.,
                                   Seligman
            Value Fund Series, Inc. and Tri-Continental Corporation

                (each, a "Fund", and collectively, the "Funds")

On March 13, 2009, without admitting or denying any violations of law or wrongdoing, J. & W. Seligman & Co. Incorporated (Seligman), Seligman Advisors, Inc. (now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties") entered into a stipulation of settlement with the Office of the Attorney General of the State of New York ("NYAG") and settled the claims made by the NYAG in September 2006 relating to allegations of frequent trading in certain Seligman Funds. Under the terms of the settlement, Seligman will pay $11.3 million to four Seligman Funds as follows: $150,000 to Seligman Global Growth Fund, $550,000 to Seligman Global Smaller Companies Fund, $7.7 million to Seligman Communications and Information Fund and $2.9 million to Seligman Global Technology Fund. These settlement payments are reflected in the net asset values of these four Seligman Funds. This settlement resolves all outstanding matters between the Seligman Parties and the NYAG.

              SUPPLEMENT DATED MARCH 3, 2009 TO THE PROSPECTUSES
                     (EXCLUDING THE CLASS I PROSPECTUSES)
                        OF EACH OF THE FOLLOWING FUNDS:

                Prospectuses, each dated February 2, 2009, for
Seligman Municipal Fund Series, Inc., Seligman Municipal Series Trust, Seligman
                                      New
   Jersey Municipal Fund, Inc., Seligman Pennsylvania Municipal Fund Series,
     Seligman Core Fixed Income Fund, Inc. and Seligman TargetHorizon ETF
                               Portfolios, Inc.

                   Prospectuses, each dated May 1, 2008, for
       Seligman Asset Allocation Series, Inc., Seligman High Yield Fund, Seligman Income and Growth Fund, Inc. and Seligman U.S. Government Securities
                                     Fund

                (each, a "Fund" and collectively, the "Funds")

The section entitled "Check Redemption Service" under "Shareholder Information -- How to Sell Shares" in the Prospectus of each Fund is hereby superseded and replaced with the following information:

Check Redemption Service. The Check Redemption Service is being terminated. Effective March 6, 2009, the Fund will not establish the Check Redemption Service for any Fund accounts. For Fund accounts currently utilizing the Check Redemption Service, this service will be terminated effective May 1, 2009. Seligman Data Corp. (SDC) will continue to honor check redemptions provided that SDC receives the intermediary's request for payment on or before April 30, 2009. After April 30, 2009, SDC will reject an intermediary's request for payment. Neither SDC nor the Fund(s) can guarantee that SDC will receive the request for payment on any checks you write against your Fund account by April 30, 2009. Please note that if you own Class A shares that were bought at net asset value (NAV) because of the size of your purchase, or if you own Class B shares, check redemptions may be subject to a contingent deferred sales charge (CDSC). If you own Class C or Class R shares, you may use this service only with respect to shares that you have held for at least one year.

             SUPPLEMENT DATED FEBRUARY 4, 2009 TO THE PROSPECTUSES
                        OF EACH OF THE FOLLOWING FUNDS:

                  Prospectuses, each dated March 3, 2008, for
      Seligman Frontier Fund, Inc. and Seligman Global Fund Series, Inc.

                   Prospectuses, each dated May 1, 2008, for
       Seligman Asset Allocation Series, Inc., Seligman Cash Management
        Fund, Inc., Seligman Capital Fund, Inc., Seligman Common Stock
        Fund, Inc., Seligman Communications and Information Fund, Inc.,
             Seligman Growth Fund, Inc., Seligman High Yield Fund,
      Seligman Income and Growth Fund, Inc., Seligman LaSalle Real Estate
         Fund Series, Inc., Seligman U.S. Government Securities Fund,
                     and Seligman Value Fund Series, Inc.

                         (collectively, the "Funds").

The following change to the Funds' Prospectuses (not applicable to a Fund's Class I Prospectus) is effective February 4, 2009.

The section entitled "Reinstatement Privilege" under "Shareholder Information -- Important Policies That May Affect Your Account" in each Fund's Prospectus is hereby superseded and replaced with the following information (the section is renamed "Repurchases"):

Repurchases. You can change your mind after requesting a sale of shares and use all or part of the sale proceeds to purchase new shares of the Fund or any other Seligman mutual fund.

The following applies to shareholders who sold Fund shares on or after February 4, 2009 and wish to repurchase shares (the "New Repurchase Policy"):
If your original purchase was in Class A or Class B shares, you may use all or part of the sale proceeds to purchase new Class A shares in any Seligman fund account linked together for Rights of Accumulation purposes. Your repurchase will be in Class A shares at NAV, up to the amount of the sale proceeds. Repurchases of Class B shares will also be made in Class A shares at NAV. Any CDSC paid upon redemption of your Class B shares will not be reimbursed. If your original purchase was in Class C shares, you will be allowed to reinvest in the same Class C account and fund you originally purchased. In a Class C share repurchase, the CDSC you paid will be reinvested and the shares will be deemed to have the original cost and purchase date for purposes of applying the CDSC (if any) to subsequent redemptions. Systematic withdrawals and purchases will be excluded from this policy.

The following applies to shareholders who sold Fund shares on or before February 3, 2009 and wish to repurchase shares: You have the option of taking advantage of the New Repurchase Policy described above, or you may use all or part of the sale proceeds to purchase shares of the Fund or any other Seligman mutual fund without paying an initial sales charge or, if you paid a CDSC when you sold your shares, receiving a credit for the applicable CDSC (the "Former Repurchase Policy").

If you sold Fund shares on or after February 4, 2009 and wish to take advantage of the New Repurchase Policy, you must notify your financial advisor or SDC within 90 days of the date your sale request was processed. If you sold Fund shares on or before February 3, 2009 and wish to take advantage of either the New Repurchase Policy or the Former Repurchase Policy, you must notify your financial advisor or SDC within 120 days of the date your sale request was processed (e.g., if you sold Fund shares on February 3, 2009, you must notify your financial advisor or SDC by June 3, 2009). Contact your financial advisor or SDC for information on required documentation. The repurchase privileges may be modified or discontinued at any time and use of this option may have tax consequences.

              SUPPLEMENT DATED JANUARY 28, 2009 TO THE PROSPECTUS
                                      OF
            Seligman Asset Allocation Series, Inc. (the "Series"),
      on behalf of its Seligman Asset Allocation Aggressive Growth Fund,
Seligman Asset Allocation Growth Fund, Seligman Asset Allocation Moderate Growth
               Fund, and Seligman Asset Allocation Balanced Fund
                (each, a "Fund" and collectively, the "Funds")

The Board of Directors of the Series has approved RiverSource Service Corporation ("RSC") as the Funds' new transfer and shareholder service agent, and the termination of the Series' relationship with Seligman Data Corp. ("SDC"), the current transfer and shareholder service agent for the Funds, effective on or about May 9, 2009. RSC is an affiliate of the Series' investment manager, RiverSource Investments, LLC. The Boards of Directors/Trustees of certain of the other Seligman funds, including the Underlying Funds (as defined in the Series' Prospectus), have also approved this change with respect to such funds.

The overall transfer and shareholder service agent fees expected to be borne directly and indirectly by the Funds as a result of the services to be provided by RSC are generally expected to be lower than the overall transfer and shareholder service agent fees currently borne directly and indirectly by the Funds under the arrangements with SDC. As a result of the termination of the relationship with SDC, each Underlying Fund (and not each Fund directly) will incur non-recurring charges that would in the aggregate approximate 0.16% of that Underlying Fund's net assets as of January 23, 2009 (the "Non-Recurring Charges"). These Non-Recurring Charges will be incurred by the Underlying Funds over the next several months in accordance with generally accepted accounting principles. Although shareholders of the Funds will not directly incur the Non-Recurring Charges, each Fund's shareholders will bear a proportionate share of the Non-Recurring Charges indirectly as a result of such Funds' investments in the Underlying Funds.

   Supplement dated January 13, 2009 to the prospectus dated May 1, 2008 of
    Seligman Asset Allocation Series, Inc. (the "Series"), on behalf of its Seligman Asset Allocation Aggressive Growth Fund, Seligman Asset Allocation
                                Balanced Fund,
 Seligman Asset Allocation Growth Fund and Seligman Asset Allocation Moderate
                                  Growth Fund
          (each a "Seligman Fund" and together, the "Seligman Funds")

On January 8, 2009, the Series' Board of Directors, on behalf of each Seligman Fund, approved in principle the merger of each Seligman Fund into a RiverSource Fund as shown below:

   Seligman Fund:       Proposed to be merged into the RiverSource Fund named below (together the "RiverSource Funds"):
---------------------- ---------------------------------------------------------------------------------------------------

Seligman Asset         RiverSource Portfolio Builder Total Equity Fund, a fund that seeks to provide the highest level of
Allocation Aggressive  total return that is consistent with an acceptable level of risk.
Growth Fund

Seligman Asset         RiverSource Portfolio Builder Moderate Aggressive Fund, a fund that seeks to provide the highest
Allocation Balanced    level of total return that is consistent with an acceptable level of risk.
Fund

Seligman Asset         RiverSource Portfolio Builder Total Equity Fund seeks to provide the highest level of total return
Allocation Growth      that is consistent with an acceptable level of risk.
Fund

Seligman Asset         RiverSource Portfolio Builder Aggressive Fund, a fund that seeks to provide the highest level of
Allocation Moderate    total return that is consistent with an acceptable level of risk.
Growth Fund

More information about the RiverSource Funds and the proposed mergers will be included in proxy materials.

Completion of each merger is subject to approval by shareholders of the applicable Seligman Fund. It is currently anticipated that proxy materials regarding each merger will be distributed to shareholders of the Seligman Funds during the first or second quarter of 2009, and that a meeting of shareholders to consider each merger will be scheduled for the second quarter of 2009.

             SUPPLEMENT DATED NOVEMBER 7, 2008 TO THE PROSPECTUSES
                        OF EACH OF THE FOLLOWING FUNDS:

                Prospectuses, each dated February 1, 2008, for
    Seligman Municipal Fund Series, Inc., Seligman Municipal Series Trust,
                 Seligman New Jersey Municipal Fund, Inc., and
                  Seligman Pennsylvania Municipal Fund Series

                  Prospectuses, each dated March 3, 2008, for
      Seligman Frontier Fund, Inc. and Seligman Global Fund Series, Inc.

                   Prospectuses, each dated May 1, 2008, for
     Seligman Asset Allocation Series, Inc., Seligman Capital Fund, Inc.,
              Seligman Communications and Information Fund, Inc.,
  Seligman Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc.,
                     and Seligman Value Fund Series, Inc.

            (each, together with any series thereof, a "Fund" and,
                     all Funds collectively, the "Funds")

On November 6, 2008, at an adjourned Special Meeting of Shareholders of Seligman Asset Allocation Balanced Fund, a series of Seligman Asset Allocation Series, Inc. (the "Series"), shareholders approved a new investment management services agreement between the Series (on behalf of Seligman Asset Allocation Balanced Fund) and RiverSource Investments, LLC ("RiverSource Investments"), a wholly owned subsidiary of Ameriprise Financial, Inc.

Today, November 7, 2008, RiverSource Investments announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("Seligman"). With the Acquisition completed and shareholders of each Fund having previously approved (at Special Meetings held earlier in November 2008) a new investment management services agreement between such Fund and RiverSource Investments and, if applicable, new subadvisory and delegation agreements, RiverSource Investments is the new investment manager of the Funds effective November 7, 2008. Current subadvisers of the Funds will continue to provide portfolio management services to those Funds to which they were providing services. None of the Funds' respective portfolio managers have changed as a result of the Acquisition. RiverSource Investments will continue any voluntary or contractual fee waiver/expense reimbursement arrangements currently in effect for the Funds.

Effective November 7, 2008, the following changes are hereby made to each Fund's prospectus:

Under the caption "Management," the first three paragraphs are hereby superseded and replaced with the following information:

On November 7, 2008, RiverSource Investments, LLC ("RiverSource Investments") announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("Seligman"), 100 Park Avenue, New York, New York 10017. With the Acquisition completed and shareholders having previously approved (at a Special Meeting held in early November 2008) a new investment management services agreement between the Fund (or Funds, including any series thereof, as applicable) and RiverSource Investments, RiverSource Investments is the new investment manager effective November 7, 2008. Subadvisers, if any, will continue to provide portfolio management services.

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is also the investment manager of the other funds in the Seligman Group of Funds, and is a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"). Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the Seligman Group of Funds, RiverSource Investments manages investments for the RiverSource funds, itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products. For all of its clients, RiverSource Investments seeks to allocate investment opportunities in an equitable manner over time.

Effective November 7, 2008, the Fund (or Funds, including any series thereof, as applicable) will pay RiverSource Investments a fee for managing its assets. The fee paid to RiverSource Investments will be the same annual fee rate that was paid to Seligman prior to November 7, 2008.

RiverSource Investments will continue any voluntary or contractual fee waiver/expense reimbursement arrangements currently in effect for the Funds, including any series thereof, as applicable.

Under the caption "Management," the last paragraph is hereby superseded and replaced with the following information:

On July 29, 2008, the Board met to discuss, prior to shareholder approval, the new investment management services agreement between the Fund(s) and RiverSource Investments and, if applicable, proposed subadvisory and delegation agreements. A discussion regarding the basis for the Board approving the agreement(s) was included in the proxy statement, dated August 27, 2008, and will be made available in the upcoming annual shareholder report.

The following information is added to the section under the caption "Shareholder Information" under the sub-caption "How to Exchange Shares Among the Seligman Mutual Funds":

The Seligman Mutual Funds are part of the RiverSource complex of funds which, in addition to RiverSource funds, includes RiverSource Partners funds and Threadneedle funds. Each of the funds in the RiverSource complex shares the same Board of Directors/Trustees. However, the Seligman Mutual Funds do not share the same policies and procedures, as set forth in the Shareholder Information section of this prospectus, as the other funds in the RiverSource complex and may not be exchanged for shares of RiverSource funds, RiverSource Partners funds or Threadneedle funds.

                                                                     PROSPECTUS
                                                                    May 1, 2008
Seligman
Asset Allocation Series, Inc.
(formerly Seligman Time Horizon/Harvester Series, Inc.)

Asset Allocation Strategies Seeking to Manage Risk Over Time

..Seligman Asset Allocation Aggressive Growth Fund (formerly Seligman Time
 Horizon 30 Fund)

..Seligman Asset Allocation Growth Fund (formerly Seligman Time Horizon 20 Fund)

..Seligman Asset Allocation Moderate Growth Fund (formerly Seligman Time Horizon
 10 Fund)

..Seligman Asset Allocation Balanced Fund (formerly Seligman Harvester Fund)

The Securities and Exchange Commission has neither approved nor disapproved these Funds, and it has not determined this Prospectus to be accurate or adequate. Any representation to the contrary is a criminal offense.

An investment in these Funds or any other fund cannot provide a complete investment program. The suitability of an investment in a Fund should be considered based on the investment objective, strategies and risks described in this Prospectus, considered in light of all of the other investments in your portfolio, as well as your risk tolerance, financial goals and time horizons. We recommend that you consult an authorized dealer or your financial advisor to determine if any of these Funds are suitable for you.

Seligman Asset Allocation Series, Inc. is based on two processes developed by
J. & W. Seligman & Co. Incorporated: Seligman Time Horizon Matrix(R), an asset allocation strategy, and Seligman Harvester(R), a combined income-withdrawal and asset-allocation strategy. Seligman Time Horizon Matrix and Seligman Harvester are proprietary service marks of Seligman Advisors, Inc.

THF1 5/2008

[LOGO]
SELIGMAN
INVESTMENTS
--------------------------------
EXPERIENCE . INSIGHT . SOLUTIONS

Table of Contents

THE FUNDS
      Overview.....................................................................  1
      Investment Objectives and Asset Allocation Strategies of the Funds...........  1
      Principal Strategies of the Funds............................................  2
      Principal Risks of an Investment in the Funds................................  4
      Portfolio Holdings...........................................................  5
      Past Performance of the Funds................................................  5
      Fees and Expenses of the Funds............................................... 11
      Examples of Each Fund's Expenses............................................. 14
      Questions and Answers About the Funds........................................ 15
      Additional Information About the Funds' Investment Strategies and Risks...... 20
      Management................................................................... 22

THE UNDERLYING FUNDS
      Investment Objectives and Principal Strategies of the Underlying Funds....... 25
      Principal Risks of the Underlying Funds...................................... 27
SHAREHOLDER INFORMATION
      Deciding Which Class of Shares to Buy........................................ 32
      Pricing of Fund Shares....................................................... 38
      Opening Your Account......................................................... 38
      How to Buy Additional Shares................................................. 39
      How to Exchange Shares Among the Seligman Mutual Funds....................... 40
      How to Sell Shares........................................................... 41
      Important Policies That May Affect Your Account.............................. 42
      Frequent Trading of Fund Shares.............................................. 43
      Dividends and Capital Gain Distributions..................................... 44
      Taxes........................................................................ 45
      The Seligman Mutual Funds.................................................... 47

FINANCIAL HIGHLIGHTS............................................................... 50

APPENDIX A......................................................................... 58

APPENDIX B......................................................................... 59

APPENDIX C......................................................................... 60

HOW TO CONTACT US.................................................................. 62

                       FOR MORE INFORMATION.. back cover

The website references in this Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

The Funds

Overview

J. & W. Seligman & Co. Incorporated (the "Manager") serves as the investment manager to Seligman Asset Allocation Aggressive Growth Fund (the "Aggressive Growth Fund"), Seligman Asset Allocation Growth Fund (the "Growth Fund"), Seligman Asset Allocation Moderate Growth Fund (the "Moderate Growth Fund") and Seligman Asset Allocation Balanced Fund (the "Balanced Fund") (collectively the "Funds"). Each Fund is a separate Fund of Seligman Asset Allocation Series, Inc. (the "Series"). The Funds are designed for investors who are seeking to have their asset allocation decisions made by a professional investment manager. Each Fund (other than Balanced Fund) is designed in accordance with an investor's "time-horizon" for seeking to achieve one or more investment goals. The Balanced Fund is designed for investors who are seeking capital appreciation and preservation of capital with current income and growth of income. An investor may choose to invest in one or more of the Funds based on individual investment goals, investment time horizons, risk tolerance, and financial circumstances.

Each Fund is a "fund of funds," which means that each seeks to achieve its investment objectives(s) by investing in other funds, in particular, a combination of other Seligman mutual funds (the "Underlying Funds"). In pursuing its investment objective(s), each Fund may also invest directly in U.S. government securities and high-quality, short-term debt instruments.

Investment Objectives and Asset Allocation Strategies of the Funds

The table below provides an overview of each Fund's investment objective(s) and asset allocation strategy. A more complete description of each Fund's asset allocation strategy is provided under "Principal Strategies of the Funds."

Under normal market conditions, each Fund invests in Underlying Funds to produce a portfolio with the following investment objective(s) and asset allocation strategy:

                                           INVESTMENT
FUND                                       OBJECTIVE(S)
---------------------------------------------------------------------------
Seligman Asset Allocation Aggressive       Long-term capital appreciation
 Growth Fund--
 Intended for investors with long-
 term financial goals
 (i.e., approximately 30 years away).
---------------------------------------------------------------------------
Seligman Asset Allocation Growth Fund--    Long-term capital appreciation
 Intended for investors with long-
 term financial goals
 (i.e., approximately 20 years away).
---------------------------------------------------------------------------
Seligman Asset Allocation Moderate         Capital appreciation
 Growth Fund--
 Intended for investors with
 intermediate-term financial goals
 (i.e., approximately 10 years away).
---------------------------------------------------------------------------
Seligman Asset Allocation Balanced Fund--  Capital appreciation and
 Intended for investors who seek           preservation of capital with
 current income from their capital,        current income and growth of
 growth of income and growth of            income
 capital over time. The Fund is also
 intended for those seeking a
 diversified, balanced portfolio with
 exposure to equity securities
 (including real estate securities)
 and fixed-income securities.
---------------------------------------------------------------------------

FUND                                       ASSET ALLOCATION STRATEGY
---------------------------------------------------------------------------------------------------
Seligman Asset Allocation Aggressive       Aggressive growth-oriented domestic and international
 Growth Fund--                             equity securities weighted toward small- and medium-
 Intended for investors with long-         capitalization companies.
 term financial goals
 (i.e., approximately 30 years away).
---------------------------------------------------------------------------------------------------
Seligman Asset Allocation Growth Fund--    Growth-oriented domestic and international equity
 Intended for investors with long-         securities, with a more even weighting among small-,
 term financial goals                      medium-, and large-capitalization companies than the
 (i.e., approximately 20 years away).      Aggressive Growth Fund.
---------------------------------------------------------------------------------------------------
Seligman Asset Allocation Moderate         Small-, medium-, and large-capitalization domestic and
 Growth Fund--                             international equity securities as well as real estate
 Intended for investors with               securities and domestic fixed-income securities.
 intermediate-term financial goals
 (i.e., approximately 10 years away).
---------------------------------------------------------------------------------------------------
Seligman Asset Allocation Balanced Fund--  Medium- and large-capitalization and dividend-producing
 Intended for investors who seek           domestic and international equity securities
 current income from their capital,        supplemented by a larger allocation to real estate
 growth of income and growth of            securities as well as domestic fixed-income securities
 capital over time. The Fund is also       and cash and cash equivalents than the Moderate Growth
 intended for those seeking a              Fund.
 diversified, balanced portfolio with
 exposure to equity securities
 (including real estate securities)
 and fixed-income securities.
---------------------------------------------------------------------------------------------------

Principal Strategies of the Funds

Each Fund seeks to achieve its investment objective(s) primarily by investing its assets in the Class A shares of certain Underlying Funds (which are described under the section of this Prospectus entitled "The Underlying Funds"). Each Fund is managed as an asset allocation-type mutual fund with target allocations and ranges for its investments in the Underlying Funds. These target allocations and ranges are based on two asset allocation strategies developed by the Manager: Seligman Time Horizon Matrix and Seligman Harvester. A series of questions and answers explaining more about Seligman Time Horizon Matrix and Seligman Harvester, as well as how an investor may invest in the Funds to take advantage of these strategies, appears later in this Prospectus under "Questions and Answers About the Funds."

The table on page 3 illustrates the current allocation targets and ranges for each Fund under normal market conditions. The Underlying Funds are grouped into four broad asset class categories: Domestic Equity Funds, Global Equity Funds, Real Estate Funds and Fixed Income Funds. Within each asset class category, the listing of the Underlying Funds begins with the more aggressively managed and concludes with the more conservatively managed. For information about the investment objectives, strategies and risks of each Underlying Fund, see "The Underlying Funds."

Under normal market conditions, the Manager will allocate each Fund's assets according to the allocation targets described in the table. The Manager will attempt to use cash in-flows and out-flows from the purchase and sale, respectively, of each Fund's shares to approximately remain within the allocation ranges. On a semi-annual basis, the Manager will re-allocate each Fund's assets to its current targets if the allocations on the semi-annual re-allocation date are outside the allocation ranges. (Each Fund may hold a portion of its assets in cash or cash equivalents for various reasons, including, in order to meet redemptions, because it has not yet invested the proceeds from the sale of Fund shares or for other cash management purposes. These cash and cash equivalents are not included in a Fund's assets for purposes of determining the allocations among the Underlying Funds.)

Each Fund may change the allocation targets and ranges for each Underlying Fund at any time if the Manager believes that doing so will better enable the Fund to pursue its investment objective(s). Each Fund may also change the Underlying Funds to which it will allocate its assets depending on the Manager's outlook on the economy, financial markets in general and factors related to the asset classes corresponding to the Underlying Funds.

    ------------------------------------------------------------------------
                                        AGGRESSIVE         MODERATE
                                          GROWTH   GROWTH   GROWTH  BALANCED
         UNDERLYING FUND                   FUND     FUND     FUND     FUND
    ------------------------------------------------------------------------
    DOMESTIC EQUITY FUNDS       Target:    3%        3%
    Seligman Frontier Fund      --------------------------------------------
                                Range:    2%-4%     2%-4%
    ------------------------------------------------------------------------
    ------------------------------------------------------------------------
    Seligman Smaller-Cap Value  Target:    13%       12%     7%
     Fund                       --------------------------------------------
                                Range:   10%-16%   10%-14%  5%-9%
    ------------------------------------------------------------------------
    ------------------------------------------------------------------------
    Seligman Communications     Target:    16%       10%     10%
     and Information Fund       --------------------------------------------
                                Range:   13%-19%   8%-12%  8%-12%
    ------------------------------------------------------------------------
    ------------------------------------------------------------------------
    Seligman Capital Fund       Target:    22%       15%     20%      10%
                                --------------------------------------------
                                Range:   18%-26%   12%-18% 16%-24%  8%-12%
    ------------------------------------------------------------------------
    ------------------------------------------------------------------------
    Seligman Growth Fund        Target:    3%        9%      9%       12%
                                --------------------------------------------
                                Range:    2%-4%    7%-11%  7%-11%   10%-14%
    ------------------------------------------------------------------------
    ------------------------------------------------------------------------
    Seligman Large-Cap Value    Target:    3%        9%      9%       12%
     Fund                       --------------------------------------------
                                Range:    2%-4%    7%-11%  7%-11%   10%-14%
    ------------------------------------------------------------------------
    ------------------------------------------------------------------------
    Seligman Common Stock       Target:                               11%
     Fund                       --------------------------------------------
                                Range:                              9%-13%
    GLOBAL EQUITY FUNDS
    Seligman Emerging Markets   Target:    10%       10%     5%
     Fund                       --------------------------------------------
                                Range:   8%-12%    8%-12%   4%-6%
    ------------------------------------------------------------------------
    ------------------------------------------------------------------------
    Seligman Global Smaller     Target:    20%       17%     10%
     Companies Fund             --------------------------------------------
                                Range:   16%-24%   14%-20% 8%-12%
    ------------------------------------------------------------------------
    ------------------------------------------------------------------------
    Seligman International      Target:    5%        5%      10%      10%
     Growth Fund                --------------------------------------------
                                Range:    4%-6%     4%-6%  8%-12%   8%-12%
    ------------------------------------------------------------------------
    REAL ESTATE FUNDS
    Seligman LaSalle Global     Target:    5%        10%     10%
     Real Estate Fund           --------------------------------------------
                                Range:    4%-6%    8%-12%  8%-12%
    ------------------------------------------------------------------------
    ------------------------------------------------------------------------
    ------------------------------------------------------------------------
    Seligman LaSalle Monthly    Target:                               15%
     Dividend Real Estate Fund  --------------------------------------------
                                Range:                              12%-18%
    FIXED-INCOME FUNDS          Target:                      10%      10%
    Seligman High-Yield Fund    --------------------------------------------
                                Range:                     8%-12%   8%-12%
    ------------------------------------------------------------------------
    ------------------------------------------------------------------------
    Seligman Core Fixed Income  Target:                               10%
     Fund                       --------------------------------------------
                                Range:                              8%-12%
    ------------------------------------------------------------------------
    ------------------------------------------------------------------------
    Seligman U.S. Government
     Securities Fund/Seligman   Target:                               10%
     Cash Management Fund       --------------------------------------------
                                Range:                              8%-12%
    -                           --------------------------------------------

Principal Risks of an Investment in the Funds

An investment in any of the Funds, like an investment in any mutual fund, involves risks. An investment in a "fund of funds" involves other risks as well. The principal risks of an investment in the Funds follow, and you should consider them carefully before investing in any of the Funds.

The value of each Fund will fluctuate with changes in the value of its Underlying Funds or other securities in which it invests, and you could lose money if you sell your shares at a price lower than you paid for them.

Because the assets of each Fund will be invested primarily in the Underlying Funds, each Fund's investment performance is directly related to the investment performance of the Underlying Funds in which it invests. The ability of a Fund to realize its investment objective(s) will depend, in part, on the extent to which the Underlying Funds realize their investment objectives.

Each Fund is exposed to the same risks as the Underlying Funds in direct proportion to the allocation of its assets among the Underlying Funds. These risks, summarized below, are described more fully under "Principal Risks of the Underlying Funds". The Principal risks of investing in the Funds are as follows:

.. Large-Capitalization Companies--Investments in stocks of large-capitalization companies by Underlying Funds are subject to market risk. Stocks of large-capitalization companies have at times experienced periods of volatility and negative performance. During such periods, the value of large-capitalization stocks may decline.

.. Small-Capitalization Companies--Investments in these companies are subject to increased risk compared with an investment in large-capitalization companies. For example, such companies typically have less financial and managerial resources and more limited product lines than large-capitalization companies. In addition, such companies may be thinly traded and therefore subject to greater price volatility.

.. Mid-Capitalization Companies--Mid-capitalization companies are subject, to a certain degree, to the risks associated with investments in large-capitalization and small-capitalization companies, each as described above.

.. Foreign Investments and Emerging Markets Securities--Investments in foreign issuers expose investors to currency fluctuations, foreign taxation, settlement and custody risks, and changes in political conditions. Foreign investments may also include securities of issuers located in emerging countries. These countries may have relatively unstable governments and less diversified industrial bases.

.. "Junk Bonds"-- Investments by Underlying Funds that invest in non-investment-grade, fixed-income securities are subject to a greater risk of loss than higher-rated, fixed-income securities and are considered to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal.

.. Real Estate Companies--Investments in real estate companies (i.e., companies that at the time of initial purchase, derive at least 50% of their revenues from the ownership, construction, financing, management or sale of commercial, industrial or residential real estate or have at least 50% of their assets in such real estate) such as real estate investment trusts ("REITs") or similar entities outside the US are subject to additional risks. None of the Underlying Funds will generally invest in real estate directly, but certain Underlying Funds will invest in securities issued by real estate companies. As a result, these Underlying Funds are subject to the risks associated with the direct ownership of real estate. These risks include various economic, regulatory and property specific risks, such as competition, property value fluctuations, taxes, zoning laws and property casualty. The risks are magnified when an Underlying Fund invests in non-US real estate companies.

.. Sector Volatility and Concentrated Portfolios--Certain Underlying Funds are subject to sector volatility or hold a relatively small number of securities in their portfolios, thus creating additional risks.

.. Additional Risks--In addition, certain Underlying Funds may purchase derivative securities; enter into forward currency transactions; lend their portfolio securities; enter into options transactions; purchase zero-coupon bonds and payment-in-kind bonds; purchase restricted and illiquid securities; purchase securities on a when-issued or forward commitment basis; enter into repurchase agreements; borrow money; and engage in various other investment practices that involve substantial risk of loss. Investment practices of certain of the Underlying Funds may involve some interest-rate risk, credit risk, prepayment risk or market risk.

In addition to a Fund's operating expenses, you will indirectly bear the operating expenses of the Underlying Funds. Thus, the expenses you bear as an investor in a Fund will be higher than if you invested directly in the Underlying Funds.

An investment in the Funds is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The US government does not guarantee the market value or the current yield of government securities.

Temporary Defensive Positions of the Funds

The Funds may, from time to time, take temporary defensive positions that are inconsistent with their principal strategies in seeking to minimize extreme volatility caused by adverse market, economic, or other conditions. This could prevent a Fund from achieving its objective.

Portfolio Holdings

A description of the Series' policies and procedures with respect to the disclosure of each Fund's portfolio securities is available in the Series' Statement of Additional Information.

Past Performance of the Funds

The following performance information provides some indication of the risks of investing in the Funds by showing how the performance of Class A shares has varied from year to year, as well as how the performance of each Class compares with certain measures of performance.

The following performance information is designed to assist you in comparing the returns of each Fund with the returns of other mutual funds. How the Funds have performed in the past (before and after taxes), however, is not necessarily an indication of how the Funds will perform in the future. Total returns will vary between each Class of shares of a Fund due to differing fees and expenses.

The Class A annual total returns of each Fund presented in their respective bar chart do not reflect the effect of any sales charges. If sales charges were included, the returns would be lower. The average annual total returns of each Fund presented in their respective table do reflect the effect of the applicable sales charges. Effective January 7, 2008, the maximum initial sales charge on investments in Class A shares of less than $50,000 is 5.75%. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares. Although for all periods presented in the tables the Funds' Class C share returns do not reflect an initial sales charge, the actual returns for periods prior to June 4, 2007 would have been lower if a 1.00% maximum initial sales charge then in effect was incurred. Each Fund's bar chart and table assume that all dividends and capital gains distributions, if any, were reinvested.

Effective at the close of business on May 16, 2008, the Funds will no longer offer Class D shares. For additional information, see "Deciding Which Class of Shares to Buy--Class C or Class D."

After-tax returns presented in the tables are for Class A shares only. After-tax returns for Class B, Class C and Class D shares will vary due to differing fees and expenses. After-tax returns are calculated using the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts (IRAs). The returns after taxes on distributions and sale of Fund shares may be greater than other returns presented for the same periods due to tax benefits from losses realized on the sale of Fund shares.

From May 1, 2008 through April 30, 2009, with respect to each Fund, the Manager has contractually agreed to waive its investment management fee and/or reimburse Fund expenses to the extent that the sum of the "management fees" plus "other expenses" (but not including any 12b-1 fees) exceeds 0.40% per annum for the Aggressive Growth Fund and the Growth Fund and 0.25% per annum for the Moderate Growth Fund and the Balanced Fund of that Fund's average daily net assets. From May 1, 2009 through December 31, 2010, this expense limit is 0.75% per annum for each Fund. This expense limit also excludes a Fund's share of the expenses of the Underlying Funds in which it invests. Other fee waiver/expense reimbursement arrangements were in effect since the Funds commenced investment operations. Absent such fee waivers/expense reimbursements each of the Fund's returns would have been lower.

AGGRESSIVE GROWTH FUND - CALENDAR YEARS

CLASS A ANNUAL TOTAL RETURNS

                                    [CHART]


             Best quarter return: 21.05% - quarter ended 12/31/01.

            Worst quarter return: (22.44)% - quarter ended 9/30/01.

AVERAGE ANNUAL TOTAL RETURNS - PERIODS ENDED 12/31/07

                                                              ONE   FIVE     SINCE
                                                              YEAR  YEARS  INCEPTION*
-------------------------------------------------------------------------------------
CLASS A
-------------------------------------------------------------------------------------
Return before taxes                                           6.43% 17.12%    3.60%
-------------------------------------------------------------------------------------
Return after taxes on distributions                           5.25  16.78     3.26
-------------------------------------------------------------------------------------
Return after taxes on distributions and sale of Fund shares   5.15  15.06     2.99
-------------------------------------------------------------------------------------
CLASS B                                                       7.01  17.49     3.65
-------------------------------------------------------------------------------------
CLASS C                                                      11.01  17.70     3.44
-------------------------------------------------------------------------------------
CLASS D                                                      11.01  17.70     3.61
-------------------------------------------------------------------------------------
Dow Jones Aggressive Portfolio Index (Global Series)**        8.66  19.20     6.34***
-------------------------------------------------------------------------------------
Dow Jones Aggressive Portfolio Index (US Series)**            3.77  15.34     5.10***
-------------------------------------------------------------------------------------
Lipper Fund of Funds (Affiliated) Average**                   6.47  10.90     4.40
-------------------------------------------------------------------------------------
Lipper Multi-Cap Core Funds Average**                         6.43  13.33     4.21
-------------------------------------------------------------------------------------

-------------
 *Commencement of investment operations for Class A shares was 1/10/00. Class A share returns were computed from the commencement of investment operations. Class B, C and D shares were offered to the public on 1/10/00, but were first issued at various later dates. Total returns for Class B, C, and D shares of the Fund have been computed from the commencement of investment operations for Class A shares and incorporate the total return of Class A shares of the Fund from the commencement of investment operations through the initial issuance date of each of the other classes of shares, adjusted to reflect the higher expenses associated with the Administration, Shareholder Services and Distribution Plan for those classes that would have been incurred had they first been issued on the commencement of investment operations date. The total returns of Class B, C, and D shares from their individual initial issuance dates might be different, and may be lower, than those shown above. Initial issuance dates were as follows: Class B--4/24/00; Class C--2/8/00; and Class D--2/14/00.
**Each of the Dow Jones Aggressive Portfolio Index (Global Series) (the "DJ
  Aggressive Global Series") and the Dow Jones Aggressive Portfolio Index (US Series) (the "DJ Aggressive US Series") was designed to measure balanced and multi-asset-class portfolios with a risk profile that is set monthly at 100% of the current risk of an all-equity stock portfolio, except that the DJ Aggressive US Series excludes foreign securities. Dow Jones equity indices make up the stock component and Lehman Brothers indices make up the bond and cash components. The Aggressive Growth Fund allocates a portion of its assets to Underlying Funds that invest in foreign securities. The Manager has added the DJ Aggressive Global Series for comparison purposes because this index includes an allocation to foreign securities like the Aggressive Growth Fund. The Lipper Multi-Cap Core Funds Average includes funds that, by portfolio practice, invest in a variety of market capitalization ranges without concentrating 75% of their equity assets in any one market capitalization range over an extended period of time. Multi-cap funds typically have between 25% and 75% of their assets invested in companies with market capitalizations (on a three-year weighted basis) above 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index ($16.0 billion as of December 31, 2007). Multi-cap core funds typically have an average price-to-earnings ratio, price-to-book ratio, and three-year sales-per-share growth value, compared to the S&P SuperComposite 1500 Index. The Lipper Funds of Funds (Affiliated) Average measures the performance of funds that invest 80% or more of their assets in mutual funds that are managed by an affiliated investment manager. Lipper currently classifies the Fund as multi-cap core fund. The index and averages are unmanaged benchmarks that assume reinvestment of all distributions, if any, and exclude the effect of fees, taxes and sales charges. The index also excludes the effect of expenses. Investors cannot invest directly in an index or an average.
***From December 31, 1999.

GROWTH FUND

CLASS A ANNUAL TOTAL RETURNS - CALENDAR YEARS

                                    [CHART]
             Best quarter return: 19.18% - quarter ended 6/30/03.
            Worst quarter return: (21.37)% - quarter ended 9/30/01.

AVERAGE ANNUAL TOTAL RETURNS - PERIODS ENDED 12/31/07

                                                              ONE   FIVE     SINCE
                                                              YEAR  YEARS  INCEPTION*
-------------------------------------------------------------------------------------
CLASS A
-------------------------------------------------------------------------------------
Return before taxes                                           5.38% 16.45%    3.32%
-------------------------------------------------------------------------------------
Return after taxes on distributions                           3.83  16.04     2.95
-------------------------------------------------------------------------------------
Return after taxes on distributions and sale of Fund shares   4.97  14.47     2.75
-------------------------------------------------------------------------------------
CLASS B                                                       6.00  16.78     3.32
-------------------------------------------------------------------------------------
CLASS C                                                      10.00  16.99     3.29
-------------------------------------------------------------------------------------
CLASS D                                                      10.00  16.99     3.29
-------------------------------------------------------------------------------------
Dow Jones Aggressive Portfolio Index (Global Series)**        8.66  19.20     6.34***
-------------------------------------------------------------------------------------
Dow Jones Aggressive Portfolio Index (US Series)**            3.77  15.34     5.10***
-------------------------------------------------------------------------------------
Lipper Fund of Funds (Affiliated) Average**                   6.47  10.90     4.40
-------------------------------------------------------------------------------------
Lipper Multi-Cap Core Funds Average**                         6.43  13.33     4.21
-------------------------------------------------------------------------------------

-------------
 *Commencement of investment operations for Class A shares was 1/10/00. Class A share returns were computed from the commencement of investment operations. Class B, C and D shares were offered to the public on 1/10/00, but were first issued at various later dates. Total returns for Class B, C, and D shares of the Fund have been computed from the commencement of investment operations for Class A shares and incorporate the total return of Class A shares of the Fund from the commencement of investment operations through the initial issuance date of each of the other classes of shares, adjusted to reflect the higher expenses associated with the Administration, Shareholder Services and Distribution Plan for those classes that would have been incurred had they first been issued on the commencement of investment operations date. The total returns of Class B, C, and D shares from their individual initial issuance dates might be different, and may be lower, than those shown above. Initial issuance dates were as follows: Class B--3/21/00; Class C--1/18/00; and Class D--1/21/00.
**Each of the DJ Aggressive Global Series and the DJ Aggressive US Series was designed to measure balanced and multi-asset-class portfolios with a risk profile that is set monthly at 100% of the current risk of an all-equity stock portfolio, except that the DJ Aggressive US Series excludes foreign securities. Dow Jones equity indices make up the stock component and Lehman Brothers indices make up the bond and cash components. The Growth Fund allocates a portion of its assets to Underlying Funds that invest in foreign securities. The Manager has added the DJ Aggressive Global Series for comparison purposes because this index includes an allocation to foreign securities like the Growth Fund. The Lipper Multi-Cap Core Funds Average includes funds that, by portfolio practice, invest in a variety of market capitalization ranges without concentrating 75% of their equity assets in any one market capitalization range over an extended period of time. Multi-cap funds typically have between 25% and 75% of their assets invested in companies with market capitalizations (on a three-year weighted basis) above 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index ($16.0 billion as of December 31, 2007). Multi-cap core funds typically have an average price-to-earnings ratio, price-to-book ratio, and three-year sales-per-share growth value, compared to the S&P SuperComposite 1500 Index. The Lipper Funds of Funds (Affiliated) Average measures the performance of funds that invest 80% or more of their assets in mutual funds that are managed by an affiliated investment manager. Lipper currently classifies the Fund as multi-cap core fund. The index and averages are unmanaged benchmarks that assume reinvestment of all distributions, if any, and exclude the effect of fees, taxes and sales charges. The index also excludes the effect of expenses. Investors cannot invest directly in an index or an average.
***From December 31, 1999.

MODERATE GROWTH FUND

CLASS A ANNUAL TOTAL RETURNS - CALENDAR YEARS

                                    [CHART]

             Best quarter return: 15.69% - quarter ended 6/30/03.
            Worst quarter return: (19.09)% - quarter ended 9/30/01.

AVERAGE ANNUAL TOTAL RETURNS - PERIODS ENDED 12/31/07

                                                                   ONE   FIVE     SINCE
                                                                   YEAR  YEARS  INCEPTION*
------------------------------------------------------------------------------------------
CLASS A
------------------------------------------------------------------------------------------
Return before taxes                                                3.90% 14.35%    2.77%
------------------------------------------------------------------------------------------
Return after taxes on distributions                                2.95  13.87     2.25
------------------------------------------------------------------------------------------
Return after taxes on distributions and sale of Fund shares        2.87  12.36     2.09
------------------------------------------------------------------------------------------
CLASS B                                                            4.23  14.57     2.74
------------------------------------------------------------------------------------------
CLASS C                                                            8.23  14.80     2.75
------------------------------------------------------------------------------------------
CLASS D                                                            8.23  14.80     2.72
------------------------------------------------------------------------------------------
Dow Jones Moderately Aggressive Portfolio Index (Global Series)**  8.33  16.23     6.40***
------------------------------------------------------------------------------------------
Dow Jones Moderately Aggressive Portfolio Index (US Series)**      4.31  13.18     5.47***
------------------------------------------------------------------------------------------
Lipper Fund of Funds (Affiliated) Average**                        6.47  10.90     4.40
------------------------------------------------------------------------------------------
Lipper Multi-Cap Core Funds Average**                              6.43  13.33     4.21
------------------------------------------------------------------------------------------

-------------
 *Commencement of investment operations for Class A shares was 1/10/00. Class A share returns were computed from the commencement of investment operations. Class B, C and D shares were offered to the public on 1/10/00, but were first issued at various later dates. Total returns for Class B, C, and D shares of the Fund have been computed from the commencement of investment operations for Class A shares and incorporate the total return of Class A shares of the Fund from the commencement of investment operations through the initial issuance date of each of the other classes of shares, adjusted to reflect the higher expenses associated with the Administration, Shareholder Services and Distribution Plan for those classes that would have been incurred had they first been issued on the commencement of investment operations date. The total returns of Class B, C, and D shares from their individual initial issuance dates might be different, and may be lower, than those shown above. Initial issuance dates were as follows: Class B--2/18/00; Class C--3/6/00; and Class D--2/15/00.
**Each of the Dow Jones Moderately Aggressive Portfolio Index (Global Series) and the Dow Jones Moderately Aggressive Portfolio Index (US Series) was designed to measure balanced and multi-asset-class portfolios with a risk profile that is set monthly at 80% of the current risk of an all-equity stock portfolio, except that the Dow Jones Moderately Aggressive Portfolio Index (US Series) excludes foreign securities. Dow Jones equity indices make up the stock component, and Lehman Brothers indices make up the bond and cash components. The Moderate Growth Fund allocates a portion of its assets to Underlying Funds that invest in foreign securities. The Manager has added the Dow Jones Moderately Aggressive Portfolio Index (Global Series) for comparison purposes because this index includes an allocation to foreign securities like the Moderate Growth Fund. As of December 31, 2007, the subindex allocation of the Dow Jones Moderately Aggressive Portfolio Index was: 89.9% equity, 10.0% fixed income, and 0.1% cash. The Lipper Multi-Cap Core Funds Average includes funds that, by portfolio practice, invest in a variety of market capitalization ranges without concentrating 75% of their equity assets in any one market capitalization range over an extended period of time. Multi-cap funds typically have between 25% and 75% of their assets invested in companies with market capitalizations (on a three-year weighted basis) above 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index ($16.0 billion as of December 31, 2007). Multi-cap core funds typically have an average price-to-earnings ratio, price-to-book ratio, and three-year sales-per-share growth value, compared to the S&P SuperComposite 1500 Index. The Lipper Funds of Funds (Affiliated) Average measures the performance of funds that invest 80% or more of their assets in mutual funds that are managed by an affiliated investment manager. Lipper currently classifies the Fund as multi-cap core fund. The index and averages are unmanaged benchmarks that assume reinvestment of all distributions, if any, and exclude the effect of fees, taxes and sales charges. The index also excludes the effect of expenses. Investors cannot invest directly in an index or an average.
***From December 31, 1999.

BALANCED FUND

CLASS A ANNUAL TOTAL RETURNS - CALENDAR YEARS

                                    [CHART]

                 Best quarter: 10.66% - quarter ended 6/30/03.

            Worst quarter return: (14.13)% - quarter ended 9/30/01.

AVERAGE ANNUAL TOTAL RETURNS - PERIODS ENDED 12/31/07

                                                                ONE    FIVE     SINCE
                                                                YEAR   YEARS  INCEPTION*
----------------------------------------------------------------------------------------
CLASS A
----------------------------------------------------------------------------------------
Return before taxes                                            (2.37)%  9.01%    0.52%
----------------------------------------------------------------------------------------
Return after taxes on distributions                            (3.52)   8.25    (0.46)
----------------------------------------------------------------------------------------
Return after taxes on distributions and sale of Fund shares    (1.47)   7.37    (0.16)
----------------------------------------------------------------------------------------
CLASS B                                                        (2.25)   9.21     0.50
----------------------------------------------------------------------------------------
CLASS C                                                         1.75    9.49     0.49
----------------------------------------------------------------------------------------
CLASS D                                                         1.75    9.49     0.49
----------------------------------------------------------------------------------------
Dow Jones Moderate Portfolio Index (Global Series)**            8.02   13.28     6.49***
----------------------------------------------------------------------------------------
Dow Jones Moderate Portfolio Index (US Series)**                4.87   11.05     5.88***
----------------------------------------------------------------------------------------
Lipper Fund of Funds (Affiliated) Average**                     6.47   10.90     4.40
----------------------------------------------------------------------------------------
Lipper Mixed-Asset Target Allocation Moderate Funds Average**   5.34    9.56     4.36
----------------------------------------------------------------------------------------

-------------
 *Commencement of investment operations for Class A shares was 1/10/00. Class A share returns were computed from the commencement of investment operations. Class B, C and D shares were offered to the public on 1/10/00, but were first issued at various later dates. Total returns for Class B, C, and D shares of the Fund have been computed from the commencement of investment operations for Class A shares and incorporate the total return of Class A shares of the Fund from the commencement of investment operations through the initial issuance date of each of the other classes of shares, adjusted to reflect the higher expenses associated with the Administration, Shareholder Services and Distribution Plan for those classes that would have been incurred had they first been issued on the commencement of investment operations date. The total returns of Class B, C, and D shares from their individual initial issuance dates might be different, and may be lower, than those shown above. Initial issuance dates were as follows: Class B--2/17/00; Class C--1/18/00; and Class D--2/29/00.

**Each of the Dow Jones Moderate Portfolio Index (Global Series) and the Dow
  Jones Moderate Portfolio Index (US Series) was designed to measure balanced and multi-asset-class portfolios with a risk profile that is set monthly at 60% of the current risk of an all-equity stock portfolio, except that the Dow Jones Moderate Portfolio Index (US Series) excludes foreign securities. Dow Jones equity indices make up the stock component, and Lehman Brothers indices make up the bond and cash components. The Balanced Fund allocates a portion of its assets to Underlying Funds that invest in foreign securities. The Manager has added the Dow Jones Moderate Portfolio Index (Global Series) for comparison purposes because this index includes an allocation to foreign securities like with the Balanced Fund. As of December 31, 2007, the subindex allocation of the Dow Jones Moderate Portfolio Index was: 69.9% equity, 29.8% fixed income, and 0.3% cash. The Lipper Mixed-Asset Target Allocation Moderate Funds Average includes funds that, by portfolio practice, maintain a mix of between 40%-60% equity securities, with the remainder invested in bonds, cash, and cash equivalents. The Lipper Funds of Funds (Affiliated) Average measures the performance of funds that invest 80% or more of their assets in mutual funds that are managed by an affiliated investment manager. Lipper currently classifies the Fund as a mixed-asset target allocation moderate fund. The index and averages are unmanaged benchmarks that assume reinvestment of all distributions, if any, and exclude the effect of fees, taxes and sales charges. The index also excludes the effect of expenses. Investors cannot invest directly in an index or an average.

***From December 31, 1999.

Fees and Expenses of the Funds

The tables below summarize the fees and expenses that you may pay as a shareholder of each Fund. Each class of shares has its own sales charge schedule and is subject to different ongoing 12b-1 fees. Shareholder fees are charged directly to you. Annual fund operating expenses are deducted from a Fund's assets and are therefore paid indirectly by you and other investors in such Fund.

SHAREHOLDER FEES FOR EACH FUND:

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)                 CLASS A    CLASS B CLASS C CLASS D*
--------------------------------------------------------------------------------------------------------------
Total Maximum Sales Charge (Load)                                          5.75%         5%      1%       1%
--------------------------------------------------------------------------------------------------------------
  Maximum Sales Charge (Load) on Purchases
   (as a % of offering price)                                              5.75%/(1)/  none    none     none
--------------------------------------------------------------------------------------------------------------
  Maximum Contingent Deferred Sales Charge (Load) (CDSC) on Redemptions
   (as a % of original purchase price or current net asset value,
   whichever is less)                                                       none/(1)/    5%      1%       1%
--------------------------------------------------------------------------------------------------------------

-------------
(1)Certain investors who do not pay an initial sales charge (e.g., purchases of $1,000,000 or more, and purchases through certain retirement plans) may be subject to a 1% CDSC if shares are sold within 18 months of purchase.
* Effective at the close of business on May 16, 2008, Class D shares will no longer be available. For more details, please see "Deciding which Class of Shares to Buy--Class C or Class D".

With respect to the 12b-1 fees, under each Fund's 12b-1 plan, each Fund is authorized to pay 12b-1 fees equal to 0.25% for Class A shares and 1.00% for Class B shares, Class C shares and Class D shares. In addition, the Class A shares of the Underlying Funds in which each Fund will invest impose a 12b-1 fee of up to 0.25%. To avoid any duplication of the 12b-1 fees, the 12b-1 fees payable by each class of shares of a Fund will be reduced by an amount equal to the 12b-1 fees paid by the Class A shares of the Underlying Funds. The net amount is shown in the tables below.

AGGRESSIVE GROWTH FUND ANNUAL OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS):
(as a percentage of average net assets)

FEES AND EXPENSES                                                          CLASS A CLASS B CLASS C CLASS D
----------------------------------------------------------------------------------------------------------
Management fees                                                              0.10%   0.10%   0.10%   0.10%
----------------------------------------------------------------------------------------------------------
Distribution and/or service (12b-1) fees                                       --    0.75    0.75    0.75
----------------------------------------------------------------------------------------------------------
Other expenses/(2)/                                                          0.50    0.50    0.50    0.50
----------------------------------------------------------------------------------------------------------
Acquired fund (Underlying Fund) fees and expenses/(3)/                       1.70    1.70    1.70    1.70
----------------------------------------------------------------------------------------------------------
Total gross operating expenses/(1)(4)/                                       2.30    3.05    3.05    3.05
-------------
(1)Less: Fee waiver and/or expense reimbursement                            (0.20)  (0.20)  (0.20)  (0.20)
----------------------------------------------------------------------------------------------------------
Total net operating expenses/(4)/ (after fee waiver and/or reimbursement)    2.10    2.85    2.85    2.85
----------------------------------------------------------------------------------------------------------

(2)From May 1, 2008 through April 30, 2009, the Manager has contractually undertaken to waive its management fee and/or reimburse the Fund's expenses to the extent that the sum of the "management fee" plus "other expenses" (but not including any 12b-1 fees) exceeds 0.40% per annum of the Fund's average daily net assets. This fee waiver and/or expense reimbursement is reflected above in footnote (1). From May 1, 2009 through December 31, 2010, the expense limit described in this footnote is changed to 0.75% per annum of the Fund's average daily net assets.
(3)These are the fees and expenses incurred indirectly by Fund shareholders as a result of the Fund's investment in Underlying Funds. Certain expenses, including custodian expenses, registrar and transfer agent expenses, management fees, directors' fees, legal and auditing fees, and the cost of shareholder reports and registration fees are incurred at both the Fund level and by the Underlying Funds. An investor can avoid these expenses at the Fund level by investing directly in Underlying Funds.
(4)Total gross and net operating expenses reported here are different from the ratios of expenses to average net assets provided in the Financial Highlights section of this Prospectus because they include acquired fund (Underlying Fund) fees and expenses.

GROWTH FUND ANNUAL OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS):
(as a percentage of average net assets)

FEES AND EXPENSES                                                          CLASS A CLASS B CLASS C CLASS D
----------------------------------------------------------------------------------------------------------
Management fees                                                              0.10%   0.10%   0.10%   0.10%
----------------------------------------------------------------------------------------------------------
Distribution and/or service (12b-1) fees                                       --    0.75    0.75    0.75
----------------------------------------------------------------------------------------------------------
Other expenses/(2)/                                                          0.39    0.39    0.39    0.39
----------------------------------------------------------------------------------------------------------
Acquired fund (Underlying Fund) fees and expenses/(3)/                       1.70    1.70    1.70    1.70
----------------------------------------------------------------------------------------------------------
Total gross operating expenses/(1)(4)/                                       2.19    2.94    2.94    2.94
-------------
(1)Less: Fee waiver and/or expense reimbursement                            (0.09)  (0.09)  (0.09)  (0.09)
----------------------------------------------------------------------------------------------------------
Total net operating expenses/(4)/ (after fee waiver and/or reimbursement)    2.10    2.85    2.85    2.85
----------------------------------------------------------------------------------------------------------

(2)From May 1, 2008 through April 30, 2009, the Manager has contractually undertaken to waive its management fee and/or reimburse the Fund's expenses to the extent that the sum of the "management fee" plus "other expenses" (but not including any 12b-1 fees) exceeds 0.40% per annum of the Fund's average daily net assets. This fee waiver and/or expense reimbursement is reflected above in footnote (1). From May 1, 2009 through December 31, 2010, the expense limit described in this footnote is changed to 0.75% per annum of the Fund's average daily net assets.
(3)These are the fees and expenses incurred indirectly by Fund shareholders as a result of the Fund's investment in Underlying Funds. Certain expenses, including custodian expenses, registrar and transfer agent expenses, management fees, directors' fees, legal and auditing fees, and the cost of shareholder reports and registration fees are incurred at both the Fund level and by the Underlying Funds. An investor can avoid these expenses at the Fund level by investing directly in Underlying Funds.
(4)Total gross and net operating expenses reported here are different from the ratios of expenses to average net assets provided in the Financial Highlights section of this Prospectus because they include acquired fund (Underlying Fund) fees and expenses.

MODERATE GROWTH FUND ANNUAL OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS):
(as a percentage of average net assets)

FEES AND EXPENSES                                                          CLASS A CLASS B CLASS C CLASS D
----------------------------------------------------------------------------------------------------------
Management fees                                                              0.10%   0.10%   0.10%   0.10%
----------------------------------------------------------------------------------------------------------
Distribution and/or service (12b-1) fees                                       --    0.75    0.75    0.75
----------------------------------------------------------------------------------------------------------
Other expenses/(2)/                                                          0.35    0.35    0.35    0.35
----------------------------------------------------------------------------------------------------------
Acquired fund (Underlying Fund) fees and expenses/(3)/                       1.63    1.63    1.63    1.63
----------------------------------------------------------------------------------------------------------
Total gross operating expenses/(1)(4)/                                       2.08    2.83    2.83    2.83
-------------
(1)Less: Fee waiver and/or expense reimbursement                            (0.20)  (0.20)  (0.20)  (0.20)
----------------------------------------------------------------------------------------------------------
Total net operating expenses/(4)/ (after fee waiver and/or reimbursement)    1.88    2.63    2.63    2.63
----------------------------------------------------------------------------------------------------------

(2)From May 1, 2008 through April 30, 2009, the Manager has contractually undertaken to waive its management fee and/or reimburse the Fund's expenses to the extent that the sum of the "management fee" plus "other expenses" (but not including any 12b-1 fees) exceeds 0.25% per annum of the Fund's average daily net assets. This fee waiver and/or expense reimbursement is reflected above in footnote (1). From May 1, 2009 through December 31, 2010, the expense limit described in this footnote is changed to 0.75% per annum of the Fund's average daily net assets.
(3)These are the fees and expenses incurred indirectly by Fund shareholders as a result of the Fund's investment in Underlying Funds. Certain expenses, including custodian expenses, registrar and transfer agent expenses, management fees, directors' fees, legal and auditing fees, and the cost of shareholder reports and registration fees are incurred at both the Fund level and by the Underlying Funds. An investor can avoid these expenses at the Fund level by investing directly in Underlying Funds.
(4)Total gross and net operating expenses reported here are different from the ratios of expenses to average net assets provided in the Financial Highlights section of this Prospectus because they include acquired fund (Underlying Fund) fees and expenses.

BALANCED FUND ANNUAL OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS):
(as a percentage of average net assets)

FEES AND EXPENSES                                                          CLASS A CLASS B CLASS C CLASS D
----------------------------------------------------------------------------------------------------------
Management fees                                                              0.10%   0.10%   0.10%   0.10%
----------------------------------------------------------------------------------------------------------
Distribution and/or service (12b-1) fees                                       --    0.75    0.75    0.75
----------------------------------------------------------------------------------------------------------
Other expenses/(2)/                                                          0.61    0.61    0.61    0.61
----------------------------------------------------------------------------------------------------------
Acquired fund (Underlying Fund) fees and expenses/(3)/                       1.48    1.48    1.48    1.48
----------------------------------------------------------------------------------------------------------
Total gross operating expenses/(1)(4)/                                       2.19    2.94    2.94    2.94
-------------
(1)Less: Fee waiver and/or expense reimbursement.                           (0.46)  (0.46)  (0.46)  (0.46)
----------------------------------------------------------------------------------------------------------
Total net operating expenses/(4)/ (after fee waiver and/or reimbursement)    1.73    2.48    2.48    2.48
----------------------------------------------------------------------------------------------------------

(2)From May 1, 2008 through April 30, 2009, the Manager has contractually undertaken to waive its management fee and/or reimburse the Fund's expenses to the extent that the sum of the "management fee" plus "other expenses" (but not including any 12b-1 fees) exceeds 0.25% per annum of the Fund's average daily net assets. This fee waiver and/or expense reimbursement is reflected above in footnote (1). From May 1, 2009 through December 31, 2010, the expense limit described in this footnote is changed to 0.75% per annum of the Fund's average daily net assets.
(3)These are the fees and expenses incurred indirectly by Fund shareholders as a result of the Fund's investment in Underlying Funds. Certain expenses, including custodian expenses, registrar and transfer agent expenses, management fees, directors' fees, legal and auditing fees, and the cost of shareholder reports and registration fees are incurred at both the Fund level and by the Underlying Funds. An investor can avoid these expenses at the Fund level by investing directly in Underlying Funds.
(4)Total gross and net operating expenses reported here are different from the ratios of expenses to average net assets provided in the Financial Highlights section of this Prospectus because they include acquired fund (Underlying Fund) fees and expenses.

Examples of Each Fund's Expenses

These examples are intended to help you compare the costs of investing in each Fund with the costs of investing in other mutual funds. They assume that (1) you invest $10,000 in each Fund at the beginning of each period shown (and pay any applicable sales charge), (2) your investment in each Fund has a 5% return each year, and (3) each Fund's operating expenses (including the management fee and acquired fund (Underlying Fund) fees and expenses) are (1) the net operating expenses through December 31, 2010 (which reflect the applicable contractual expense reimbursement/fee waiver arrangement described above) and (ii) after December 31, 2010, the total gross operating expenses shown above. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                    AGGRESSIVE GROWTH FUND

                    If you sell your shares at the end of each period, your costs would be (including any applicable contingent deferred sales charges):

                                       1 YEAR     3 YEARS    5 YEARS    10 YEARS
                                       ------     -------    -------    --------
                    Class A             $776      $1,240     $1,736      $3,094
                    ---------------------------------------------------------------
                    Class B              788       1,230      1,802       3,225+
                    ---------------------------------------------------------------
                    Class C              388         930      1,602       3,399
                    ---------------------------------------------------------------
                    Class D              388         930      1,602       3,399
                    ---------------------------------------------------------------

                    AGGRESSIVE GROWTH FUND

                    If you do not sell your shares at the end of each period, your cost would be:

                                       1 YEAR     3 YEARS    5 YEARS    10 YEARS
                                       ------     -------    -------    --------
                    Class A             $776      $1,240     $1,736      $3,094
                    ---------------------------------------------------------------
                    Class B              288         930      1,602       3,225+
                    ---------------------------------------------------------------
                    Class C              288         930      1,602       3,399
                    ---------------------------------------------------------------
                    Class D              288         930      1,602       3,399
                    ---------------------------------------------------------------

                    GROWTH FUND

                    If you sell your shares at the end of each period, your costs would be (including any applicable contingent deferred sales charges):

                                       1 YEAR     3 YEARS    5 YEARS    10 YEARS
                                       ------     -------    -------    --------
                    Class A             $776      $1,221     $1,704      $3,030
                    ---------------------------------------------------------------
                    Class B              788       1,210      1,770       3,161+
                    ---------------------------------------------------------------
                    Class C              388         910      1,570       3,336
                    ---------------------------------------------------------------
                    Class D              388         910      1,570       3,336
                    ---------------------------------------------------------------

                    GROWTH FUND

                    If you do not sell your shares at the end of each period, your cost would be:

                                       1 YEAR     3 YEARS    5 YEARS    10 YEARS
                                       ------     -------    -------    --------
                    Class A             $776      $1,221     $1,704      $3,030
                    ---------------------------------------------------------------
                    Class B              288         910      1,570       3,161+
                    ---------------------------------------------------------------
                    Class C              288         910      1,570       3,336
                    ---------------------------------------------------------------
                    Class D              288         910      1,570       3,336
                    ---------------------------------------------------------------

                    MODERATE GROWTH FUND

                    If you sell your shares at the end of each period, your costs would be (including any applicable contingent deferred sales charges):

                                      1 YEAR    3 YEARS     5 YEARS    10 YEARS
                                      ------    -------     -------    --------
                    Class A            $755     $1,178      $1,638      $2,904
                    --------------------------------------------------------------
                    Class B             766      1,165       1,702       3,036+
                    --------------------------------------------------------------
                    Class C             366        865       1,502       3,213
                    --------------------------------------------------------------
                    Class D             366        865       1,502       3,213
                    --------------------------------------------------------------

                    MODERATE GROWTH FUND

                    If you do not sell your shares at the end of each period, your cost would be:

                                      1 YEAR    3 YEARS     5 YEARS    10 YEARS
                                      ------    -------     -------    --------
                    Class A            $755     $1,178      $1,638      $2,904
                    --------------------------------------------------------------
                    Class B             266        865       1,502       3,036+
                    --------------------------------------------------------------
                    Class C             266        865       1,502       3,213
                    --------------------------------------------------------------
                    Class D             266        865       1,502       3,213
                    --------------------------------------------------------------

                    BALANCED FUND

                    If you sell your shares at the end of each period, your costs would be (including any applicable contingent deferred sales charges):

                                      1 YEAR    3 YEARS     5 YEARS    10 YEARS
                                      ------    -------     -------    --------
                    Class A            $741     $1,186      $1,667      $2,990
                    --------------------------------------------------------------
                    Class B             751      1,173       1,732       3,122+
                    --------------------------------------------------------------
                    Class C             351        873       1,532       3,297
                    --------------------------------------------------------------
                    Class D             351        873       1,532       3,297
                    --------------------------------------------------------------

                    BALANCED FUND

                    If you do not sell your shares at the end of each period, your cost would be :

                                      1 YEAR    3 YEARS     5 YEARS    10 YEARS
                                      ------    -------     -------    --------
                    Class A            $741     $1,186      $1,667      $2,990
                    --------------------------------------------------------------
                    Class B             251        873       1,532       3,122+
                    --------------------------------------------------------------
                    Class C             251        873       1,532       3,297
                    --------------------------------------------------------------
                    Class D             251        873       1,532       3,297
                    --------------------------------------------------------------

-------------
+ Class B shares will automatically convert to Class A shares approximately eight years after purchase.

Questions and Answers About the Funds

Each Fund invests a percentage of its assets in the Underlying Funds based on two asset allocation strategies developed by the Manager: Seligman Time Horizon Matrix and Seligman Harvester. The following series of questions and answers is designed to explain these strategies, as well as how an investor may invest in the Funds to take advantage of them.

Q:WHAT IS SELIGMAN TIME HORIZON MATRIX?

A:Seligman Time Horizon Matrix is a multi-discipline strategy designed for investors seeking to manage market risk and build wealth over time. Each Fund invests in various combinations of the Underlying Funds. The allocation among the Underlying Funds is based on historical performance of various asset classes since 1950 and may be updated as the Manager deems appropriate. The foundation for this strategy is the historical observation that the relative risk of various asset classes changes over time. Based on this observation, the Manager believes that time, as well as asset allocation, can be used to diversify risk. Through its systematic investment approach that seeks to meet financial goals, Seligman Time Horizon Matrix seeks to manage the impact of market fluctuations. A basic premise of Seligman Time Horizon Matrix is to stay invested throughout market fluctuations rather than trying to time general market movements and avoid volatility by jumping in and out of various investments. As investment history has shown, it has been nearly impossible to time general market movements successfully on a consistent basis.

Q:WHAT IS SELIGMAN HARVESTER?

A:Seligman Harvester (which is incorporated in Seligman Time Horizon Matrix) is an income-withdrawal and asset allocation strategy. This strategy is designed for investors who need to withdraw income from accumulated assets, and who, therefore, may be more sensitive to the volatility of their investments. For example, if you withdraw a fixed amount of an investment in a down market, you deplete more capital than you would in an up market because you have to sell more of your investment to produce the desired withdrawal. Further, if the market rebounds, fewer assets will be left to take part in the upswing. The Seligman Harvester strategy seeks to reduce such risks through what the Manager believes is an appropriate allocation to historically less volatile asset classes. If you purchase the Balanced Fund and are seeking to withdraw income from this Fund, the Manager recommends that you consult a financial and/or tax advisor to develop an appropriate withdrawal strategy that includes, for example, such factors as your liquidity needs, other sources of income, and tax considerations.

Q:HOW WAS SELIGMAN TIME HORIZON MATRIX DEVELOPED?

A:Seligman Time Horizon Matrix is the result of extensive proprietary research by the Manager that examines the performance of different asset classes over various time periods. Although past performance of asset classes is not a guarantee of future results, the Manager believes that an analysis of historical performance can provide guidelines that help make prudent long-term investment decisions. The Manager's research shows that, historically, as time frames lengthen, market volatility and the relative risk among various asset classes have change.

  For example, small-capitalization stocks have been relatively volatile when compared with Treasury bills over a number of different one-year holding periods. However, when holding periods have been extended, the relative risk between small-capitalization stocks and Treasury bills has been more closely aligned. In fact, this research demonstrates that in any 20-year holding period since 1950 the worst performance of small-capitalization stocks surpassed the best performance of Treasury bills. Seligman Time Horizon Matrix is the result of similar comparisons among all the asset classes described in Appendix A over one-, five-, 10- and 20-year holding periods. Of course, past performance is not a guarantee of future results. Appendix B includes a chart that illustrates how the relative risk of the major asset classes historically has changed over different holding periods since 1950.

Q:HOW WAS SELIGMAN HARVESTER DEVELOPED?

A:Seligman Harvester also was developed through proprietary research conducted by the Manager. Using a sophisticated statistical technique to analyze asset class returns since 1950, this research tested different combinations of withdrawal strategies and asset allocations to assess the probability of conserving capital in down markets while realizing current income. Like Seligman Time Horizon Matrix, Seligman Harvester may be updated. One of the key design parameters for a Harvester portfolio was to develop an allocation that would have had no negative investment results over any five-year period since 1950. The Manager's research demonstrated that an asset allocation comprising equities (including real estate securities), fixed-income securities and US government securities was particularly effective in conserving capital over long time periods when used with certain withdrawal strategies. Under normal market conditions, the Balanced Fund intends to maintain an asset allocation that includes such asset classes.

Q:HOW DOES SELIGMAN TIME HORIZON MATRIX WORK?

A:Seligman Time Horizon Matrix provides specific portfolio recommendations for investors seeking to achieve investment goals over time frames ranging from 30 years to one year. Each portfolio represents investments in a different combination of certain Underlying Funds, which the Manager believes should correlate with the asset classes studied in its research. Annual research updates provide additional data that the Manager factors into its analysis, which is aimed solely at determining a prudent asset allocation, given the latest historical performance of asset classes, for seeking a specific investment goal over a specific time frame. Based on an analysis of its research, the Manager may make changes to the specific portfolio recommendations of Seligman Time Horizon Matrix and also to the allocation targets and ranges for each Fund's investments in the Underlying Funds. Because this continual analysis creates an ever-increasing collection of historical data, the Manager expects annual adjustments to the portfolio recommendations to be modest. However, the possibility does exist that extreme market volatility in any single year could significantly change the implications of long-term historical performance patterns in one or more asset classes. This could cause the Manager, in its judgment, to significantly revise at any time, including annually, a Fund's allocations among the Underlying Funds.

  The Balanced Fund serves as the end point of the Seligman Time
  Horizon/Harvester Series Matrix. As a result, the Matrix recommends 31 distinct portfolios--one for each year starting at Year 30 plus the Harvester portfolio. For a complete description of these annual portfolio recommendations, please see Appendix C.

  Seligman Time Horizon Matrix seeks to reduce an investor's portfolio volatility on an annual basis through "migration." Migration involves reallocating portfolio investments each year as you get closer to your investment goal from a more volatile to less volatile portfolio. The assets invested in the Funds will not migrate. Accordingly, an investment made in the Aggressive Growth Fund will remain in that Fund indefinitely until redeemed. Investors with investment time horizons other than 30, 20 or 10 years in the future, or those with less than 10 years to their investment goal but who are not ready to invest in the Balanced Fund, may consider investing in a combination of the Funds to seek to achieve their investment goal. For example, if your investment goal is 20 years away, you could allocate your investment among the ten individual Seligman mutual funds in the Seligman Time Horizon Matrix for the recommended 20-year portfolio. After one year, the Matrix suggests that you "migrate" the portfolio by shifting the relative weighting of each Underlying Fund to the recommended allocation of the Seligman Time Horizon Matrix 19-year portfolio. This process would continue each year in accordance with the recommendations in Seligman Time Horizon Matrix, until your portfolio matches the asset allocation recommended by Seligman Harvester. Using Seligman Time Horizon Matrix, an investor would not buy and hold the same portfolio from year to year. As discussed below, the Funds offer a simplified way to implement this strategy.

Q:HOW DOES EACH FUND BENEFIT FROM THE MANAGER'S RESEARCH?

A:The Aggressive Growth Fund, the Growth Fund and the Moderate Growth Fund each seek to implement an investment strategy based on Seligman Time Horizon Matrix by investing a specified percentage of their respective assets in various Underlying Funds. The Balanced Fund seeks to implement the Seligman Harvester asset allocation strategy also by investing a specified percentage of its assets in various Underlying Funds.

.. Aggressive Growth Fund: Under normal market conditions, this Fund invests in Underlying Funds to produce a portfolio that invests primarily in equity securities issued by both domestic and international companies, including those companies in emerging markets. The 100% weighting to equities is based on the Manager's research findings that show equities have been essential to overcome the effects of inflation and to benefit from compounding returns over long time frames, such as 30 years to investment goal. The specific equity allocations are weighted toward small- and medium- capitalization stocks because these asset classes have historically provided higher returns over longer time frames than large-capitalization stocks. The Manager includes international equity securities (including emerging market stocks) because it believes that the international equity asset class has the potential to provide competitive returns as well as diversification.

.. Growth Fund: Like the Aggressive Growth Fund, under normal market conditions, this Fund invests in Underlying Funds to produce a portfolio that invests primarily in domestic and international equities, including emerging market stocks. However, the allocations are more evenly weighted among small-, medium- and large-capitalization stocks to reflect the need for somewhat less volatility as compared with an investment in the Aggressive Growth Fund. Also, as compared with the Aggressive Growth Fund, the Manager has increased its allocation to real estate securities (e.g., REITs and non-US real estate companies). The Manager believes that an allocation to these securities can provide relative diversification, and reduce volatility in yield and market values. The proportion of the overall portfolio invested in any one of these asset classes is based on the Manager's research findings that show such asset classes have been essential to overcome the effects of inflation and to benefit from compounding returns over long time frames, such as 20 years to investment goal. The shift in favor of large-capitalization stocks includes established international companies that operate in developed markets. An investment in the equity securities of such companies offers the opportunity for growth of capital and diversification of risk without the volatility experienced by smaller companies in less-developed regions. The Manager believes that international equities, including emerging market stocks, have the potential to provide competitive returns as well as diversification.

.. Moderate Growth Fund: Under normal market conditions, this Fund invests 80% of its assets in Underlying Funds that invest primarily in domestic and international equities, 10% of its assets in one Underlying Fund that invests primarily in REITs and non-US real estate companies, and 10% of its assets in one Underlying Fund that invests primarily in high-yield fixed-income securities. The change in allocations as compared with an investment in the Growth Fund results from reducing the Moderate Growth Fund's exposure to small-capitalization and emerging market securities, and introducing high-yield securities. The Manager's research demonstrates that the reduction in small-capitalization and emerging markets securities has historically reduced volatility over 10-year holding periods. The allocation to high-yield securities is introduced because, in the Manager's opinion, a prudently managed high-yield securities fund--not individual high-yield securities--can provide relative diversification, stability and protection against significant loss of principal due to a single default.

.. Balanced Fund: Under normal market conditions, this Fund invests 55% of its assets in Underlying Funds that invest primarily in domestic and international equities, 15% of its assets in one Underlying Fund that invests primarily in equity REITs, 20% of its assets in Underlying Funds that invest primarily in fixed- income securities (high-yield securities and investment grade fixed income securities) and 10% of its assets in an Underlying Fund that invest primarily in cash, cash equivalents or US government securities. Key differences between the Balanced Fund and the Moderate Growth Fund include the elimination of domestic and international small-capitalization stocks and emerging markets securities (other than domestic REITs). This change reflects the Manager's opinion that these asset classes are too volatile and speculative for investors who wish to conserve their capital and generate an income stream. A second key difference between the Balanced Fund and the Moderate Growth Fund is an increase in the allocation to real estate securities, as well as a shift to domestic real estate companies. This change reflects the Manager's belief that real estate securities such as equity REITs can provide relative diversification and reduce volatility in yield and market values. In addition, the Manager believes that an investment in real estate securities is appropriate for the Balanced Fund because such an investment allows the Balanced Fund to benefit from a potential stream of income and because such an allocation has the potential for capital appreciation. A third difference is a 10% allocation to one Underlying Fund that invests primarily in investment grade fixed income securities. The Manager believes that investment grade fixed income securities can provide relative diversification, stability and current income. A fourth difference is a 10% allocation to Underlying Funds that invest in cash, cash equivalents or US government securities. The Manager believes that such an allocation can help protect against sudden market downturns that could erode capital, especially if they occur when income is withdrawn.

Q:CAN I TAKE FULL ADVANTAGE OF SELIGMAN TIME HORIZON MATRIX BY SIMPLY INVESTING
  IN THE FUNDS?

A:You may implement a Seligman Time Horizon Matrix asset allocation strategy by investing directly in the Funds rather than investing separately in each of the Underlying Funds. However, the Funds will not automatically "migrate" their investments under the process described above. Nevertheless, the Series is flexibly designed so that each Fund may be combined with another Fund to take full advantage of Seligman Time Horizon Matrix. You can begin at any point in Seligman Time Horizon Matrix by buying a combination of two Funds. For example, if your investment goal is 15 years away, you could invest 50% of your total investment in the Growth Fund and the other 50% of your total investment in the Moderate Growth Fund (subject to the required minimum account balance in each Fund).

  Similarly, migration can be accomplished by exchanging between each Fund within the Series or making additional investments in one or more of the Funds (subject to the required minimum account balance in each Fund). In the year following your initial investment described in the previous example, you could, through an exchange, allocate 40% of your investment to the Growth Fund and 60% to the Moderate Growth Fund. If you implemented on your own this reallocation process each year for five years, 100% of your assets would be invested in the Moderate Growth Fund. You could use a similar process to migrate from each of the other Funds (or combinations of the Funds) until you reach the Balanced Fund. You should be aware, however, that following a migration strategy by making exchanges between or among the Funds could result in short-term or long-term capital gains for federal income tax purposes that may not result if you did not implement this strategy.

Q:CAN I HOLD EACH FUND WITHIN THE SERIES FOR AS LONG AS I WANT?

A:Yes. You may hold a Fund for an extended period of time. To illustrate, an investor with an investment goal 20 years away may choose to invest in the Growth Fund and hold the Fund for 20 years. A "buy and hold" use of the Funds would provide an investor with a simple way to own one or more strategically diversified portfolios designed to seek to achieve specific investment objectives. For example, the Aggressive Growth Fund and the Growth Fund each can serve as a diversified growth portfolio for an investor seeking long-term capital appreciation. Similarly, the Moderate Growth Fund can be used by an investor seeking capital appreciation with less volatility than the Aggressive Growth Fund and the Growth Fund. Based on the Manager's research, buying and holding the Funds (other than the Balanced Fund) would subject your investment to greater portfolio volatility on an annual basis than if a migration strategy were implemented by you. For example, the volatility of the asset allocation in the Growth Fund historically has been far greater than the volatility of the asset allocation in the Balanced Fund, especially over holding periods of five years or less. Such a potential exposure to increased portfolio volatility may be particularly detrimental for an investor who is close to, or ready to realize, an investment goal.

Q:WHY SHOULDN'T I JUST INVEST IN THE UNDERLYING FUNDS DIRECTLY?

A:Investing in the Funds offers you the choice of turnkey convenience, simplicity and the benefits of the Manager's on-going research. For example, your statements will detail only the Fund or Funds you invest in, rather than all of the individual Underlying Funds. Moreover, by using cash flows and periodic adjustments, the Manager will seek to maintain an investment in each of the Underlying Funds that is within the range of targeted allocations. By contrast, if you choose to invest directly in the Underlying Funds and do not elect to have the Manager automatically rebalance or migrate your investment, you would have to make these adjustments yourself or risk having your actual allocations among the Underlying Funds deviate from the recommended allocation due to the different investment results over time of the Underlying Funds. Again, the assets you invest in the Funds will not automatically migrate. You should note, however, that certain retirement programs sponsored by the Manager offer automatic migration for investors who directly purchase shares of the Underlying Funds.

Additional Information About the Funds' Investment Strategies and Risks

As mentioned above, each Fund pursues its investment objective by investing a certain percentage of its assets in the Underlying Funds. Each Fund may also invest a portion of its net assets in US government securities or high-quality, short-term debt instruments. However, in order to maintain liquidity, to meet shareholder redemptions, or to respond to adverse market, economic, political or other conditions, each Fund may invest up to 100% of its assets in cash or cash equivalents. When a Fund's assets are invested in such investments, the Fund may not be achieving its investment objective(s).

A Fund may purchase or sell shares of the Underlying Funds, US government securities and high-quality, short-term debt instruments to: (a) accommodate purchases and sales of its shares; (b) adjust the percentages of its assets invested in each of the Underlying Funds, US government securities and high-quality, short-term debt instruments in response to economic, market or other conditions, as well as changes in Seligman Time Horizon Matrix; and (c) modify the allocation of its assets among the Underlying Funds, US government securities and high-quality, short-term debt instruments toward the asset allocation ranges and targets specified above.

As described above, under normal conditions, the Manager intends periodically to reallocate each Fund's investments in the Underlying Funds if a Fund's actual allocation is outside its current asset allocation ranges on the reallocation date. This process may generate net capital gains (including short-term capital gains that are generally taxed to investors at ordinary income tax rates) to investors in the Funds. The Manager will seek to minimize the realization of net capital gains by allocating both positive and negative cash flows (realized from purchases and sales of Fund shares) in a manner that periodically moves the actual positions in the Underlying Funds toward the asset allocation ranges and targets described above. However, the reallocation process may generate net capital gains for investors that are higher than the net capital gains ordinarily incurred by an investor through an asset allocation strategy that has broader investment ranges or an asset allocation strategy designed by the investor.

The Funds will indirectly bear the expenses associated with portfolio turnover of the Underlying Funds, a number of which have fairly high portfolio turnover rates (i.e., in excess of 100%). High portfolio turnover involves correspondingly greater expenses to an Underlying Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Investors in the Funds may also bear expenses directly or indirectly through sales of securities held by the Funds and the Underlying Funds that result in realization of ordinary income or taxable gains (including short-term capital gains, which are generally taxed to shareholders at ordinary income tax rates).

Except for its fundamental policy, each Fund may change its principal strategies if the Series' Board of Directors believes doing so is consistent with that Fund's objective(s). In addition, the Underlying Funds, US government securities and short-term debt instruments in which each Fund may invest, the target allocations and ranges, and the investments in each Underlying Fund may be changed from time to time without shareholder approval. However, each Fund's objective(s) and its fundamental policy may be changed only with shareholder approval.

Each Fund is subject to the risk that the asset allocation strategy used by the Manager may fail to produce the intended results. The historical data on which Seligman Time Horizon Matrix and Seligman Harvester are based involve performance of various asset classes. (See Appendix A.) Past performance, however, is not a guarantee of future performance. Moreover, the investments of the

Underlying Funds may differ significantly from the securities that comprise those asset classes, and there is a risk that the performance of the Underlying Funds will not be the same as the performance of those asset classes. Additionally, the allocation of each Fund's assets among the Underlying Funds is based on model portfolios recommended by Seligman Time Horizon Matrix and Seligman Harvester at a specific point in time. The Funds will not migrate their investments among the Underlying Funds in accordance with Seligman Time Horizon Matrix. As a result, an investment in one or more of the Funds may not produce the same results as an investment directly in the Underlying Funds according to Seligman Time Horizon Matrix and the migration process described above. An attempt by an investor to replicate Seligman Time Horizon Matrix may be unsuccessful and may result in expenses and taxes greater than other types of investments, including investments in other mutual funds.

A Fund may not be able to pay redemption proceeds within the period stated in the Prospectus because of unusual market or other conditions or an unusually high volume of redemption requests.

There is no guarantee that investors will realize their investment goals by investing in one or more of the Funds. Investors should carefully consider the risks and tax consequences involved with an investment in one or more of the Funds.

A more complete description of the risks associated with the investment practices of the Underlying Funds is provided under "Principal Risks of the Underlying Funds" in this Prospectus, "Investment Strategies and Risks" in the Statement of Additional Information to this Prospectus and "Principal Risks" in each Underlying Fund's Prospectus. The SAI and the Prospectuses for the Underlying Funds are incorporated by reference into this Prospectus and are available free of charge by telephoning 1-800-221-2450.

Management

The Board of Directors of the Series provides broad supervision over the affairs of each Fund.

J. & W. Seligman & Co. Incorporated, 100 Park Avenue, New York, New York 10017, is the manager of each Fund. The Manager is responsible for each Fund's investments and administers each Fund's business and other affairs.

Established in 1864, the Manager currently serves as manager to 22 US registered investment companies, which offer 59 investment portfolios with approximately $10.1 billion in assets as of March 31, 2008. Seligman also provides investment management or advice to institutional or other accounts having an aggregate value at March 31, 2008 of approximately $7.8 billion.

In managing the Funds, the Manager will have the authority to select and substitute Underlying Funds, subject to each Fund's investment objectives and policies. This will subject the Manager to conflicts of interest in allocating each Fund's assets among the various Underlying Funds because the fees payable to the Manager and/or its affiliates by some Underlying Funds are higher than those payable by other Underlying Funds and because the Manager and its affiliates are also responsible for managing, and receiving fees from, the Underlying Funds. The Manager is also subject to a conflict because it will not receive a fee for assets of the Funds invested directly in US government securities and short-term debt instruments.

Each Fund pays the Manager a management fee for its advisory services. This fee is equal to an annual rate of 0.10% of each Fund's average daily net assets. In addition to the management fees assessed by each of the Funds, investors will indirectly bear the management fees charged by the Underlying Funds. However, no management fees, other than the management fee paid by the Funds, will be charged on each Fund's investment directly in individual US government securities and short-term debt instruments. This will result in an investor paying higher overall fees than if the investor purchased the Underlying Funds directly. For a description of the management fees charged by each of the Underlying Funds, please see the information contained under the caption "Management" in each Underlying Fund's prospectus, each of which is incorporated by reference into this Prospectus and is available free of charge by telephoning 1-800-221-2450. The Manager is waiving its investment management fee and reimbursing certain expenses in order to limit such expenses. See "Past Performance of Funds" and "Fees and Expenses of the Funds."

A discussion regarding the basis for the Series' Board of Directors' approval of the continuance of the investment management agreement between the Series (on behalf of the Funds) and the Manager is available in the Series' Annual Report, dated December 31, 2007.

PORTFOLIO MANAGEMENT

Mr. Charles W. Kadlec is Vice President and Portfolio Manager of the Fund since its inception. Mr. Kadlec is a Managing Director and Director of the Manager. He is also President and a Director of Seligman Advisors, Inc. and Seligman Services, Inc., and is responsible for overseeing the business operations of each. Mr. Kadlec is the architect of several investment strategies, chief among them Seligman Time Horizon Matrix and Seligman Harvester. He is also Vice President of Tri-Continental Corporation and Vice President and Co-Portfolio Manager of Seligman TargetHorizon ETF Portfolios, Inc.

Mr. Kadlec joined the Manager in December 1985 and has since held various positions. In 1997, he became Chief Investment Strategist for Seligman Advisors, Inc. and in 2002 assumed additional responsibilities as the Director of High NetWorth Marketing. In 2004, he became Executive Vice President of Seligman Advisors, Inc. and assumed his current position with Seligman Advisors, Inc. in January 2005.

Mr. Gary Terpening provides assistance in managing the Funds through his research and contributions to investment decisions with respect to the design of the overall asset allocations. Mr. Terpening is Senior Vice President of the Manager and Seligman Advisors, Inc.

The Series' Statement of Additional Information provides additional information about the compensation of the individuals named above (the "Portfolio Managers"), other accounts managed by the Portfolio Managers, and the Portfolio Managers' ownership of securities of the Funds.


AFFILIATES OF THE MANAGER:
Seligman Advisors, Inc. ("Seligman Advisors"):
Each Fund's distributor; responsible for accepting orders for purchases and sales of Fund shares.

Seligman Services, Inc.:
A limited purpose broker/dealer; acts as the broker/dealer of record for shareholder accounts that do not have a designated broker or financial advisor.

Seligman Data Corp. ("SDC"):
Each Fund's shareholder service agent; provides shareholder account services to the Fund at cost.

REGULATORY MATTERS

In late 2003, J. & W. Seligman & Co. Incorporated (Seligman) conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the "Seligman Funds"); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the Securities and Exchange Commission (the "SEC") and the Office of the Attorney General of the State of New York ("NYAG").

In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, SDC and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit.

Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman Funds. If the NYAG obtains injunctive relief, Seligman and its affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies.

Seligman does not believe that the foregoing legal action or other possible actions will have a material adverse impact on Seligman or its clients, including the Seligman Funds and other investment companies managed by it; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

The Underlying Funds

Investment Objectives and Principal Strategies of the Underlying Funds

Each Fund invests a substantial portion of its assets in the Underlying Funds. Accordingly, each Fund's performance depends upon a favorable allocation among the Underlying Funds as well as the ability of the Underlying Funds to meet their objective(s). There can be no assurance that the investment objective(s) of any Underlying Fund will be achieved. SHARES OF THE UNDERLYING FUNDS ARE NOT OFFERED BY THIS PROSPECTUS.

Each Underlying Fund has its own investment objective(s) and principal strategies. In addition, each Underlying Fund may, from time to time, take temporary defensive positions that are inconsistent with its principal strategies in seeking to minimize extreme volatility caused by adverse market, economic, political, or other conditions. This could prevent a Fund from achieving its objective(s).

Except for each Underlying Fund's fundamental policies, each Underlying Fund may change its principal strategies if that Underlying Fund's Board of Directors or Trustees believes doing so is consistent with the Underlying Fund's objective(s). Other than the Global Real Estate Fund (which requires only its Board's approval), each Underlying Fund's investment objective(s) and its fundamental policies may be changed only with approval of that Underlying Fund's shareholders.

Each Underlying Fund may actively and frequently trade securities in its portfolio to carry out its principal strategies. A high portfolio turnover rate increases transaction costs, which may increase each Underlying Fund's expenses and, therefore, each Fund's expenses. There may also be adverse tax consequences for investors (such as the Funds) in each Underlying Fund due to an increase in net short-term capital gains.

The table below summarizes the investment objective(s) and primary investments of the Underlying Funds. For a description of the principal strategies of the Underlying Funds, please see "Investment Objectives/Principal Strategies" in each Underlying Fund's Prospectus, each of which is incorporated by reference into this Prospectus and is available free of charge by telephoning 1-800-221-2450.

                               INVESTMENT
UNDERLYING FUND                OBJECTIVE(S)                     PRIMARY INVESTMENTS
----------------------------------------------------------------------------------------------------------------------
Seligman Capital Fund          Capital appreciation             Common stock of medium-sized US companies
----------------------------------------------------------------------------------------------------------------------
Seligman Cash Management Fund  Preservation of capital and      US dollar-denominated high-quality money
                               maximization of liquidity and    market instruments, including obligations of the US
                               current income                   Treasury, its agencies or instrumentalities,
                                                                obligations of domestic and foreign banks (such as
                                                                certificates of deposit and fixed time deposits),
                                                                commercial paper and short-term corporate debt
                                                                securities, and repurchase agreements with respect to
                                                                these types of instruments
----------------------------------------------------------------------------------------------------------------------
Seligman Common Stock Fund     Total return through a           Common stock of larger companies diversified among a
                               combination of capital           number of industries
                               appreciation and current income
----------------------------------------------------------------------------------------------------------------------
Seligman Communications and    Capital gain                     Common stock of companies operating in the
 Information Fund                                               communications, information and related industries
----------------------------------------------------------------------------------------------------------------------

                                          INVESTMENT
UNDERLYING FUND                           OBJECTIVE(S)
-------------------------------------------------------------------------------
Seligman Core Fixed                       High current income consistent
 Income Fund                              with prudent exposure to risk and,
                                          secondly, capital appreciation
-------------------------------------------------------------------------------
Seligman Frontier Fund                    Growth of capital. Income may be
                                          considered but is incidental to the
                                          Fund's investment objective
-------------------------------------------------------------------------------
Seligman Growth Fund                      Long-term capital appreciation

-------------------------------------------------------------------------------
Seligman Emerging Markets Fund            Long-term capital appreciation

-------------------------------------------------------------------------------
Seligman Global Smaller                   Long-term capital appreciation
 Companies Fund
-------------------------------------------------------------------------------
Seligman High-Yield Fund                  High level of current income and
                                          may also consider the potential
                                          for capital appreciation consistent
                                          with prudent investment
                                          management
-------------------------------------------------------------------------------
Seligman International Growth Fund        Long-term capital appreciation

-------------------------------------------------------------------------------
Seligman Large-Cap Value Fund             Long-term capital appreciation



-------------------------------------------------------------------------------
Seligman LaSalle Global                   Total return through a
 Real Estate Fund                         combination of current income
                                          and long-term capital appreciation



-------------------------------------------------------------------------------
Seligman LaSalle Monthly Dividend         High current income. Capital
 Real Estate Fund                         appreciation is a secondary
                                          objective


-------------------------------------------------------------------------------
Seligman Smaller-Cap Value Fund           Long-term capital appreciation

-------------------------------------------------------------------------------
Seligman U.S. Government Securities Fund  High level of current income consistent with prudent
                                          investment risk


-------------------------------------------------------------------------------

UNDERLYING FUND                           PRIMARY INVESTMENTS
------------------------------------------------------------------------------------------------------
Seligman Core Fixed                       Investment grade fixed-income securities of any duration
 Income Fund

------------------------------------------------------------------------------------------------------
Seligman Frontier Fund                    Common stock of small US companies


------------------------------------------------------------------------------------------------------
Seligman Growth Fund                      Common stock of large US companies, selected for their
                                          growth prospects
------------------------------------------------------------------------------------------------------
Seligman Emerging Markets Fund            Common stock of companies that conduct their principal
                                          business activities in emerging markets
------------------------------------------------------------------------------------------------------
Seligman Global Smaller                   Common stock of smaller US and non-US companies
 Companies Fund
------------------------------------------------------------------------------------------------------
Seligman High-Yield Fund                  Non-investment grade, high-yield securities (many of
                                          which are commonly known as "junk bonds")



------------------------------------------------------------------------------------------------------
Seligman International Growth Fund        Common stock of medium to large companies in the
                                          principal international markets
------------------------------------------------------------------------------------------------------
Seligman Large-Cap Value Fund             Common stock of "value" companies (i.e., those
                                          companies believed by the Manager to be undervalued
                                          either historically, by the market, or by their peers) with large market capitalization at the time of purchase
------------------------------------------------------------------------------------------------------
Seligman LaSalle Global                   Concentrates its investments in the real estate industry,
 Real Estate Fund                         investing under normal market conditions at least 80% of
                                          its net assets in equity and equity-related securities
                                          issued by global real estate companies such as US
                                          real estate investment trusts (REITs) and similar
                                          entities outside the US
------------------------------------------------------------------------------------------------------
Seligman LaSalle Monthly Dividend         Concentrates its investments in the real estate industry,
 Real Estate Fund                         investing under normal circumstances at least 80% of its
                                          net assets in equity and equity-related securities issued
                                          by real estate companies, such as real estate investment
                                          trusts
------------------------------------------------------------------------------------------------------
Seligman Smaller-Cap Value Fund           Common stock of "value" companies with smaller market
                                          capitalization at the time of purchase
------------------------------------------------------------------------------------------------------
Seligman U.S. Government Securities Fund  US government securities which are debt securities issued or guaranteed by the U.S. government, its
                                          agencies or instrumentalities, or government sponsored
                                          enterprises. These securities may or may not be backed
                                          by the full faith and credit of the US government
------------------------------------------------------------------------------------------------------

Principal Risks of the Underlying Funds

The following summarizes the principal risks associated with investments in the Underlying Funds. The summary is not intended to be exhaustive.

There can be no assurance that the investment objective(s) of any of the Underlying Funds will be achieved. Each Underlying Fund's investments (both equity and fixed-income) may be affected by the broad investment environment in the US or international securities markets, which is influenced by, among other things, interest rates, inflation, politics, fiscal policy, and current events. You may experience a decline in the value of your investment, and you could lose money if you sell your shares at a price lower than you paid for them.

An investment in the Underlying Funds (including the Seligman Cash Management
Fund) is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The US government does not guarantee the market value or the current yield of government securities. Each Underlying Fund's net asset value, yield (if applicable) and total return will fluctuate and are not guaranteed by the US government. Although the Seligman Cash Management Fund seeks to preserve the value of an investment at $1.00 per share, it is possible that a Fund will lose money by investing in this Underlying Fund.

Certain of the Underlying Funds may actively and frequently trade securities in their respective portfolios to carry out their respective strategies. A high portfolio turnover rate increases transaction costs which may increase each such Fund's expenses and lower yield. Frequent and active trading may cause adverse tax consequences for investors (such as the Funds) in the Underlying Funds due to an increase in short-term capital gains.

EQUITY-RELATED RISKS

The following risks relate to investments in equity securities, including common stocks, securities convertible into common stocks, options and warrants. The Aggressive Growth Fund and the Growth Fund will invest most or all of their assets in Underlying Funds investing primarily in equity securities. The Moderate Growth Fund and the Balanced Fund will invest a substantial portion of their assets in Underlying Funds investing primarily in equity securities.

Securities of Larger-Capitalization Companies--Certain of the Underlying Funds invest in the stocks of large-capitalization companies. Stocks of large-capitalization companies have at times experienced periods of volatility and negative performance. During such periods, the value of large-capitalization stocks may decline. This could adversely affect these Underlying Funds' performance.

Securities of Smaller-Capitalization Companies--Certain of the Underlying Funds invest in the stocks of smaller-capitalization companies. Investments in smaller-capitalization companies typically involve greater risks than investments in larger-capitalization companies. Small-capitalization companies, as a whole, may have shorter operating histories, less experienced management and limited product lines, markets and financial and managerial resources. In addition, such companies may be thinly traded and therefore subject to greater price volatility. Also, such companies may be more vulnerable than larger-capitalization companies to adverse business or economic developments.

Securities of Mid-Capitalization Companies--Certain Underlying Funds invest in the stocks of mid-capitalization companies. These companies, to certain degrees, are subject to the risks associated with investments in large-capitalization companies and small-capitalization companies, each as described above.

Sector Volatility--Certain Underlying Funds may invest more heavily in certain industries or sectors believed to offer good investment opportunities. If any of these industries or sectors fall out of favor, performance may be negatively affected.

Seligman Communications and Information Fund concentrates its investments in companies in the communications, information and related industries. Therefore, it may be susceptible to factors affecting these industries and its net assets may fluctuate more than a fund that invests in a wider range of industries. In addition, the rapid pace of change within many of these industries tends to create a more volatile operating environment than in other industries.

Foreign Securities--Certain Underlying Funds invest in securities of foreign issuers. These securities involve risks not associated with US investments, including settlement risks, currency fluctuation, local withholding and other taxes, different financial reporting practices and regulatory standards, high costs of trading, changes in political conditions, expropriation, investment and repatriation restrictions and settlement and custody risks.

Emerging Markets Securities--Certain Underlying Funds invest in securities of issuers located in emerging countries. Emerging countries may have relatively unstable governments, economies based on less diversified industrial bases and securities markets that trade a smaller number of securities. Companies in emerging markets are often smaller, less seasoned and more recently organized than many US companies.

REAL ESTATE-RELATED RISKS

Risks of Real Estate Investments and REITs--Certain Underlying Funds invest in securities issued by real estate companies (including REITs and non-US entities tax and/or structured similar to REITs) and these may be subject to the risks associated with the direct ownership of real estate. These risks include declines in the value of real estate; risks related to general and local economic conditions; possible lack of availability of mortgage funds or other capital; overbuilding; lack of completion of developments or delays in completion; extended vacancies of properties; increased competition; increases in property taxes and operating expenses; changes in zoning laws or other government regulations; costs resulting from the clean-up of, and legal liability to third parties for damages resulting from, environmental problems; casualty or condemnation losses; limitations on, or unavailability of, insurance on favorable economic terms; limitations on rents; changes in neighborhood values and the appeal of properties to tenants; tenant bankruptcies and other credit problems; changes in valuation due to the impact of terrorist incidents on a particular property or area, or on a segment of the economy; uninsured damages, including those arising from floods, earthquakes or other natural disasters or from acts of war or terrorism; changes in interest rates; and legal, cultural or technological developments.

These risks, including the perception that these risks may materialize, could contribute to a decline in dividends received and paid by an Underlying Fund and a decline in the value of its investments and, consequently, its share price. To the extent that an Underlying Fund's investments are concentrated in particular geographical regions or types of real estate companies, it may be subject to certain of these risks to a greater degree.

The above factors may also adversely affect a borrower's or a lessee's ability or willingness to meet its obligations to the REIT. In the event of a default by a borrower or lessee, the REIT may suffer losses, experience delays in enforcing its rights as a mortgagee or lessor and incur substantial costs associated with protecting its investments.

Equity REITs (those REITs that invest a majority of their assets in real property and derive their income primarily from rents) may be affected by changes in the value of the underlying property owned by the trusts, while mortgage REITs (those

REITs that invest a majority of their assets in real estate mortgages and derive their income primarily from interest payments) may be affected by the quality of any credit extended, interest rates and refinancings. Further, REITs are dependent upon management skills and generally may not be diversified. As a result, performance of any REIT holdings ultimately depends on the types of real property in which the REITs invest and how well the property is managed. REITs are also subject to heavy cash flow dependency. REITs could possibly fail to qualify for tax free pass-through of income under the Internal Revenue Code of 1986, as amended, or to maintain their exemptions from registration under the Investment Company Act of 1940, as amended. Any such failure by a REIT held by an Underlying Fund could adversely affect the value of an investment in such Underlying Fund.

REITs have ongoing operating fees and expenses, which may include management, advisory and administration fees or expenses. These fees and expenses are borne by REIT shareholders, including an Underlying Fund.

Interest Rate Risk--Because investors generally look to real estate companies for a stream of income, the prices of real estate company shares may be more sensitive to changes in interest rates than are other equity securities.

FIXED-INCOME-RELATED RISKS

The following risks relate to investments in fixed-income securities, including bonds, notes and mortgage-backed securities. The Moderate Growth Fund and the Balanced Fund will invest a significant portion of their assets in Underlying Funds that invest primarily in fixed-income securities.

Credit risk--The fixed-income securities of Underlying Funds may deteriorate in quality to such an extent that its rating is downgraded or its market value declines relative to comparable securities. Credit risk also includes the risk that an issuer of fixed-income securities would not be able to make interest and/or principal payments. If the Underlying Fund holds securities that have been downgraded, or that default on payment, its performance could be negatively affected.

Ratings by Fitch Ratings, Moody's Investors Services and Standard & Poor's Ratings Services are generally accepted measures of credit risk. However, these ratings have limitations. The rating of an issuer is based heavily on past developments and does not necessarily reflect probable future condition. Frequently there is a lag between the time the rating is assigned and the time it is updated. In addition, there may be varying degrees of difference in credit risk of securities within each rating category.

Market risk--Fixed-income securities in which the relevant Underlying Funds invest are traded principally by dealers in the over-the-counter market. Each Underlying Fund's ability to sell securities it holds depends on the willingness and ability of market participants to provide bids that reflect current market levels. Adverse market conditions could reduce the number of ready buyers.

Interest-Rate Risk--Generally, as interest rates rise, the value of fixed-income securities will decline. Conversely, if interest rates decline, the value of these securities will increase. This effect of interest rates is usually greater for longer-term securities. Longer-term securities generally tend to produce higher yields but are subject to greater market fluctuations as a result of changes in interest rates than fixed-income securities with shorter maturities.

Additionally, when interest rates are falling, the inflow of new money into the relevant Underlying Funds from their sale of shares will likely be invested in securities producing lower yields than the balance of the Underlying Fund's assets, reducing the current yield of the Underlying Fund. In periods of rising interest rates, the opposite may be true. Certain Underlying Funds may invest in securities that are not guaranteed by the US government. These securities may have increased credit risk, including, but not limited to, the risk of non-payment of principal or interest. Certain

Underlying Funds may invest in securities backed by the full faith and credit of the US government. These securities are considered among the safest of fixed-income investments. However, the market value of such securities (and the market value of those securities not guaranteed by the US government), like those of other debt securities, will fluctuate with changes, real or anticipated, in the level of interest rates. Additionally, its yield will vary based on the yield of its portfolio securities.

High-Yield Securities--Certain Underlying Funds invest in higher-yielding, higher-risk, medium- and lower-quality securities ("High-Yield Securities") that are subject to greater risk of loss of principal and income than higher-rated bonds and notes and are considered to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. High-Yield Securities can be and have been subject to higher volatility in yield and market value than securities of higher quality. The net asset value, yield and total return of Underlying Funds that invest in High-Yield Securities will fluctuate with fluctuations in these individual securities.

An economic downturn or a general fall in the price level (deflation) could adversely impact issuers' ability to pay interest and repay principal and could result in issuers defaulting on such payments. The value of High-Yield Securities will be affected by market conditions relating to changes in prevailing interest rates. However, the value of these securities is also affected by investors' perceptions. When economic conditions appear to be deteriorating, these securities may decline in market value due to investors' heightened concerns and perceptions over credit quality.

Certain High-Yield Securities are traded principally by dealers in the over-the-counter market. The market for these securities may be less active and less liquid than for higher-rated securities. Under adverse market, economic or other conditions, the secondary market for these securities could contract further, causing Underlying Funds that invest in these securities difficulties in valuing and selling their securities.

Mortgage-Backed Securities--Certain Underlying Funds invest in mortgage-backed securities. These securities may benefit less than other fixed-income securities from declining interest rates because of the risk of prepayment. Mortgage prepayments generally increase during a period of declining interest rates. Prepayments increase the cash amounts available to these Underlying Funds for investment and these amounts would have to be reinvested at lower interest rates. In addition, prepayments on underlying mortgages result in a loss of anticipated interest, and, therefore, the actual yield to these Underlying Funds may be different from the quoted yield on the securities. As a result, when interest rates are declining, mortgage-backed securities may not increase as much as other fixed-income securities of comparable maturities, although they may have a similar risk of decline when interest rates rise.

Shifts in the market's perception of credit quality on securities backed by commercial and residential mortgage loans and other financial assets may result in increased volatility of market price and periods of illiquidity that can negatively impact the valuation of certain issuers held by the Portfolio. The value and related income of these securities is sensitive to changes in economic conditions, including delinquencies and/or defaults.

Foreign Securities--Certain Underlying Funds invest in fixed-income securities of foreign issuers. These securities involve risks not associated with US investments, including settlement risks, currency fluctuation, local withholding and other taxes, different financial reporting practices and regulatory standards, high costs of trading, changes in political conditions, expropriation, investment and repatriation restrictions and settlement and custody risks.

"Zero-Coupon" and "Pay-in-Kind" Securities--Certain Underlying Funds may purchase "zero- coupon" and "pay-in-kind" securities. These securities may be subject to greater fluctuations in value because they tend to be more speculative than income-bearing securities. Fluctuations in the market prices of these securities will result in corresponding fluctuations and volatility in the net asset value of the shares of these Underlying Funds.

When-Issued or Forward Commitment Securities-- Certain Underlying Funds may invest in securities on a when-issued or forward commitment basis, in which case delivery and payment take place after the date of the commitment to purchase the securities. Because the price to be paid and the interest rate that will be received on the securities are each fixed at the time these Underlying Funds enter into the commitment, there is a risk that yields available in the market when delivery takes place may be higher than the yields obtained on the securities. This would tend to reduce the value of these securities. In addition, the market value of these securities may fluctuate between the time these Underlying Funds commit to purchase the securities and the time of delivery of the securities.

OTHER RISKS

Concentrated Portfolios--Certain Underlying Funds (e.g., Seligman Smaller-Cap Value Fund and Seligman Large-Cap Value Fund) hold securities of a small number of issuers. Consequently, if one or more of the securities held in each of their portfolios declines in value or underperforms relative to the market, it may have a greater impact on that Underlying Fund's performance than if the Underlying Fund held securities of a greater number of issuers. Each of these Underlying Funds may experience more volatility, especially over the short-term, than a fund with a greater number of holdings.

Exchange-Traded Funds--Certain of the Underlying Funds invest in exchange-traded funds ("ETFs"). If an Underlying Fund invests in ETFs, shareholders would bear not only the Underlying Fund's expenses (including operating expenses and advisory fees), but also similar expenses of the ETFs, and the Underlying Fund's return will therefore be lower.

Illiquid Securities and Derivatives--Certain Underlying Funds invest in illiquid securities. Certain Underlying Funds may invest in derivatives, including, but not limited to, options, equity-linked securities, futures, swap agreements, options on futures and currencies, and currency forwards. These investments involve higher risk and subject the Underlying Funds to higher price volatility.

Non-Diversified Risk--Certain Underlying Funds are classified as
"non-diversified". This means that such an Underlying Fund may invest most of its assets in securities issued by or representing a small number of companies. As a result, such an Underlying Fund may be more susceptible to risks associated with these particular companies, or to a single economic, political or regulatory occurrence affecting these companies.

Repurchase Agreements--The Underlying Funds may invest in repurchase agreements. Repurchase agreements could involve certain risks in the event of default by the seller, including possible delays and expenses in liquidating the securities underlying the agreement, decline in the value of the underlying securities and loss of interest.

Portfolio Turnover Risk--The Underlying Funds may actively and frequently trade securities in their respective portfolios to carry out their principal strategies. A high portfolio turnover rate increases transaction costs which may increase the Underlying Fund's expenses, and lower their return/yield, which would indirectly impact the Funds. Frequent and active trading may cause adverse tax consequences for investors in an Underlying Fund (such as the Funds) due to an increase in short-term capital gains.

For a more complete description of such risks, please refer to the Series' SAI and "Principal Risks" section in each Underlying Fund's Prospectus, each of which is incorporated herein by reference and is available free of charge by telephoning 1-800-221-2450.

Shareholder Information

Deciding Which Class of Shares to Buy

Each of the Funds' Classes represent an interest in the same portfolio of investments. However, each Class has its own sales charge schedule, and its ongoing 12b-1 fees may differ from other Classes. When deciding which Class of shares to buy, you should consider, among other things:

..  The amount you plan to invest.

.. How long you intend to remain invested in each Fund, or another Seligman mutual fund.

.. If you would prefer to pay an initial sales charge and lower ongoing 12b-1 fees, or be subject to a CDSC (i.e., a contingent deferred sales charge) and pay higher ongoing 12b-1 fees.

.. Whether you may be eligible for reduced or no sales charges when you buy or sell shares.

An authorized dealer or your financial advisor will be able to help you decide which Class of shares best meets your needs.

CLASS A
--------------------------------------------------------------------------------

..  Initial sales charge on Fund purchases, as set forth below:

                           SALES CHARGE AS A % OF SALES CHARGE AS A % OF REGULAR DEALER DISCOUNT
AMOUNT OF YOUR INVESTMENT   OFFERING PRICE/(1)/    NET AMOUNT INVESTED   AS A % OF OFFERING PRICE
-------------------------------------------------------------------------------------------------
Less than $50,000                   5.75%                  6.10%                   5.00%
-------------------------------------------------------------------------------------------------
$50,000 - $99,999                   4.50                   4.71                    4.00
-------------------------------------------------------------------------------------------------
$100,000 - $249,999                 3.50                   3.63                    3.00
-------------------------------------------------------------------------------------------------
$250,000 - $499,999                 2.50                   2.56                    2.25
-------------------------------------------------------------------------------------------------
$500,000 - $999,999                 2.00                   2.04                    1.75
-------------------------------------------------------------------------------------------------
$1,000,000 and over/(2)/            0.00                   0.00                    0.00
-------------------------------------------------------------------------------------------------

-------------
(1)"Offering Price" is the amount that you actually pay for each Fund's shares; it includes the initial sales charge.
(2)You will not pay an initial sales charge on purchases of $1 million or more, but you will be subject to a 1% CDSC if you sell your shares within 18 months.

.. Annual 12b-1 fee (for shareholder services) of up to 0.25%, paid directly as an investor in a Fund or indirectly through the Fund's investment in the Underlying Funds.

.. No initial sales charge on reinvested dividends or capital gain distributions.

Please consult your financial advisor for assistance in selecting the appropriate class of shares.

INFORMATION REGARDING BREAKPOINT DISCOUNTS FOR CLASS A SHARES

Purchases of Class A shares by a "single person" may be eligible for the reduced initial sales charges ("Breakpoint Discounts") that are described above. For the purpose of the Breakpoint Discount thresholds, "single persons" includes individuals and immediate family members (i.e., husband, wife, and minor child), as well as designated fiduciaries, certain employee benefit plans and certain tax-exempt organizations. For more information about what constitutes a "single person", please consult the Series' Statement of

Additional Information. "Single persons" may be eligible for Breakpoint Discounts under the following circumstances:

Discounts and Rights of Accumulation. Breakpoint Discounts contemplated above are also available under a Seligman Group of Funds program referred to as "Rights of Accumulation." Under this program, reduced sales charges will apply if the sum of (i) the current amount being invested by a "single person" in Class A shares of a Fund and in Class A shares of other Seligman mutual funds (excluding Seligman Cash Management Fund), (ii) the current net asset value of the Class A shares and Class B shares of other Seligman mutual funds already owned by the "single person" other than Seligman Cash Management Fund (except as provided in (iii)) and (iii) the current net asset value of Class A shares of Seligman Cash Management Fund which were acquired by a "single person" through an exchange of Class A shares of another Seligman mutual fund, exceeds the Breakpoint Discount thresholds described for Class A shares above.

The value of the shares contemplated by items (ii) and (iii) above (collectively, the "Prior Owned Shares") will be taken into account only if SDC or the financial intermediary (if you are purchasing through a financial intermediary) is notified that there are holdings eligible for aggregation to meet the applicable Breakpoint Discount thresholds. If you are purchasing shares through a financial intermediary, you should consult with your intermediary to determine what information you will need to provide them in order to receive the Breakpoint Discounts to which you may be entitled. This information may include account records regarding shares eligible for aggregation that are held at any financial intermediary, as well as a social security or tax identification number. You may need to provide this information each time you purchase shares. In addition, certain financial intermediaries may prohibit you from aggregating investments in the Seligman Group if those investments are held in your accounts with a different intermediary or with SDC.

If you are dealing directly with SDC, you should provide SDC with account information for any shares eligible for aggregation. This information includes account records and a social security or tax identification number. You may need to provide this information each time you purchase shares.

Letter of Intent. A letter of intent allows you to purchase Class A shares over a 13-month period with the benefit of the Breakpoint Discounts discussed above, based on the total amount of Class A shares of a Fund that the letter states that you intend to purchase plus the current net asset value of the Prior Owned Shares. Reduced sales charges may be applied to purchases made within a 13-month period starting from the date of receipt from you of a letter of intent. In connection with such arrangement, a portion of the shares you initially purchase will be held in escrow to provide for any sales charges that might result if you fail to purchase the amount of shares contemplated by the letter of intent assuming your purchases would not otherwise be eligible for Breakpoint Discounts. These shares will be released upon completion of the purchases contemplated by the letter of intent.

Eligible Employee Benefit Plans. Eligible employee benefit plans which have at least $2 million in plan assets at the time of investment in the Fund may purchase Class A shares at net asset value, but, in the event of plan termination, will be subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

Ascensus (formerly, BISYS) Plans. Plans that (i) own Class B shares of any Seligman mutual fund and (ii) participate in Seligman Growth 401(k) through Ascensus' third-party administration platform may, with new contributions, purchase Class A shares at net asset value. Class A shares purchased at net asset value are subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

CDSCs. Purchases of Class A shares of $1 million or more under any of the programs discussed above are subject to a CDSC of 1% on redemptions made within 18 months of purchase, subject to certain limited exceptions set forth in the Series' Statement of Additional Information.

Additional Information. For more information regarding Breakpoint Discounts, please consult the Series' Statement of Additional Information. This information can also be found at www.seligman.com via a hyperlink that is designed to facilitate access to the information.

INFORMATION REGARDING SALES OF CLASS A SHARES AT NET ASSET VALUE

Class A shares of a Fund may be issued without a sales charge to present and former directors, trustees, officers, employees (and their respective family members) of such Fund, the other investment companies in the Seligman Group of mutual funds, Seligman, SDC and Seligman's affiliates.

Class A shares may also be issued without an initial sales charge to the following entities as further described in the Series' Statement of Additional
Information: certain registered unit investment trusts; separate accounts established and maintained by certain insurance companies; registered representatives and employees (and their spouses and minor children) of any dealer or bank that has a sales agreement with the Funds' distributor; financial institution trust departments; certain registered investment advisers; accounts of certain financial institutions, authorized dealers or investment advisors that charge account management fees; pursuant to certain sponsored arrangements with organizations that make recommendations or permit solicitations of its employees, members or participants; other investment companies in the Seligman Group in connection with a deferred fee arrangement for outside Directors, or pursuant to a "fund of funds" arrangement; certain "eligible employee benefit plans"; those partners and employees of outside counsel to the Funds or its directors or trustees who regularly provide advice and services to the Funds, to other funds managed by Seligman, or to their directors or trustees; in connection with sales pursuant to retirement plan alliance programs that have a written agreement with the Funds' distributor; and to participants in certain retirement and deferred compensation plans and trusts for which certain entities act as broker-dealer, trustee, or recordkeeper.

For more information about those who can purchase shares of the Funds without a sales charge, and other relevant information, please consult the Series' Statement of Additional Information. In addition, this information can be found at www.seligman.com via a hyperlink that is designed to facilitate access to the information.

If you are eligible to purchase Class A shares without a sales charge, you should inform your financial intermediary or SDC of such eligibility and be prepared to provide proof thereof.

CLASS B
--------------------------------------------------------------------------------

..  No initial sales charge on purchases.

..  A declining CDSC on shares sold within 6 years of purchase:


                  YEARS SINCE PURCHASE                   CDSC
                  -------------------------------------------
                  Less than 1 year                        5%
                  -------------------------------------------
                  1 year or more but less than 2 years    4
                  -------------------------------------------
                  2 years or more but less than 3 years   3
                  -------------------------------------------
                  3 years or more but less than 4 years   3
                  -------------------------------------------
                  4 years or more but less than 5 years   2
                  -------------------------------------------
                  5 years or more but less than 6 years   1
                  -------------------------------------------
                  6 years or more                         0
                  -------------------------------------------

  Your purchase of Class B shares must be for less than $250,000, because if you invest $250,000 or more, you will pay less in fees and charges if you buy another Class of shares. Please consult your financial advisor for assistance in selecting the appropriate class of shares.


.. Annual 12b-1 fee (for distribution and shareholder services) of up to 1.00%, paid directly as an investor in a Fund or indirectly through the Fund's investment in the Underlying Funds.

.. Automatic conversion to Class A shares approximately eight years after purchase, resulting in lower ongoing 12b-1 fees. If you intend to hold your Class B shares for less than six years, you should consider purchasing Class C or Class D shares due to the shorter CDSC typically applicable to Class C and Class D shares.

.. No CDSC when you sell shares purchased with reinvested dividends or capital gain distributions.

CLASS C OR CLASS D*
--------------------------------------------------------------------------------

Effective at the close of business (4:00 p.m. EST) on May 16, 2008, the Funds' Class D shares will be combined with Class C shares. This will be effected by the automatic conversion of Class D shares into Class C shares. Class D shares will no longer be available. Purchase orders for Class D shares to be effective on or after May 9, 2008 through May 16, 2008 may, in the Funds' discretion, be rejected due to operational reasons relating to the combination; if you are considering purchasing Class D shares during such period, you should consider Class C shares instead (consult your financial advisor as necessary).

Any orders for exchange or redemption of a Fund's Class D shares to be effective through May 16, 2008 will continue to be accepted in accordance with this Prospectus. All orders (i.e., purchases, exchanges and redemptions) for Class D shares to be effective after the close of business on May 16, 2008 cannot be processed because no Class D shares will be outstanding or offered.

Class D shares are identical in their terms to Class C shares (which are described below), and the value of your investment in a Fund will not change as a result of a Class D shareholder becoming a Class C shareholder. After Class D shares are combined with Class C shares, former Class D shareholders of the Funds will receive a confirmation detailing the change. The change described above will take place automatically. Shareholders need not take any action.

..  No initial sales charge on purchases.

..  A 1% CDSC on shares sold within one year of purchase.

.. Annual 12b-1 fee (for distribution and shareholder services) of up to 1.00%, paid directly as an

  Your purchase of Class C or Class D shares must be for less than $1,000,000 because if you invest $1,000,000 or more you will pay less in fees and charges if you buy Class A shares. Please consult your financial advisor for assistance in selecting the appropriate class of shares.

 investor in a Fund or indirectly through the Fund's investment in the Underlying Funds.

.. No automatic conversion to Class A shares, so you will be subject to higher ongoing 12b-1 fees indefinitely.

..  No CDSC when you sell shares purchased with reinvested dividends or capital gain distributions.
-------------
 *Class D shares are not available to all investors. You may purchase Class D shares only (1) if you already own Class D shares of another Seligman mutual fund; (2) if your financial advisor of record maintains an omnibus account at SDC; or (3) pursuant to a 401(k) or other retirement plan program for which Class D shares are already available or for which the sponsor requests Class D shares because the sales charge structure of Class D shares is comparable to the sales charge structure of the other funds offered under the program.

The Manager (as well as the Funds' distributor) may provide cash payments out of its own resources to financial intermediaries that sell shares of the Funds or otherwise provide services to the Funds. For more details regarding such payments, please consult the Series' Statement of Additional Information.

The Series has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940 in respect of each Fund that allows each Class of a Fund to pay 12b-1 fees for the sale and distribution of its shares and/or for providing services to shareholders.

Because each Fund's 12b-1 fees are paid out of each Class's assets on an ongoing basis, or are borne indirectly by shareholders of each Class as a result of the Fund's ownership of Class A shares of the Underlying Funds, over time these fees will increase your investment expenses and may cost you more than other types of charges.

The Series' Board of Directors believes that no conflict of interest currently exists between the Funds' various classes of shares. On an ongoing basis, the Directors, in the exercise of their fiduciary duties under the Investment Company Act of 1940 and Maryland law, will seek to ensure that no such conflict arises.

HOW CDSCS ARE CALCULATED

To minimize the amount of the CDSC you may pay when you sell your shares, each Fund assumes that shares acquired through reinvested dividends and capital gain distributions (which are not subject to a CDSC) are sold first. Shares that have been in your account long enough so they are not subject to a CDSC are sold next. After these shares are exhausted, shares will be sold in the order they were purchased (earliest to latest). The amount of any CDSC that you pay will be based on the shares' original purchase price or current net asset value, whichever is less.

You will not pay a CDSC when you exchange shares of a Fund to buy the same class of shares of any other Seligman mutual fund or when you exchange shares of another Seligman mutual fund to buy the same class of shares of a Fund. For the purpose of calculating the CDSC, when you exchange shares of a Fund for the same class of another Seligman mutual fund, it will be assumed that you held the shares of the other Seligman mutual fund since the date you originally purchased the shares of a Fund. Similarly, when you exchange shares of another Seligman mutual fund for shares of a Fund, it will be assumed that you held the shares of a Fund since the date you originally purchased shares of the other Seligman mutual fund.

The CDSC on Class A, Class B, Class C and Class D shares may be waived or reduced in the following instances: on redemptions following death or disability; in connection with certain distributions from certain retirement plans, 403(b) plans, 401(k) plans and IRAs; in connection with shares sold to current and retired Directors of the Series; in connection with shares sold to a governmental entity which is prohibited by applicable laws from paying sales charges and related fees; in connection with systematic withdrawals; in connection with participation in certain 401(k) and retirement programs; on incidental redemptions to cover administrative expenses; on redemptions of shares initially purchased by an eligible employee benefit plan that are not in connection with a plan-level termination; and in the case of Class A shares purchased by certain institutional investors. The CDSC may also be waived on any redemption of Class A shares that are purchased by an eligible employee benefit plan that is a separate account client of the Manager at the time of initial investment (or within the prior 30 days) in a Seligman mutual fund. For more information, please consult the Series' Statement of Additional Information or www.seligman.com.

Pricing of Fund Shares

When you buy or sell shares, you do so at the Class's net asset value ("NAV") next calculated after Seligman Advisors or SDC, as the case may be, accepts your request. However, in some cases, each Fund has authorized certain financial intermediaries (and other persons designated by such financial intermediaries) to receive purchase and redemption orders on behalf of each Fund. In such instances, customer orders will be priced at the Class's NAV next calculated after the authorized financial intermediary (or other persons designated by such financial intermediary) receives the request. Any applicable sales charge will be added to be purchase price for Class A shares. However, Seligman Advisors may reject any request to purchase Fund shares under the circumstances discussed later in this Prospectus under the captions "Important Policies That May Affect Your Account" and " Frequent Trading of Fund Shares." Authorized financial intermediaries or their designees are responsible for forwarding your order in a timely manner.

  NAV: Computed separately for each Class by dividing that Class's share of the net assets of a Fund (i.e., its assets less liabilities) by the total number of outstanding shares of the Class.

If your buy or sell order is received by an authorized financial intermediary or its designee after the close of regular trading on the New York Stock Exchange ("NYSE"), the order will be executed at the Class's NAV calculated as of the close of regular trading on the next NYSE trading day, subject to any applicable sales charge. When you sell shares, you receive the Class's per share NAV, less any applicable CDSC.

The NAV of each Fund's shares is determined each day, Monday through Friday, on days that the NYSE is open for trading. Because certain of the Funds invest in Underlying Funds holding portfolio securities that are primarily listed on foreign exchanges that may trade on weekends or other days when the Underlying Funds do not price their shares, the value of a Fund's portfolio securities (i.e., Underlying Funds that invest in securities that are primarily listed on foreign exchanges) may change on days when you may not be able to buy or sell Fund shares. Because of their higher 12b-1 fees, the NAV of Class B, Class C and Class D shares will generally be lower than the NAV of Class A shares of the Fund.

The Underlying Funds owned by the Funds are valued at their respective net asset values. For information on the valuation of the securities held in each Underlying Fund's portfolio, including the valuation of individual US government securities and short-term debt instruments held by the Funds, as well as circumstances under which fair value pricing will be utilized, please see "Pricing of Fund Shares" in each Underlying Fund's Prospectus (Seligman US Government Securities Fund Prospectus and Seligman Cash Management Fund's Prospectus for individual US government securities and short-term debt instruments), each of which is incorporated by reference into this Prospectus and is available free of charge by telephoning 1-800-221-2450.

Opening Your Account

The Funds' shares are sold through authorized dealers or financial advisors who have sales agreements with Seligman Advisors. There are several programs under which you may be eligible for reduced sales charges. Ask an authorized dealer or your financial advisor if any of these programs apply to you. Class D (not available after May 16, 2008) shares are not available to all investors. For more information, see "Deciding Which Class of Shares to Buy--Class C or Class D."

To make your initial investment in a Fund, contact an authorized dealer or your financial advisor or complete an account application and send it with your check made payable to the Fund directly to SDC at the address provided on the account application. Your check must be in US dollars and be drawn on a US bank. You may not use cash, checks made payable to cash, third party checks, traveler's checks or credit card convenience checks for investment.

The required minimum initial investments per Fund are:

.. Regular (non-retirement) accounts: None (but certain Fund accounts are subject to a $1,000 minimum Fund account balance; for details, see "Important Policies That May Affect Your Account").

..  For accounts opened concurrently with Invest-A-Check(R):
 . $100 to open if you will be making monthly investments
 . $250 to open if you will be making quarterly investments

  YOU MAY BUY SHARES OF ANY FUND FOR ALL TYPES OF TAX-DEFERRED RETIREMENT PLANS. CONTACT RETIREMENT PLAN SERVICES AT THE ADDRESS OR PHONE NUMBER LISTED ON THE INSIDE BACK COVER OF THIS PROSPECTUS FOR INFORMATION AND TO RECEIVE THE PROPER FORMS.

If you buy shares by check and subsequently sell the shares, SDC will not send your proceeds until your check clears, which could take up to 15 calendar days from the date of your purchase.

You will be sent a statement confirming your purchase and any subsequent transactions in your account. You will also be sent quarterly and annual statements detailing your transactions in the Fund(s) and the other Seligman mutual funds you own under the same account number. Duplicate quarterly account statements for the current year and duplicate annual statements for the most recent prior calendar year will be sent to you free of charge. Copies of year-end statements for prior years are available for a fee of $10 per year, per account, with a maximum charge of $150 per account. Send your request and a check for the fee to SDC at:

Seligman Data Corp.
P.O. Box 9759
Providence, RI 02940-9759

  If you want to be able to buy, sell, or exchange shares by telephone, you should elect telephone services on the account application when you open your account. This will prevent you from having to complete a supplemental election form (which may require a medallion signature guarantee) at a later date.

How to Buy Additional Shares

After you have made your initial investment, there are many options available to make additional purchases of Fund shares.

Shares may be purchased through an authorized dealer or your financial advisor, or you may send a check directly to SDC. Please provide either an investment slip or a note that provides your name(s), Fund name, and account number. Unless you indicate otherwise, your investment will be made in the Class you already own. Send investment checks to:

Seligman Data Corp.
P.O. Box 9766
Providence, RI 02940-9766

Your check must be in US dollars and be drawn on a US bank. You may not use cash, checks made payable to cash, third party checks, traveler's checks or credit card convenience checks for investment.

You may also use the following account services to make additional investments:

Invest-a-Check(R). You may buy Fund shares electronically from a savings or checking account of an Automated Clearing House ("ACH") member bank. If your bank is not a member of ACH, the Fund will debit your checking account by preauthorized checks. For accounts opened concurrently with Invest-A-Check(R), you must buy Fund shares at regular monthly intervals in fixed amounts of $100 or more, or regular quarterly intervals in fixed amounts of $250 or more. If you use Invest-A-Check(R), you must continue to make automatic investments until a Fund's minimum account balance of $1,000 is met or your account may be closed. For accounts opened with $1,000 or more, Invest-A-Check(R) investments may be made for any amount.

Automatic Dollar-Cost-Averaging. If you have at least $5,000 in Seligman Cash Management Fund, you may exchange shares of that fund to buy shares of the same class of another Seligman mutual fund at regular monthly intervals in fixed amounts of $100 or more, or regular quarterly intervals in fixed amounts of $250 or more. If you exchange Class A shares, you may pay an initial sales charge to buy Fund shares.

Automatic CD Transfer. You may instruct your bank to invest the proceeds of a maturing bank certificate of deposit (CD) in shares of a Fund. If you wish to use this service, contact SDC, an authorized dealer or your financial advisor to obtain the necessary forms. Because your bank may charge you a penalty, it is not normally advisable to withdraw CD assets before maturity.

Dividends From Other Investments. You may have your dividends from other companies invested in the Funds. (Dividend checks must include your name, account number, Fund name and class of shares.)

Direct Deposit. You may buy Fund shares electronically with funds from your employer, the IRS, or any other institution that provides direct deposit. Call SDC for more information.

Automatic Migration. As discussed elsewhere in this Prospectus, you may wish to migrate your investments over time from a longer-term Fund to a shorter-term Fund in an effort to seek to reduce the volatility of your portfolio. You and an authorized dealer or your financial advisor may implement migration by making annual exchanges between Funds. Alternatively, you may elect to have the annual exchanges performed automatically by SDC. There is no fee for this service. If you elect automatic migration, a reminder notice will be sent to an authorized dealer or your financial advisor each year approximately 30 days before the automatic exchange date. Please note that you will need to have a minimum aggregate investment in the Funds (calculated at the time the service is commenced) of no less than $10,000 to participate in automatic migration. You should check with your financial and/or tax advisor about the possible tax consequences of migration. Of course, you can withdraw from automatic migration at any time.

To enroll in the automatic migration feature, please call 1-800-221-2450.

How to Exchange Shares Among the Seligman Mutual Funds

You may sell a Fund's shares to buy shares of the same Class of another Seligman mutual fund, or you may sell shares of another Seligman mutual fund to buy shares of a Fund. Exchanges will be made at each fund's respective NAV. You will not pay an initial sales charge when you exchange, unless you exchange Class A shares of Seligman Cash Management Fund to buy shares of the same class of a Fund or another Seligman mutual fund. If you are exchanging shares subject to a CDSC, for purposes of determining CDSC holding periods, such shares will be exchanged pro rata based on the different times of purchase.

Only your dividend and capital gain distribution options and telephone services will be automatically carried over to any new fund. If you wish to carry over any other account options (for example, Invest-A-Check(R) or Systematic Withdrawals) to a new fund, you must specifically request so at the time of your exchange.

See "The Seligman Mutual Funds" for a list of the funds available for exchange. Before making an exchange, contact an authorized dealer, your financial advisor or SDC to obtain the applicable fund prospectus(es). You should read and understand a fund's prospectus before investing. Some funds may not offer all classes of shares.

How to Sell Shares

The easiest way to sell Fund shares is by phone. If you have telephone services, you may be able to use this service to sell Fund shares. Restrictions apply to certain types of accounts. Please see "Important Policies That May Affect Your Account."

When you sell Fund shares by phone, a check for the proceeds is sent to your address of record. If you have current ACH bank information on file, you may have the proceeds of the sale of your Fund shares directly deposited into your bank account (typically within 2 business days after your shares are sold).

You may sell shares to the Funds through an authorized dealer or your financial advisor. The Funds do not charge any fees or expenses, other than any applicable CDSC, for this transaction; however the authorized dealer or financial advisor may charge a service fee. Contact an authorized dealer or your financial advisor for more information.

You may always send a written request to sell Fund shares; however, it may take longer to get your money.

To protect you and the Funds, if your written redemption request is for $25,000 or more, SDC will seek telephone confirmation from you, an authorized dealer or your financial advisor before sending any money. If the proceeds are: (1) $50,000 or more; (2) to be paid to someone other than the account owner; (3) to be mailed to other than your address of record; (4) requested in connection with an address change; or (5) requested within 30 days of an address change on the account, then before sending any money, the Funds will require:

..  A signed, written redemption request;
..  Telephone confirmation; and
..  A medallion signature guarantee.

Telephone confirmations will not affect the date on which your shares are redeemed, but may delay the payment of proceeds.

  MEDALLION SIGNATURE GUARANTEE:

  Protects you and each Seligman mutual fund from fraud. It is an assurance that the signature is genuine. A Medallion Signature Guarantee from The New York Stock Exchange, Inc. Medallion Signature Guarantee Program, The Securities Transfer Agents Medallion Program or The Stock Exchanges Medallion Program are acceptable. These guarantees are the leading signature guarantee programs recognized by most major financial services associations throughout the United States and Canada, and are endorsed by the Securities Transfer Association. Non-medallion signature guarantees or notarization by a notary public are not acceptable forms of signature guarantees.

If your Fund shares are represented by certificates, you will need to surrender the certificates to SDC before you sell your shares.

You may need to provide additional documents to sell Fund shares if you are:

..  a corporation;
..  an executor or administrator;
..  a trustee or custodian; or
..  in a retirement plan.

Contact an authorized dealer, your financial advisor or SDC's Shareholder Services Department for information on selling your shares under any of the above circumstances.

You may also use the following account service to sell Fund shares:

Systematic Withdrawal Plan. If you have at least $5,000 in a Fund, you may withdraw (sell) a fixed dollar amount (minimum of $50) of shares at regular intervals. A check will be sent to you at your address of record or, if you have current ACH bank information on file, you may have your payments directly deposited to your predesignated bank account, typically within 2 business days after your shares are sold. If you bought $1,000,000 or more of Class A shares without an initial sales charge, your withdrawals may be subject to a 1% CDSC if they occur within 18 months of purchase. If you own Class B, Class C or Class D shares and reinvest your dividends and capital gain distributions, you may annually withdraw 12%, 10% or 10%, respectively, of the value of your Fund account (at the time of election) without a CDSC.

Check Redemption Service. If you have at least $25,000 in the Balanced Fund, you may ask SDC to provide checks which may be drawn against your account. This service is available only for accounts in the Balanced Fund and not the other Funds in the Series. You can elect this service on your initial application, or contact SDC for the appropriate forms to establish this service. If you own Class A shares that were bought at NAV because of the size of your purchase, or if you own Class B, C, or D shares, check redemptions may be subject to CDSC.

Important Policies That May Affect Your Account

To protect you and other shareholders, each Fund reserves the right to:

.. Refuse an exchange request if the amount you wish to exchange equals or exceeds the lesser of $1,000,000 or 1% of the Fund's net assets;

..  Refuse any request to buy Fund shares;

..  Reject any request received by telephone;

..  Suspend or terminate telephone services;

..  Reject a medallion signature guarantee that SDC believes may be fraudulent;

.. Close your Fund account if its value is below $1,000, provided, however, that this policy does not apply to direct accounts held at SDC that are retirement accounts (i.e., IRAs), unclaimed property accounts and Fund shareholder accounts in the process of automatic conversion from the Fund's Class B shares to Class A shares that aggregate to more than $1,000. The Fund will notify you in writing at least 30 days before closing your Fund account and anticipates permitting shareholders owning Fund shares directly with SDC a period of one year to reach the $1,000 Fund minimum balance. If you hold your shares through a financial intermediary, you should contact that financial intermediary for their policies relating to minimum investment requirements (which could be different from the Fund's requirements);

.. Close your account if it does not have a certified taxpayer identification number (this is your social security number for individuals); and

.. Request additional information or close your account to the extent required or permitted by applicable law or regulations, including those relating to the prevention of money laundering.

Telephone Services
You, an authorized dealer or your financial advisor will be able to place the following requests by telephone, unless you indicate on your account application that you do not want telephone services:

.. Sell shares (up to $50,000 per day, payable to account owner(s) and mailed to the address of record or if you have current ACH bank information on file you may have your redemption proceeds directly deposited to your bank account);

..  Exchange shares between Seligman mutual funds;

..  Change dividend and/or capital gain distribution options;

..  Change your address; and

..  Establish systematic withdrawals to address of record.

If you do not elect telephone services on your account application when you open your account, telephone services must be elected on a supplemental election form (which may require a medallion signature guarantee).

Restrictions apply to certain types of accounts:

.. Trust accounts on which the current trustee is not listed may not sell Fund shares by phone;

..  Corporations may not sell Fund shares by phone;

..  IRAs may only exchange Fund shares or request address changes by phone; and

.. Group retirement plans may not sell Fund shares by phone; plans that allow participants to exchange by phone must provide a letter of authorization signed by the plan custodian or trustee and provide a supplemental election form signed by all plan participants.

Unless you have current ACH bank information on file, you will not be able to sell Fund shares by phone within 30 days following an address change.

Your telephone request must be communicated to an SDC representative. You may not request any phone transactions via the automated access line.

You may cancel telephone services at any time by sending a written request to SDC. Each account owner, by accepting or adding telephone services, authorizes each of the other owners to make requests by phone. An authorized dealer or your financial advisor may not establish telephone services without your written authorization. SDC will send written confirmation to the address of record when telephone services are added or terminated.

During times of heavy call volume, you may not be able to get through to SDC by phone to request a sale or exchange of Fund shares. In this case, you may need to send written instructions, and it may take longer for your request to be processed. A Fund's NAV may fluctuate during this time.

The Funds and SDC will not be liable for processing requests received by phone as long as it was reasonable to believe that the request was genuine. The Funds and SDC will adopt reasonable procedures to determine whether a request appears to be genuine, and, if they do not, they may be liable for any losses due to unauthorized or fraudulent instructions.

Reinstatement Privilege
If you sell Fund shares, you may elect, within 120 calendar days, to use part or all of the proceeds to buy shares of the same Fund or another Seligman mutual fund (reinstate your investment) without paying an initial sales charge or, if you paid a CDSC when you sold your shares, you may receive a credit for the applicable CDSC paid. This privilege may be exercised only once each calendar year. Contact an authorized dealer or your financial advisor for more information. You should consult your tax advisor concerning possible tax consequences of exercising this privilege.

Frequent Trading of Fund Shares

As a matter of policy, each Fund discourages frequent trading of Fund shares. In this regard, the Board of Directors of the Series has adopted written policies and procedures that, subject to the limitations set forth below, are designed to deter frequent trading that may be disruptive to the management of a Fund's portfolio. If any Fund, Seligman Advisors (the Funds' distributor) or SDC (the Funds' shareholder servicing agent) (referred to collectively below as the "Seligman Entities") determine that you have exchanged more than twice to and from the same Fund in any three-month period, you will not be permitted to engage in further exchange activity in such Fund for 90 days. The Seligman Entities may under certain circumstances also refuse initial or additional purchases of a Fund's shares by any person for any reason, including if that person is believed to be engaging, or suspected of engaging, in trading of fund shares in excess of the guidelines noted above (excluding purchases via a direct deposit through an automatic payroll deduction program or purchases by the funds of the Series in the ordinary course of implementing their asset allocation strategies). In addition, the Seligman Entities may under certain circumstances refuse to accept exchange requests for accounts of any person that has had a previous pattern (even if involving a different fund in the Seligman Group) of trading in excess of the guidelines noted above.

Furthermore, if you purchase shares of a Fund through a financial intermediary, your ability to purchase or exchange shares of a Fund could be limited if your account is associated with a person (e.g., broker or financial advisor) previously identified by the Seligman Entities as engaging in trading activity in excess of the guidelines noted above. The Funds' policies do not permit exceptions to be granted, and the policies are, to the extent possible, applied uniformly to all accounts where beneficial ownership has been ascertained.

Shareholders and their financial intermediaries seeking to engage in excessive trading practices may deploy a variety of strategies to avoid detection, and, despite the efforts of the Seligman Entities to prevent excessive trading, there is no guarantee that the Seligman Entities will be able to identify such shareholders or curtail their trading practices. The ability of the Seligman Entities to detect and curtail excessive trading practices may also be limited by operational systems and technological limitations and hindered by financial intermediaries purposefully or unwittingly facilitating these practices. In addition, each Fund receives purchase, exchange and redemption orders through financial intermediaries, some of whom hold shares through omnibus accounts, and the Seligman Entities will not, under most circumstances, know of or be able to reasonably detect excessive trading which may occur through these financial intermediaries. Omnibus account arrangements and their equivalents (e.g., bank trust accounts and retirement plans) are a common form of holding shares of funds by many brokers, banks and retirement plan administrators. These arrangements often permit the financial intermediary to aggregate many client transactions and ownership positions and provide each Fund with combined purchase and redemption orders. In these circumstances, the Seligman Entities may not know the identity of particular shareholders or beneficial owners or whether particular purchase or sale orders were placed by the same shareholder or beneficial owner. A substantial percentage of shares of each Fund may be held through omnibus accounts and their equivalents.

To the extent that the efforts of the Seligman Entities are unable to eliminate excessive trading practices in a Fund, these practices may interfere with the efficient management of such Fund's portfolio, hinder such Fund's ability to pursue its investment objective and may reduce the returns of long-term shareholders. Additionally, these practices may result in a Fund engaging in certain activities to a greater extent then it otherwise would, such as maintaining higher cash balances, using its line of credit to a greater extent and engaging in additional portfolio transactions. Increased portfolio transactions and use of the line of credit could correspondingly increase a Fund's operating costs and decrease a Fund's investment performance. Maintenance of a higher level of cash balances necessary to meet frequent redemptions could likewise result in lower Fund investment performance during periods of rising markets.

Investors who purchase shares of an Underlying Fund that invests in non-US securities, high yield debt securities and/or small-cap securities may be more likely to seek to use frequent trading strategies to take advantage of potential arbitrage opportunities. Such activity could adversely impact certain of the Underlying Funds and, correspondingly, the Funds that invest in them.

Dividends and Capital Gain Distributions

Each Fund generally will pay any dividends from its net investment income and distribute any net capital gains realized on investments at least annually (the Balanced Fund generally will pay dividends from its net investment income on a monthly basis). Because each Fund may purchase or sell the Underlying Funds, US government securities and short-term debt instruments to: (a) accommodate sales of its shares; (b) adjust the percentages of its assets invested in each of the Underlying Funds, US government securities and short-term debt instruments in response to economic, market or other conditions, as well as changes in Seligman Time Horizon Matrix; and

(c) modify the allocation of its assets among the Underlying Funds, US government securities and short-term debt instruments toward the asset allocation ranges and targets specified herein, each Fund may generate net capital gains (including short-term capital gains that are generally taxed to shareholders at ordinary income tax rates) for investors that may be higher than the net capital gains ordinarily incurred by an investor through an investment in another asset allocation fund that has broader investment ranges or an asset allocation strategy designed by the investor. In addition, due to federal income tax laws, each Fund may not fully realize capital losses (to offset capital gains) from the sale of the Underlying Funds at a loss.

The Moderate Growth Fund and the Balanced Fund have net capital loss carryforwards that are available for offset against future taxable net capital gains, expiring in various amounts through 2012. Accordingly, no capital gains distributions are expected to be paid to shareholders of these Funds until net capital gains have been realized in excess of the available capital loss carryforwards.

  DIVIDEND:
  A payment by a mutual fund, usually derived from the fund's net investment income (dividends and interest earned on portfolio securities less expenses).

  CAPITAL GAIN DISTRIBUTION:
  A payment to mutual fund shareholders which represents profits realized on the sale of securities in a fund's portfolio.

  EX-DIVIDEND DATE:
  The day on which any declared distributions (dividends or capital gains) are deducted from a fund's assets before it calculates its NAV.

You may elect to:

(1)reinvest both dividends and capital gain distributions;

(2)receive dividends in cash and reinvest capital gain distributions; or

(3)receive both dividends and capital gain distributions in cash.

Your dividends and capital gain distributions, if any, will be reinvested if you do not instruct otherwise or if you own Fund shares in a Seligman tax-deferred retirement plan.

If you want to change your election, you may send written instructions to SDC at P.O. Box 9759, Providence, RI 02940-9759, or, if you have telephone services, you, an authorized dealer or your financial advisor may call SDC. Your request must be received by SDC before the record date to be effective for that dividend or capital gain distribution.

Dividends or capital gain distributions that are not reinvested will be sent by check to your address of record or, if you have current ACH bank information on file, directly deposited into your predesignated bank account typically within 2 business days from the payable date.

Dividends and capital gain distributions are reinvested to buy additional Fund shares on the payable date using the NAV of the ex-dividend date (payable date for the Balanced Fund).

Dividends on Class B, Class C, and Class D shares of a Fund will be lower than the dividends on Class A shares of that Fund as a result of their higher 12b-1 fees. Capital gain distributions will be paid in the same amount for each Class of a Fund.

Taxes

The tax treatment of dividends and capital gain distributions is the same whether you take them in cash or reinvest them to buy additional Fund shares. To the extent a Fund receives certain tax benefits on dividends that it receives, these pass-through benefits may not be realized by an investor in such Fund. Other pass-through tax benefits realized by the Funds will not pass through to investors. Dividends paid by a Fund, other than "qualified dividend income," are generally taxable to you as ordinary income. Tax-deferred retirement plans are not taxed currently on dividends or capital gain distributions or on gains resulting from the sale or exchange of Fund shares.

You may be taxed at different rates on capital gains distributed by the Fund depending on the length of time the Fund holds its assets.

When you sell Fund shares, any gain or loss you realize will generally be treated as a long-term capital gain or loss if you held your shares for more than one year, or as a short-term capital gain or loss if you held your shares for one year or less. However, if you sell Fund shares on which a long-term capital gain distribution has been received and you held the shares for six months or less, any loss you realize will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.

An exchange of Fund shares is a sale and may result in a gain or loss for federal income tax purposes.

Each January, you will be sent information on the tax status of any distributions made during the previous calendar year. Because each shareholder's situation is unique, you should always consult your tax advisor concerning the effect income taxes may have on your individual investment.

The REITs and other real estate companies (domestic and foreign) in which certain Underlying Funds (including Seligman LaSalle Monthly Dividend Real Estate Fund and Seligman Lasalle Global Real Estate Fund) invest may not provide complete tax information as to the tax character of the dividends distributed by these companies (e.g., income, capital gain or return of capital), until after the calendar year end. Consequently, because of such delay, it may be necessary for any of the Funds that invest in these Underlying Funds to request permission to extend the deadline for the issuance of a Form 1099-DIV until after January 31 or to issue a revised Form 1099-DIV after January 31.

For further information, please see the Series' Statement of Additional Information under the section entitled "Taxation of the Series."

The Seligman Mutual Funds

EQUITY
--------------------------------------------------------------------------------

SPECIALTY
--------------------------------------------------------------------------------

Seligman Communications and Information Fund
Seeks capital appreciation by investing in companies operating in the communications, information and related industries.

Seligman Emerging Markets Fund
Seeks long-term capital appreciation by investing primarily in equity securities of companies in emerging markets.

Seligman Global Technology Fund
Seeks long-term capital appreciation by investing primarily in global securities (US and non-US) of companies in the technology and technology-related industries.

SMALL COMPANY
--------------------------------------------------------------------------------

Seligman Frontier Fund
Seeks growth of capital by investing primarily in small company growth stocks.

Seligman Global Smaller Companies Fund
Seeks long-term capital appreciation by investing in securities of smaller companies around the world, including the US.

Seligman Smaller-Cap Value Fund
Seeks long-term capital appreciation by investing in common stocks of smaller companies, deemed to be "value" companies by the investment manager.

MEDIUM COMPANY
--------------------------------------------------------------------------------

Seligman Capital Fund
Seeks capital appreciation by investing in the common stocks of medium-sized companies.

LARGE COMPANY
--------------------------------------------------------------------------------

Seligman Common Stock Fund
Seeks total return through a combination of capital appreciation and current income.

Seligman Global Growth Fund
Seeks capital appreciation by investing primarily in equity securities of companies that have the potential to benefit from global economic or social trends.

Seligman Growth Fund
Seeks long-term capital appreciation.

Seligman International Growth Fund
Seeks long-term capital appreciation by generally investing in securities of large- and mid-capitalization growth companies in international markets.

Seligman Large-Cap Value Fund
Seeks long-term capital appreciation by investing in common stocks of large companies, deemed to be "value" companies by the investment manager.

BALANCED
--------------------------------------------------------------------------------

Seligman Income and Growth Fund
Seeks total return through a combination of capital appreciation and income consistent with what is believed to be a prudent allocation between equity and fixed-income securities.

REAL ESTATE SECURITIES
--------------------------------------------------------------------------------

Seligman LaSalle Global Real Estate Fund
Seeks total return through a combination of current income and long-term capital appreciation by investing in equity and equity-related securities issued by global real estate companies, such as US real estate investment trusts (REITs) and similar entities outside the US.

Seligman LaSalle Monthly Dividend Real Estate Fund
Seeks to produce a high level of current income. Capital appreciation is a secondary objective.

FIXED-INCOME
--------------------------------------------------------------------------------

INCOME
--------------------------------------------------------------------------------

Seligman High-Yield Fund
Seeks a high level of current income and may also consider the potential for capital appreciation consistent with prudent investment management. The Fund invests primarily in non-investment grade, high-yield securities.

Seligman Core Fixed Income Fund
Seeks to produce a high level of current income consistent with prudent exposure to risk. Capital appreciation is a secondary objective. The Fund invests a significant portion of its assets in investment grade fixed-income securities.

Seligman US Government Securities Fund
Seeks a high level of current income consistent with prudent investment risk primarily by investing in a diversified portfolio of securities issued or guaranteed by the US government, its agencies or instrumentalities, or government sponsored enterprises.

MUNICIPAL
--------------------------------------------------------------------------------

Seligman Municipal Funds:

National Fund
Seeks maximum income, exempt from regular federal income taxes.

State-specific funds:*
Seek to maximize income exempt from regular federal income taxes and from regular income taxes in the designated state.

California                 Louisiana                  New Jersey
.. High-Yield               Maryland                   New York
.. Quality                  Massachusetts              North Carolina
Colorado                   Michigan                   Ohio
Florida                    Minnesota                  Oregon
Georgia                    Missouri                   Pennsylvania
                                                      South Carolina

* A small portion of income may be subject to state and local taxes.

MONEY MARKET
--------------------------------------------------------------------------------

Seligman Cash Management Fund
Seeks to preserve capital and to maximize liquidity and current income by investing only in high-quality money market securities. The fund seeks to maintain a constant net asset value of $1.00 per share.

ASSET ALLOCATION
--------------------------------------------------------------------------------
SELIGMAN ASSET ALLOCATION SERIES, INC. offers four different asset-allocation funds that pursue their investment objectives by allocating their assets among other mutual funds in the Seligman Group.

Seligman Asset Allocation Aggressive Growth Fund
Seeks long-term capital appreciation by creating a portfolio of mutual funds that invests in aggressive growth-oriented domestic and international equity securities weighted toward small- and medium-capitalization companies.

Seligman Asset Allocation Growth Fund
Seeks long-term capital appreciation by creating a portfolio of mutual funds that invests in growth-oriented domestic and international equity securities, with a more even weighting among small-, medium- and large-capitalization companies than Seligman Asset Allocation Aggressive Growth Fund.

Seligman Asset Allocation Moderate Growth Fund
Seeks capital appreciation by creating a portfolio of mutual funds that invests in small-, medium- and large-capitalization domestic and international equity securities as well as real estate securities and domestic fixed-income securities.

Seligman Asset Allocation Balanced Fund
Seeks capital appreciation and preservation of capital with current income and growth of income by creating a portfolio of mutual funds that invests in medium- and large-capitalization and dividend producing domestic and international equity securities supplemented by a larger allocation to real estate securities as well as domestic fixed-income securities, cash and cash equivalents than Seligman Asset Allocation Moderate Growth Fund.

SELIGMAN TARGET Horizon ETF PORTFOLIOS, INC. offers five asset-allocation mutual funds that seek to achieve their respective investment objectives by allocating their assets among exchange-traded funds (ETFs).

Seligman TargETFund 2045
Seeks capital appreciation until migration, and thereafter capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as 2045 approaches.

Seligman TargETFund 2035
Seeks capital appreciation until migration, and thereafter capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as 2035 approaches.

Seligman TargETFund 2025
Seeks capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2025 approaches.

Seligman TargETFund 2015
Seeks capital appreciation and current income consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2015 approaches.

Seligman TargETFund Core
Seeks capital appreciation and preservation of capital with current income.

Financial Highlights

The tables below are intended to help you understand the financial performance of each Fund's Classes for the past five years. Certain information reflects financial results for a single share of a Class that was held throughout the periods shown. Per share amounts are calculated based on average shares outstanding during the periods. "Total Return" shows the rate that you would have earned (or lost) on an investment in the Funds, assuming you reinvested all your dividends and capital gain distributions, if any. Total returns do not reflect any sales charges or transaction costs on your investment or taxes. The ratios of expenses and net investment income to average net assets do not reflect the expenses of Underlying Funds in which the Funds invest. If the Funds' returns included sales charges, costs or taxes of the Funds as well as the expenses of the Underlying Funds, the Funds' total returns would have been lower. Deloitte and Touche, LLP, Independent Registered Public Accounting Firm, has audited this information. Their report, along with the Series' financial statements, is included in the Series' Annual Report, which is available upon request.

AGGRESSIVE GROWTH FUND

                                                          CLASS A                                  CLASS B
                                          ---------------------------------------- ----------------------------------------
                                                  YEAR ENDED DECEMBER 31,                  YEAR ENDED DECEMBER 31,
                                          ---------------------------------------- ----------------------------------------
                                           2007    2006    2005     2004    2003    2007    2006    2005     2004    2003
                                          ------- ------- ------- -------  ------- ------- ------- ------- -------  -------
PER SHARE DATA:
---------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year          $8.27   $7.25   $6.56   $5.68    $4.08   $7.92   $6.95   $6.33   $5.53    $3.99
---------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment
 operations:
  Net investment loss                      (0.03)  (0.03)  (0.03)  (0.03)   (0.02)  (0.09)  (0.09)  (0.08)  (0.07)   (0.06)
---------------------------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain
   on investments                            1.11    1.23    0.72    0.91     1.62    1.06    1.18    0.70    0.87     1.60
---------------------------------------------------------------------------------------------------------------------------
Total from investment operations             1.08    1.20    0.69    0.88     1.60    0.97    1.09    0.62    0.80     1.54
---------------------------------------------------------------------------------------------------------------------------
Less distributions to shareholders:
  Net realized short-term capital gains    (0.16)  (0.12)      --      --       --  (0.09)  (0.06)      --      --       --
---------------------------------------------------------------------------------------------------------------------------
  Net realized long-term capital gains     (0.38)  (0.06)      --      --       --  (0.38)  (0.06)      --      --       --
---------------------------------------------------------------------------------------------------------------------------
Total distributions                        (0.54)  (0.18)      --      --       --  (0.47)  (0.12)      --      --       --
---------------------------------------------------------------------------------------------------------------------------
Net asset value, end of year                $8.81   $8.27   $7.25   $6.56    $5.68   $8.42   $7.92   $6.95   $6.33    $5.53
---------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                               12.86%  16.62%  10.52%  15.49%#  39.22%  12.01%  15.76%   9.79%  14.47%#  38.60%
---------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
---------------------------------------------------------------------------------------------------------------------------
Net assets, end of year
 (000s omitted)                           $13,253  $9,007  $5,747  $4,230   $2,703  $4,133  $3,925  $3,001  $2,060   $1,490
---------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net
 assets                                     0.40%   0.40%   0.42%   0.51%    0.51%   1.15%   1.16%   1.18%   1.26%    1.25%
---------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average
 net assets                               (0.29)% (0.40)% (0.42)% (0.50)%  (0.47)% (1.04)% (1.16)% (1.18)% (1.25)%  (1.22)%
---------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     6.33%   1.27%   2.27%   2.79%    1.74%   6.33%   1.27%   2.27%   2.79%    1.74%
---------------------------------------------------------------------------------------------------------------------------
Without fee waiver and expense
 reimbursement:*
  Ratio of expenses to average net
   assets                                   0.60%   0.71%   1.03%   1.22%    1.58%   1.35%   1.47%   1.79%   1.97%    2.33%
---------------------------------------------------------------------------------------------------------------------------
  Ratio of net investment loss to
   average net assets                     (0.49)% (0.71)% (1.03)% (1.21)%  (1.55)% (1.24)% (1.47)% (1.79)% (1.96)%  (2.30)%
---------------------------------------------------------------------------------------------------------------------------

-------------
See footnotes on page 57.

Financial Highlights

                                                          CLASS C                                  CLASS D
                                          ---------------------------------------- ----------------------------------------
                                                  YEAR ENDED DECEMBER 31,                  YEAR ENDED DECEMBER 31,
                                          ---------------------------------------- ----------------------------------------
                                           2007    2006    2005     2004    2003    2007    2006    2005     2004    2003
                                          ------- ------- ------- -------  ------- ------- ------- ------- -------  -------
PER SHARE DATA:
---------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year          $7.92   $6.95   $6.33   $5.53    $3.99   $7.92   $6.95   $6.33   $5.53    $3.99
---------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment
 operations:
  Net investment loss                      (0.09)  (0.09)  (0.08)  (0.07)   (0.06)  (0.09)  (0.09)  (0.08)  (0.07)   (0.06)
---------------------------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain
   on investments                            1.06    1.18    0.70    0.87     1.60    1.06    1.18    0.70    0.87     1.60
---------------------------------------------------------------------------------------------------------------------------
Total from investment operations             0.97    1.09    0.62    0.80     1.54    0.97    1.09    0.62    0.80     1.54
---------------------------------------------------------------------------------------------------------------------------
Less distributions to shareholders:
  Net realized short-term capital gains    (0.09)  (0.06)      --      --       --  (0.09)  (0.06)      --      --       --
---------------------------------------------------------------------------------------------------------------------------
  Net realized long-term capital gains     (0.38)  (0.06)      --      --       --  (0.38)  (0.06)      --      --       --
---------------------------------------------------------------------------------------------------------------------------
Total distributions                        (0.47)  (0.12)      --      --       --  (0.47)  (0.12)      --      --       --
---------------------------------------------------------------------------------------------------------------------------
Net asset value, end of year                $8.42   $7.92   $6.95   $6.33    $5.53   $8.42   $7.92   $6.95   $6.33    $5.53
---------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                               12.01%  15.76%   9.79%  14.47%#  38.60%  12.01%  15.76%   9.79%  14.47%#  38.60%
---------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
---------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)     $5,367  $4,832  $3,420  $2,755   $2,086  $1,235    $998    $876    $768     $707
---------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net
 assets                                     1.16%   1.16%   1.18%   1.26%    1.25%   1.16%   1.16%   1.18%   1.26%    1.25%
---------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average
 net assets                               (1.05)% (1.16)% (1.18)% (1.25)%  (1.22)% (1.05)% (1.16)% (1.18)% (1.25)%  (1.22)%
---------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     6.33%   1.27%   2.27%   2.79%    1.74%   6.33%   1.27%   2.27%   2.79%    1.74%
---------------------------------------------------------------------------------------------------------------------------
Without fee waiver and expense
 reimbursement:*
  Ratio of expenses to average net
   assets                                   1.36%   1.47%   1.79%   1.97%    2.33%   1.36%   1.47%   1.79%   1.97%    2.33%
---------------------------------------------------------------------------------------------------------------------------
  Ratio of net investment loss to
   average net assets                     (1.25)% (1.47)% (1.79)% (1.96)%  (2.30)% (1.25)% (1.47)% (1.79)% (1.96)%  (2.30)%
---------------------------------------------------------------------------------------------------------------------------

-------------
See footnotes on page 57.

Financial Highlights

GROWTH FUND

                                                            CLASS A                                   CLASS B
                                          ------------------------------------------- ----------------------------------------
                                                    YEAR ENDED DECEMBER 31,                   YEAR ENDED DECEMBER 31,
                                          ------------------------------------------- ----------------------------------------
                                           2007      2006     2005     2004    2003    2007    2006    2005     2004    2003
                                          ------- ---------- ------- -------  ------- ------- ------- ------- -------  -------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year          $8.16      $7.18   $6.53   $5.67    $4.11   $7.77   $6.85   $6.28   $5.49    $4.00
------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment
 operations:
  Net investment loss                      (0.01) --O(slash)  (0.03)  (0.03)   (0.02)  (0.08)  (0.08)  (0.08)  (0.07)   (0.05)
------------------------------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain
   on investments                            0.99       1.16    0.68    0.89     1.58    0.95    1.12    0.65    0.86     1.54
------------------------------------------------------------------------------------------------------------------------------
Total from investment operations             0.98       1.16    0.65    0.86     1.56    0.87    1.04    0.57    0.79     1.49
------------------------------------------------------------------------------------------------------------------------------
Less distributions to shareholders:
  Net realized short-term capital gains    (0.15)     (0.08)      --      --       --  (0.08)  (0.02)      --      --       --
------------------------------------------------------------------------------------------------------------------------------
  Net realized long-term capital gains     (0.59)     (0.10)      --      --       --  (0.59)  (0.10)      --      --       --
------------------------------------------------------------------------------------------------------------------------------
Total distributions                        (0.74)     (0.18)      --      --       --  (0.67)  (0.12)      --      --       --
------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of year                $8.40      $8.16   $7.18   $6.53    $5.67   $7.97   $7.77   $6.85   $6.28    $5.49
------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                               11.84%     16.30%   9.79%  15.34%#  37.96%  11.00%  15.30%   9.08%  14.39%#  37.25%
------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)    $17,405    $12,189  $9,133  $7,179   $4,657  $6,924  $5,411  $4,703  $4,041   $2,949
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net
 assets                                     0.40%      0.40%   0.42%   0.50%    0.50%   1.15%   1.16%   1.18%   1.25%    1.25%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average
 net assets                               (0.15)%    (0.39)% (0.42)% (0.47)%  (0.41)% (0.90)% (1.15)% (1.18)% (1.22)%  (1.16)%
------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                    17.87%      5.63%   5.42%   5.50%    1.55%  17.87%   5.63%   5.42%   5.50%    1.55%
------------------------------------------------------------------------------------------------------------------------------
Without fee waiver and expense
 reimbursement:*
  Ratio of expenses to average net
   assets                                   0.49%      0.53%   0.67%   0.75%    0.81%   1.24%   1.29%   1.43%   1.50%    1.56%
------------------------------------------------------------------------------------------------------------------------------
  Ratio of net investment loss to
   average net assets                     (0.24)%    (0.52)% (0.67)% (0.72)%  (0.73)% (0.99)% (1.28)% (1.43)% (1.47)%  (1.48)%
------------------------------------------------------------------------------------------------------------------------------

-------------
See footnotes on page 57.

Financial Highlights

                                                          CLASS C                                  CLASS D
                                          ---------------------------------------- ----------------------------------------
                                                  YEAR ENDED DECEMBER 31,                  YEAR ENDED DECEMBER 31,
                                          ---------------------------------------- ----------------------------------------
                                           2007    2006    2005     2004    2003    2007    2006    2005     2004    2003
                                          ------- ------- ------- -------  ------- ------- ------- ------- -------  -------
PER SHARE DATA:
---------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year          $7.77   $6.85   $6.28   $5.49    $4.00   $7.78   $6.85   $6.28   $5.49    $4.00
---------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment
 operations:
  Net investment loss                      (0.08)  (0.08)  (0.08)  (0.07)   (0.05)  (0.08)  (0.08)  (0.08)  (0.07)   (0.05)
---------------------------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain
   on investments                            0.95    1.12    0.65    0.86     1.54    0.94    1.13    0.65    0.86     1.54
---------------------------------------------------------------------------------------------------------------------------
Total from investment operations             0.87    1.04    0.57    0.79     1.49    0.86    1.05    0.57    0.79     1.49
---------------------------------------------------------------------------------------------------------------------------
Less distributions to shareholders:
  Net realized short-term capital gains    (0.08)  (0.02)      --      --       --  (0.08)  (0.02)      --      --       --
---------------------------------------------------------------------------------------------------------------------------
  Net realized long-term capital gains     (0.59)  (0.10)      --      --       --  (0.59)  (0.10)      --      --       --
---------------------------------------------------------------------------------------------------------------------------
Total distributions                        (0.67)  (0.12)      --      --       --  (0.67)  (0.12)      --      --       --
---------------------------------------------------------------------------------------------------------------------------
Net asset value, end of year                $7.97   $7.77   $6.85   $6.28    $5.49   $7.97   $7.78   $6.85   $6.28    $5.49
---------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                               11.00%  15.30%   9.08%  14.39%#  37.25%  11.00%  15.30%   9.08%  14.39%#  37.25%
---------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
---------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)    $11,144 $10,847  $8,756  $6,588   $5,695  $2,173  $1,788  $1,767  $1,340   $1,217
---------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net
 assets                                     1.16%   1.16%   1.18%   1.25%    1.25%   1.16%   1.16%   1.18%   1.25%    1.25%
---------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average
 net assets                               (0.91)% (1.15)% (1.18)% (1.22)%  (1.16)% (0.91)% (1.15)% (1.18)% (1.22)%  (1.16)%
---------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                    17.87%   5.63%   5.42%   5.50%    1.55%  17.87%   5.63%   5.42%   5.50%    1.55%
---------------------------------------------------------------------------------------------------------------------------
Without fee waiver and expense
 reimbursement:*
  Ratio of expenses to average net
   assets                                   1.25%   1.29%   1.43%   1.50%    1.56%   1.25%   1.29%   1.43%   1.50%    1.56%
---------------------------------------------------------------------------------------------------------------------------
  Ratio of net investment loss to
   average net assets                     (1.00)% (1.28)% (1.43)% (1.47)%  (1.48)% (1.00)% (1.28)% (1.43)% (1.47)%  (1.48)%
---------------------------------------------------------------------------------------------------------------------------

-------------
See footnotes on page 57.

Financial Highlights

MODERATE GROWTH FUND

                                                         CLASS A                                    CLASS B
                                          -------------------------------------- ----------------------------------------------
                                                 YEAR ENDED DECEMBER 31,                    YEAR ENDED DECEMBER 31,
                                          -------------------------------------- ----------------------------------------------
                                           2007    2006    2005    2004    2003     2007     2006      2005      2004    2003
                                          ------- ------- ------- ------  ------ ---------- ------- ---------- -------  -------
PER SHARE DATA:
-------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year          $7.61   $6.64   $6.18  $5.53   $4.19      $7.50   $6.55      $6.10   $5.47    $4.16
-------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment
 operations:
  Net investment income (loss)               0.06    0.04    0.05   0.05    0.04 --O(slash)  (0.01) --O(slash)    0.01     0.01
-------------------------------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain
   on investments                            0.72    1.02    0.46   0.66    1.34       0.70    1.00       0.46    0.64     1.31
-------------------------------------------------------------------------------------------------------------------------------
Total from investment operations             0.78    1.06    0.51   0.71    1.38       0.70    0.99       0.46    0.65     1.32
-------------------------------------------------------------------------------------------------------------------------------
Less distributions to shareholders:
  Net investment income                    (0.06)  (0.04)  (0.05) (0.05)  (0.04) --O(slash)      -- --O(slash)  (0.01)   (0.01)
-------------------------------------------------------------------------------------------------------------------------------
  Net realized short-term capital gains    (0.13)  (0.05)      -- (0.01)      --     (1.12)  (0.04)     (0.01)  (0.01)       --
-------------------------------------------------------------------------------------------------------------------------------
  Net realized long-term capital gains     (0.11)      --      --     --      --     (0.11)      --         --      --       --
-------------------------------------------------------------------------------------------------------------------------------
Total distributions                        (0.30)  (0.09)  (0.05) (0.06)  (0.04)     (0.23)  (0.04)     (0.01)  (0.02)   (0.01)
-------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of year                $8.09   $7.61   $6.64  $6.18   $5.53      $7.97   $7.50      $6.55   $6.10    $5.47
-------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                               10.18%  16.00%   8.32% 12.79%# 32.96%      9.23%  15.13%      7.39%  12.11%#  31.71%
-------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)    $19,108 $15,138 $11,020 $7,313  $4,415     $6,302  $7,110     $5,888  $4,360   $4,123
-------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets     0.25%   0.25%   0.30%  0.50%   0.50%      1.00%   1.01%      1.06%   1.25%    1.25%
-------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average net assets                      0.76%   0.56%   0.73%  0.80%   0.87%      0.01% (0.20)%    (0.03)%   0.05%    0.12%
-------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                    20.42%   6.55%   3.45% 16.84%   7.48%     20.42%   6.55%      3.45%  16.84%    7.48%
-------------------------------------------------------------------------------------------------------------------------------
Without fee waiver and expense
 reimbursement:*
  Ratio of expenses to average net
   assets                                   0.45%   0.47%   0.60%  0.70%   0.81%      1.20%   1.23%      1.36%   1.45%    1.56%
-------------------------------------------------------------------------------------------------------------------------------
  Ratio of net investment income
   (loss) to average net assets             0.56%   0.34%   0.43%  0.62%   0.56%    (0.19)% (0.42)%    (0.33)% (0.14)%  (0.19)%
-------------------------------------------------------------------------------------------------------------------------------

-------------
See footnotes on page 57.

Financial Highlights

                                                             CLASS C                                        CLASS D
                                          ---------------------------------------------- --------------------------------------
                                                     YEAR ENDED DECEMBER 31,                        YEAR ENDED DECEMBER 31,
                                          ---------------------------------------------- --------------------------------------
                                             2007     2006      2005      2004    2003      2007     2006      2005      2004
                                          ---------- ------- ---------- -------  ------- ---------- ------- ---------- -------
PER SHARE DATA:
--------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year             $7.50   $6.55      $6.11   $5.47    $4.16      $7.50   $6.55      $6.11   $5.47
--------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment
 operations:
  Net investment income (loss)            --O(slash)  (0.01) --O(slash)    0.01     0.01 --O(slash)  (0.01) --O(slash)    0.01
--------------------------------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain
   on investments                               0.70    1.00       0.45    0.65     1.31       0.70    1.00       0.45    0.65
--------------------------------------------------------------------------------------------------------------------------------
Total from investment operations                0.70    0.99       0.45    0.66     1.32       0.70    0.99       0.45    0.66
--------------------------------------------------------------------------------------------------------------------------------
Less distributions to shareholders:
  Net investment income                   --O(slash)      -- --O(slash)  (0.01)   (0.01) --O(slash)      -- --O(slash)  (0.01)
--------------------------------------------------------------------------------------------------------------------------------
  Net realized short-term capital gains       (0.12)  (0.04)     (0.01)  (0.01)       --     (0.12)  (0.04)     (0.01)  (0.01)
--------------------------------------------------------------------------------------------------------------------------------
  Net realized long-term capital gains        (0.11)      --         --      --       --     (0.11)      --         --      --
--------------------------------------------------------------------------------------------------------------------------------
Total distributions                           (0.23)  (0.04)     (0.01)  (0.02)   (0.01)     (0.23)  (0.04)     (0.01)  (0.02)
--------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of year                   $7.97   $7.50      $6.55   $6.11    $5.47      $7.97   $7.50      $6.55   $6.11
--------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                   9.23%  15.13%      7.39%  12.11%#  31.71%      9.23%  15.13%      7.39%  12.11%#
--------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
--------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)       $14,469 $13,659    $10,576  $7,981   $6,510     $4,007  $3,543     $3,154  $1,999
--------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net
 assets                                        1.01%   1.01%      1.06%   1.25%    1.25%      1.01%   1.01%      1.06%   1.25%
--------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average net assets                            -- (0.20)%    (0.03)%   0.05%    0.12%         -- (0.20)%    (0.03)%   0.05%
--------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                       20.42%   6.55%      3.45%  16.84%    7.48%     20.42%   6.55%      3.45%  16.84%
--------------------------------------------------------------------------------------------------------------------------------
Without fee waiver and expense
 reimbursement:*
  Ratio of expenses to average net
   assets                                      1.21%   1.23%      1.36%   1.46%    1.56%      1.21%   1.23%      1.36%   1.45%
--------------------------------------------------------------------------------------------------------------------------------
  Ratio of net investment loss to
   average net assets                        (0.20)% (0.42)%    (0.33)% (0.14)%  (0.19)%    (0.20)% (0.42)%    (0.33)% (0.14)%
--------------------------------------------------------------------------------------------------------------------------------

                                          --------

                                          --------
                                           2003
                                          -------
PER SHARE DATA:
-------------------------------------------------
Net asset value, beginning of year          $4.16
-------------------------------------------------
Income (loss) from investment
 operations:
  Net investment income (loss)               0.01
-------------------------------------------------
  Net realized and unrealized gain
   on investments                            1.31
-------------------------------------------------
Total from investment operations             1.32
-------------------------------------------------
Less distributions to shareholders:
  Net investment income                    (0.01)
-------------------------------------------------
  Net realized short-term capital gains        --
-------------------------------------------------
  Net realized long-term capital gains         --
-------------------------------------------------
Total distributions                        (0.01)
-------------------------------------------------
Net asset value, end of year                $5.47
-------------------------------------------------
TOTAL RETURN                               31.71%
-------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-------------------------------------------------
Net assets, end of year (000s omitted)     $1,388
-------------------------------------------------
Ratio of expenses to average net
 assets                                     1.25%
-------------------------------------------------
Ratio of net investment income (loss)
 to average net assets                      0.12%
-------------------------------------------------
Portfolio turnover rate                     7.48%
-------------------------------------------------
Without fee waiver and expense
 reimbursement:*
  Ratio of expenses to average net
   assets                                   1.56%
-------------------------------------------------
  Ratio of net investment loss to
   average net assets                     (0.19)%
-------------------------------------------------

-------------
See footnotes on page 57.

Financial Highlights

BALANCED FUND

                                                          CLASS A                             CLASS B
                                            ----------------------------------- -----------------------------------
                                                  YEAR ENDED DECEMBER 31,             YEAR ENDED DECEMBER 31,
                                            ----------------------------------- -----------------------------------
                                             2007   2006   2005   2004    2003   2007   2006   2005   2004    2003
                                            ------ ------ ------ ------  ------ ------ ------ ------ ------  ------
PER SHARE DATA:
-------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year           $6.31  $5.67  $5.53  $5.13   $4.29  $6.31  $5.67  $5.53  $5.13   $4.29
-------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income                       0.12   0.09   0.09   0.08    0.08   0.07   0.04   0.05   0.04    0.04
-------------------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain on
   investments                                0.10   0.65   0.16   0.42    0.83   0.10   0.66   0.16   0.42    0.84
-------------------------------------------------------------------------------------------------------------------
Total from investment operations              0.22   0.74   0.25   0.50    0.91   0.17   0.70   0.21   0.46    0.88
-------------------------------------------------------------------------------------------------------------------
Less distributions to shareholders:
  Net investment income                     (0.12) (0.09) (0.09) (0.08)  (0.07) (0.07) (0.04) (0.05) (0.04)  (0.04)
-------------------------------------------------------------------------------------------------------------------
  Net realized short-term capital gains     (0.11)     -- (0.02) (0.02)      -- (0.11)     -- (0.02) (0.02)      --
-------------------------------------------------------------------------------------------------------------------
Return of capital                               -- (0.01)     --     --      --     -- (0.02)     --     --      --
-------------------------------------------------------------------------------------------------------------------
Total distributions                         (0.23) (0.10) (0.11) (0.10)  (0.07) (0.18) (0.06) (0.07) (0.06)  (0.04)
-------------------------------------------------------------------------------------------------------------------
Net asset value, end of year                 $6.30  $6.31  $5.67  $5.53   $5.13  $6.30  $6.31  $5.67  $5.53   $5.13
-------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                 3.51% 13.09%  4.53%  9.90%# 21.44%  2.75% 12.25%  3.76%  9.09%# 20.55%
-------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)      $8,137 $6,823 $6,422 $5,092  $3,085 $2,594 $2,755 $3,219 $3,932  $4,133
-------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets      0.25%  0.25%  0.31%  0.50%   0.50%  1.00%  1.00%  1.07%  1.25%   1.25%
-------------------------------------------------------------------------------------------------------------------
Ratio of net investment income to average
 net assets                                  1.82%  1.45%  1.60%  1.46%   1.52%  1.07%  0.70%  0.84%  0.71%   0.77%
-------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     19.98% 10.82% 18.35% 25.59%   5.69% 19.98% 10.82% 18.35% 25.59%   5.69%
-------------------------------------------------------------------------------------------------------------------
Without fee waiver and expense
 reimbursement:*
  Ratio of expenses to average net assets    0.71%  0.74%  0.82%  0.79%   0.73%  1.46%  1.49%  1.58%  1.54%   1.48%
-------------------------------------------------------------------------------------------------------------------
  Ratio of net investment income
   to average net assets                     1.36%  0.96%  1.09%  1.19%   1.29%  0.61%  0.21%  0.33%  0.44%   0.54%
-------------------------------------------------------------------------------------------------------------------

-------------
See footnotes on page 57.

Financial Highlights

                                                          CLASS C                             CLASS D
                                            ----------------------------------- -----------------------------------
                                                  YEAR ENDED DECEMBER 31,             YEAR ENDED DECEMBER 31,
                                            ----------------------------------- -----------------------------------
                                             2007   2006   2005   2004    2003   2007   2006   2005   2004    2003
                                            ------ ------ ------ ------  ------ ------ ------ ------ ------  ------
PER SHARE DATA:
-------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year           $6.31  $5.67  $5.53  $5.13   $4.29  $6.31  $5.67  $5.53  $5.13   $4.29
-------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income                       0.07   0.04   0.05   0.04    0.04   0.07   0.04   0.05   0.04    0.04
-------------------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain on
   investments                                0.10   0.66   0.16   0.42    0.84   0.10   0.66   0.16   0.42    0.84
-------------------------------------------------------------------------------------------------------------------
Total from investment operations              0.17   0.70   0.21   0.46    0.88   0.17   0.70   0.21   0.46    0.88
-------------------------------------------------------------------------------------------------------------------
Less distributions to shareholders:
  Net investment income                     (0.07) (0.04) (0.05) (0.04)  (0.04) (0.07) (0.04) (0.05) (0.04)  (0.04)
-------------------------------------------------------------------------------------------------------------------
  Net realized short-term capital gains     (0.11)     -- (0.02) (0.02)      -- (0.11)     -- (0.02) (0.02)      --
-------------------------------------------------------------------------------------------------------------------
Return of capital                               -- (0.02)     --     --      --     -- (0.02)     --     --      --
-------------------------------------------------------------------------------------------------------------------
Total distributions                         (0.18) (0.06) (0.07) (0.06)  (0.04) (0.18) (0.06) (0.07) (0.06)  (0.04)
-------------------------------------------------------------------------------------------------------------------
Net asset value, end of year                 $6.30  $6.31  $5.67  $5.53   $5.13  $6.30  $6.31  $5.67  $5.53   $5.13
-------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                 2.75% 12.25%  3.76%  9.09%# 20.55%  2.75% 12.25%  3.76%  9.09%# 20.55%
-------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)      $5,686 $5,733 $5,382 $6,149  $6,665 $1,909 $1,672 $1,904 $1,106  $1,431
-------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets      1.00%  1.00%  1.07%  1.25%   1.25%  1.00%  1.00%  1.07%  1.25%   1.25%
-------------------------------------------------------------------------------------------------------------------
Ratio of net investment income to average
 net assets                                  1.07%  0.70%  0.84%  0.71%   0.77%  1.07%  0.70%  0.84%  0.71%   0.77%
-------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     19.98% 10.82% 18.35% 25.59%   5.69% 19.98% 10.82% 18.35% 25.59%   5.69%
-------------------------------------------------------------------------------------------------------------------
Without fee waiver and expense
 reimbursement:*
  Ratio of expenses to average net assets    1.46%  1.49%  1.58%  1.54%   1.48%  1.46%  1.49%  1.58%  1.54%   1.48%
-------------------------------------------------------------------------------------------------------------------
  Ratio of net investment income to
   average net assets                        0.61%  0.21%  0.33%  0.44%   0.54%  0.61%  0.21%  0.33%  0.44%   0.54%
-------------------------------------------------------------------------------------------------------------------

-------------
 *The Manager, at its discretion, reimbursed certain expenses and waived certain management fees for the periods presented.
O(slash)Less than + or - $0.005.
 #Excluding the effect of payments to certain of the Underlying Funds received from the Manager in 2004, total returns for the Funds would have been as follows:

           AGGRESSIVE GROWTH FUND  GROWTH FUND   MODERATE GROWTH FUND BALANCED FUND
           ---------------------- -------------  -------------------- ------------
           Class A     15.43%     Class A 15.30% Class A    12.77%    Class A 9.89%
           Class B     14.41      Class B 14.35  Class B    12.09     Class B 9.08
           Class C     14.41      Class C 14.35  Class C    12.09     Class C 9.08
           Class D     14.41      Class D 14.35  Class D    12.09     Class D 9.08

Appendix A


SELIGMAN TIME HORIZON MATRIX ASSET CLASSES

Seligman Time Horizon Matrix is the result of extensive proprietary research by the Manager that examined the historical performance of different asset classes over different time periods. The Manager compared the performance of these various asset classes over a number of one-, five-, ten-, twenty- and thirty-year holding periods from 1950 to 2007 to assess the relative volatility of the asset classes over time. The asset classes are listed below. In performing its research, the Manager selected certain unmanaged indices as approximations for the respective asset classes. The unmanaged indices (in which investors cannot directly invest) used in the research are identified next to their respective asset classes.

US Small-Company Stocks: 1979-2007: Russell 2000 Index; 1950-1978: Ibbotson Small Stock Index.

US Medium-Company Stocks: 1979-2007: Russell Midcap Index; 1950-1978: Estimated as the midpoint between the total return for the Ibbotson Small Stock Index and the Standard & Poor's 500 Composite Stock Index (S&P 500).

US Large-Company Stocks: 1950-2006: S&P 500.

International Small-Company Stocks: 1990-2007: Citigroup Extended Markets Index World Ex. US; 1986-1989: NatWest Securities Ltd. ("NWSL") Global Ex. U.S. Smaller Companies Index; 1970-1985: Estimated as the difference between the Morgan Stanley Capital International ("MSCI") Europe Australasia and Far East ("EAFE") Index and the S&P 500, added to the Ibbotson Small Stock Index; 1950-1969: Estimated as the Ibbotson Small Stock Index.

Emerging Markets: 1988-2007: MSCI Emerging Markets Free Index; 1985-1987: IFC Global Emerging Composite; 1970-1984: Estimated as the difference between the MSCI EAFE Index and the S&P 500, added to the Ibbotson Small Stock Index; 1950-1969: Estimated as the Ibbotson Small Stock Index.

International Large-Company Stocks: 1970-2007: MSCI EAFE Index; 1950-1969:
Estimated as the S&P 500.

Investment Grade Fixed Income: 1973-2007: Lehman Brothers Government/Credit Bond Index; 1969-1972: Estimated as the Citigroup Long-Term High Grade Corporate Bond Total Return Index; 1950-1968: Ibbotson Long-Term Corporate Bonds estimate.

High-Yield Corporate Securities: 1989-2007: Citigroup High Yield Market Index; 1981-1988: Credit Suisse First Boston High Yield Index II; 1969-1980: Estimated as the Citigroup Long High Grade Corporate Index; 1950-1968: Ibbotson Long-Term Corporate Bonds estimate.

US Corporate Bonds: 2004-2007: Citigroup BIG Credit-High Grade (10+ Y) AAA-AA Rated (LOC) Index; 1969-2003: Citigroup High Grade Corporate Index; 1950-1968:
Ibbotson Long-Term Corporate Bonds Estimate.

US Government Bonds: 1973-2007: Lehman Brothers Government Bond Index; 1950-1972: Ibbotson Long-Term Government Bond Index. To the greatest extent possible, each year, a one-bond portfolio with a term of approximately 20 years and a reasonably current coupon, and whose returns did not reflect potential tax benefits, impaired negotiability, or special redemption or call privileges, was used.

Real Estate: 1972-2007: FTSE-NAREIT Equity REIT Index; 1950-1971: Estimated through regression analysis.

Cash Equivalents: US 90-Day Treasury Bills.

Inflation: 1978-2007: Consumer Price Index for All Urban Consumers; 1950-1977:
Consumer Price Index.

Appendix B

The chart below shows the high and low average annual returns from January 1, 1950 to December 31, 2007 for US Small-Company Stocks, US Large-Company Stocks, Investment Grade Fixed Income, US Government Bonds, and US Treasury Bills over rolling periods.

                                    [CHART]

Source: Figures derived from Factset, Citigroup and Stocks, Bonds, Bills and Inflation 2007 Yearbook(TM), Ibbotson Associates, Chicago (annual update work by Roger G. Ibbotson and Rex A. Sinquefield). Total returns reflect the reinvestment of distributions, if any. Used with permission. All rights reserved.

The indices are comprised of the following: US Small-Company Stocks: Russell 2000 (1979-2007) and Ibbotson Small Stock Index (1950-1978); US Large-Company
Stocks: Standard & Poor's 500 Stock Index (S&P 500); Investment Grade Fixed
Income: Lehman Brothers Government/Credit Bond Index (1973-2007) and Citigroup High Grade Corporate Index (1969-1972); and Ibbotson Long Term Corporate Bonds estimate (1950-1968); US Government Bonds: Lehman Brothers Government Bond Index (1973-2007) and Ibbotson Long-Term Government Bond Index (1950-1972). (To the greatest extent possible, each year, a one-bond portfolio with a term of approximately 20 years and a reasonably current coupon, and whose returns did not reflect potential tax benefits, impaired negotiability, or special redemption or call privileges, was used by Ibbotson.) Treasury Bills: Ibbotson One Bill Portfolio.

The returns of these unmanaged indices, in which individuals cannot directly invest, are for illustrative purposes only, reflect past performance and do not reflect the performance of any mutual fund, nor are they any representation of the future performance of mutual funds (including the Funds) or common stocks. Also, keep in mind that the securities represented by the indices involve widely varying degrees of income and growth potential and, risk to investors. Rates on Treasury bills and US government bonds (that are backed by the full faith and credit of the US government) are fixed, and principal, if held to maturity, is guaranteed. Corporate bonds offer a fixed rate of return and principal value. Although common stocks have produced higher historical returns, they may be subject to greater risk than other types of investments. The stocks of smaller companies are subject to greater price fluctuation than the stocks of larger companies.

Appendix C

SELIGMAN TIME HORIZON MATRIX

ASSET CLASSES                          30      29      28      27      26      25      24      23      22      21      20
-----------------------------------------------------------------------------------------------------------------------------
US Small-Cap                          30.00%  29.60%  29.20%  28.80%  28.40%  28.00%  27.60%  27.20%  26.80%  26.40%  26.00%
-----------------------------------------------------------------------------------------------------------------------------
US Mid-Cap                            30.00%  29.00%  28.00%  27.00%  26.00%  25.00%  24.00%  23.00%  22.00%  21.00%  20.00%
-----------------------------------------------------------------------------------------------------------------------------
US Large-Cap                          10.00%  11.05%  12.10%  13.15%  14.20%  15.25%  16.30%  17.35%  18.40%  19.45%  20.50%
-----------------------------------------------------------------------------------------------------------------------------
International Small-Cap               10.00%   9.85%   9.70%   9.55%   9.40%   9.25%   9.10%   8.95%   8.80%   8.65%   8.50%
-----------------------------------------------------------------------------------------------------------------------------
Emerging Markets                      10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%
-----------------------------------------------------------------------------------------------------------------------------
International Large-Cap                5.00%   5.00%   5.00%   5.00%   5.00%   5.00%   5.00%   5.00%   5.00%   5.00%   5.00%
-----------------------------------------------------------------------------------------------------------------------------
Equity REITs                           5.00%   5.50%   6.00%   6.50%   7.00%   7.50%   8.00%   8.50%   9.00%   9.50%  10.00%
-----------------------------------------------------------------------------------------------------------------------------
High-Yield Securities                  0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%
-----------------------------------------------------------------------------------------------------------------------------
Investment Grade Bonds                 0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%
-----------------------------------------------------------------------------------------------------------------------------
Government Bonds/Cash                  0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%
-----------------------------------------------------------------------------------------------------------------------------
                                     100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00%
-----------------------------------------------------------------------------------------------------------------------------
UNDERLYING FUNDS                       30      29      28      27      26      25      24      23      22      21      20
-----------------------------------------------------------------------------------------------------------------------------
Seligman Frontier Fund                 3.00%   3.00%   3.00%   3.00%   3.00%   3.00%   3.00%   3.00%   3.00%   3.00%   3.00%
-----------------------------------------------------------------------------------------------------------------------------
Seligman Smaller-Cap Value Fund       13.00%  12.90%  12.80%  12.70%  12.60%  12.50%  12.40%  12.30%  12.20%  12.10%  12.00%
-----------------------------------------------------------------------------------------------------------------------------
Seligman Communications and
 Information Fund                     16.00%  15.40%  14.80%  14.20%  13.60%  13.00%  12.40%  11.80%  11.20%  10.60%  10.00%
-----------------------------------------------------------------------------------------------------------------------------
Seligman Capital Fund                 22.00%  21.30%  20.60%  19.90%  19.20%  18.50%  17.80%  17.10%  16.40%  15.70%  15.00%
-----------------------------------------------------------------------------------------------------------------------------
Seligman Growth Fund                   3.00%   3.60%   4.20%   4.80%   5.40%   6.00%   6.60%   7.20%   7.80%   8.40%   9.00%
-----------------------------------------------------------------------------------------------------------------------------
Seligman Large-Cap Value Fund          3.00%   3.60%   4.20%   4.80%   5.40%   6.00%   6.60%   7.20%   7.80%   8.40%   9.00%
-----------------------------------------------------------------------------------------------------------------------------
Seligman Common Stock Fund             0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%
-----------------------------------------------------------------------------------------------------------------------------
Seligman Global Smaller Companies
 Fund                                 20.00%  19.70%  19.40%  19.10%  18.80%  18.50%  18.20%  17.90%  17.60%  17.30%  17.00%
-----------------------------------------------------------------------------------------------------------------------------
Seligman Emerging Markets Fund        10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%
-----------------------------------------------------------------------------------------------------------------------------
Seligman International Growth Fund     5.00%   5.00%   5.00%   5.00%   5.00%   5.00%   5.00%   5.00%   5.00%   5.00%   5.00%
-----------------------------------------------------------------------------------------------------------------------------
Seligman LaSalle Global Real Estate
 Fund                                  5.00%   5.50%   6.00%   6.50%   7.00%   7.50%   8.00%   8.50%   9.00%   9.50%  10.00%
-----------------------------------------------------------------------------------------------------------------------------
Seligman LaSalle Monthly Dividend
 Real Estate Fund                      0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%
-----------------------------------------------------------------------------------------------------------------------------
Seligman High-Yield Fund               0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%
-----------------------------------------------------------------------------------------------------------------------------
Seligman Core Fixed Income Fund        0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%
-----------------------------------------------------------------------------------------------------------------------------
Seligman U.S. Government Securities
 Fund/Seligman Cash Management
 Fund                                  0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%
-----------------------------------------------------------------------------------------------------------------------------
                                     100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00%
-----------------------------------------------------------------------------------------------------------------------------

ASSET CLASSES                          19      18
----------------------------------------------------
US Small-Cap                          24.85%  23.70%
----------------------------------------------------
US Mid-Cap                            20.50%  21.00%
----------------------------------------------------
US Large-Cap                          20.50%  20.50%
----------------------------------------------------
International Small-Cap                8.15%   7.80%
----------------------------------------------------
Emerging Markets                       9.50%   9.00%
----------------------------------------------------
International Large-Cap                5.50%   6.00%
----------------------------------------------------
Equity REITs                          10.00%  10.00%
----------------------------------------------------
High-Yield Securities                  1.00%   2.00%
----------------------------------------------------
Investment Grade Bonds                 0.00%   0.00%
----------------------------------------------------
Government Bonds/Cash                  0.00%   0.00%
----------------------------------------------------
                                     100.00% 100.00%
----------------------------------------------------
UNDERLYING FUNDS                       19      18
----------------------------------------------------
Seligman Frontier Fund                 2.70%   2.40%
----------------------------------------------------
Seligman Smaller-Cap Value Fund       11.50%  11.00%
----------------------------------------------------
Seligman Communications and
 Information Fund                     10.00%  10.00%
----------------------------------------------------
Seligman Capital Fund                 15.50%  16.00%
----------------------------------------------------
Seligman Growth Fund                   9.00%   9.00%
----------------------------------------------------
Seligman Large-Cap Value Fund          9.00%   9.00%
----------------------------------------------------
Seligman Common Stock Fund             0.00%   0.00%
----------------------------------------------------
Seligman Global Smaller Companies
 Fund                                 16.30%  15.60%
----------------------------------------------------
Seligman Emerging Markets Fund         9.50%   9.00%
----------------------------------------------------
Seligman International Growth Fund     5.50%   6.00%
----------------------------------------------------
Seligman LaSalle Global Real Estate
 Fund                                 10.00%  10.00%
----------------------------------------------------
Seligman LaSalle Monthly Dividend
 Real Estate Fund                      0.00%   0.00%
----------------------------------------------------
Seligman High-Yield Fund               1.00%   2.00%
----------------------------------------------------
Seligman Core Fixed Income Fund        0.00%   0.00%
----------------------------------------------------
Seligman U.S. Government Securities
 Fund/Seligman Cash Management
 Fund                                  0.00%   0.00%
----------------------------------------------------
                                     100.00% 100.00%
----------------------------------------------------

Seligman Time Horizon Matrix(R) is an asset allocation framework developed to help investors seek to achieve their specific financial goals. Seligman Time Horizon Matrix is designed for investors seeking to create an asset class mix based on their time frame for achieving specific goals.

Seligman Harvester(R) is a process designed to help investors seek to maximize their income stream while seeking to conserve capital. The program involves determining "needs" and "wants" as a percentage of total investable assets, and seeks to provide investors with an asset allocation strategy specifically designed to lower the risk of depleting their accumulated wealth too quickly.

  17      16      15      14      13      12      11      10       9       8       7       6       5       4       3       2
--------------------------------------------------------------------------------------------------------------------------------
 22.55%  21.40%  20.25%  19.10%  17.95%  16.80%  15.65%  14.50%  13.05%  11.60%  10.15%   8.70%   7.25%   5.80%   4.35%   2.90%
--------------------------------------------------------------------------------------------------------------------------------
 21.50%  22.00%  22.50%  23.00%  23.50%  24.00%  24.50%  25.00%  23.50%  22.00%  20.50%  19.00%  17.50%  16.00%  14.50%  13.00%
--------------------------------------------------------------------------------------------------------------------------------
 20.50%  20.50%  20.50%  20.50%  20.50%  20.50%  20.50%  20.50%  21.95%  23.40%  24.85%  26.30%  27.75%  29.20%  30.65%  32.10%
--------------------------------------------------------------------------------------------------------------------------------
  7.45%   7.10%   6.75%   6.40%   6.05%   5.70%   5.35%   5.00%   4.50%   4.00%   3.50%   3.00%   2.50%   2.00%   1.50%   1.00%
--------------------------------------------------------------------------------------------------------------------------------
  8.50%   8.00%   7.50%   7.00%   6.50%   6.00%   5.50%   5.00%   4.50%   4.00%   3.50%   3.00%   2.50%   2.00%   1.50%   1.00%
--------------------------------------------------------------------------------------------------------------------------------
  6.50%   7.00%   7.50%   8.00%   8.50%   9.00%   9.50%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%
--------------------------------------------------------------------------------------------------------------------------------
 10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.50%  11.00%  11.50%  12.00%  12.50%  13.00%  13.50%  14.00%
--------------------------------------------------------------------------------------------------------------------------------
  3.00%   4.00%   5.00%   6.00%   7.00%   8.00%   9.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%
--------------------------------------------------------------------------------------------------------------------------------
  0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   1.00%   2.00%   3.00%   4.00%   5.00%   6.00%   7.00%   8.00%
--------------------------------------------------------------------------------------------------------------------------------
  0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   1.00%   2.00%   3.00%   4.00%   5.00%   6.00%   7.00%   8.00%
--------------------------------------------------------------------------------------------------------------------------------
100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00%
--------------------------------------------------------------------------------------------------------------------------------
  17      16      15      14      13      12      11      10       9       8       7       6       5       4       3       2
--------------------------------------------------------------------------------------------------------------------------------
  2.10%   1.80%   1.50%   1.20%   0.90%   0.60%   0.30%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%
--------------------------------------------------------------------------------------------------------------------------------
 10.50%  10.00%   9.50%   9.00%   8.50%   8.00%   7.50%   7.00%   6.30%   5.60%   4.90%   4.20%   3.50%   2.80%   2.10%   1.40%
--------------------------------------------------------------------------------------------------------------------------------
 10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%   9.00%   8.00%   7.00%   6.00%   5.00%   4.00%   3.00%   2.00%
--------------------------------------------------------------------------------------------------------------------------------
 16.50%  17.00%  17.50%  18.00%  18.50%  19.00%  19.50%  20.00%  19.00%  18.00%  17.00%  16.00%  15.00%  14.00%  13.00%  12.00%
--------------------------------------------------------------------------------------------------------------------------------
  9.00%   9.00%   9.00%   9.00%   9.00%   9.00%   9.00%   9.00%   9.30%   9.60%   9.90%  10.20%  10.50%  10.80%  11.10%  11.40%
--------------------------------------------------------------------------------------------------------------------------------
  9.00%   9.00%   9.00%   9.00%   9.00%   9.00%   9.00%   9.00%   9.30%   9.60%   9.90%  10.20%  10.50%  10.80%  11.10%  11.40%
--------------------------------------------------------------------------------------------------------------------------------
  0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   1.10%   2.20%   3.30%   4.40%   5.50%   6.60%   7.70%   8.80%
--------------------------------------------------------------------------------------------------------------------------------
 14.90%  14.20%  13.50%  12.80%  12.10%  11.40%  10.70%  10.00%   9.00%   8.00%   7.00%   6.00%   5.00%   4.00%   3.00%   2.00%
--------------------------------------------------------------------------------------------------------------------------------
  8.50%   8.00%   7.50%   7.00%   6.50%   6.00%   5.50%   5.00%   4.50%   4.00%   3.50%   3.00%   2.50%   2.00%   1.50%   1.00%
--------------------------------------------------------------------------------------------------------------------------------
  6.50%   7.00%   7.50%   8.00%   8.50%   9.00%   9.50%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%
--------------------------------------------------------------------------------------------------------------------------------
 10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%   9.00%   8.00%   7.00%   6.00%   5.00%   4.00%   3.00%   2.00%
--------------------------------------------------------------------------------------------------------------------------------
  0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   1.50%   3.00%   4.50%   6.00%   7.50%   9.00%  10.50%  12.00%
--------------------------------------------------------------------------------------------------------------------------------
  3.00%   4.00%   5.00%   6.00%   7.00%   8.00%   9.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%  10.00%
--------------------------------------------------------------------------------------------------------------------------------
  0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   1.00%   2.00%   3.00%   4.00%   5.00%   6.00%   7.00%   8.00%
--------------------------------------------------------------------------------------------------------------------------------
  0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   1.00%   2.00%   3.00%   4.00%   5.00%   6.00%   7.00%   8.00%
--------------------------------------------------------------------------------------------------------------------------------
100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00%
--------------------------------------------------------------------------------------------------------------------------------

   1    HARVESTER
-----------------
  1.45%    0.00%
-----------------
 11.50%   10.00%
-----------------
 33.55%   35.00%
-----------------
  0.50%    0.00%
-----------------
  0.50%    0.00%
-----------------
 10.00%   10.00%
-----------------
 14.50%   15.00%
-----------------
 10.00%   10.00%
-----------------
  9.00%   10.00%
-----------------
  9.00%   10.00%
-----------------
100.00%  100.00%
-----------------
   1    HARVESTER
-----------------
  0.00%    0.00%
-----------------
  0.70%    0.00%
-----------------
  1.00%    0.00%
-----------------
 11.00%   10.00%
-----------------
 11.70%   12.00%
-----------------
 11.70%   12.00%
-----------------
  9.90%   11.00%
-----------------
  1.00%    0.00%
-----------------
  0.50%    0.00%
-----------------
 10.00%   10.00%
-----------------
  1.00%    0.00%
-----------------
 13.50%   15.00%
-----------------
 10.00%   10.00%
-----------------
  9.00%   10.00%
-----------------
  9.00%   10.00%
-----------------
100.00%  100.00%
-----------------

Seligman Time Horizon Matrix(R) and Seligman Harvester(R) are prepared using past performance of asset classes to construct model portfolios. Those model portfolios have inherent limitations in that they assume the future performance of the asset classes will, over the relevant periods, correlate to their past performance, and of course, past performance is no guarantee of future results. Furthermore, with regard to using the Funds, the Seligman Group of Funds or other funds of any other investment manager in seeking to follow Seligman Time Horizon Matrix(R) and Seligman Harvester(R), there is no assurance that the funds selected will actually correlate to the asset classes that the investor is seeking to track and the performance of the funds selected may differ from the performance of those asset classes.

Shares of the Funds and Underlying Funds are not deposits in or obligations of, or guaranteed or endorsed by, any bank. Shares are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency. In addition, an investment in the Funds and Underlying Funds involves investment risks, including the possible loss of principal.

How to Contact Us


The Funds

             Write to  Corporate Communications/Investor Relations Department
                       J. & W. Seligman & Co. Incorporated
                       100 Park Avenue
                       New York, NY 10017

                Phone  Toll-free in the US (800) 221-7844
                       Outside the US (212) 850-1864

Your Regular (Non-Retirement) Account

             Write to  Shareholder Service Agent/Seligman Group of Funds
                       Seligman Data Corp.

      For investments  P.O. Box 9766
      into an account  Providence, RI 02940-9766

   For non-investment  P.O. Box 9759
            inquiries  Providence, RI 02940-9759

For matters requiring  101 Sabin St.
   overnight delivery  Pawtucket, RI 02860

                Phone  Toll-free in the US (800) 221-2450
                       Outside the US (212) 682-7600

Your Retirement Account

             Write to  Retirement Plan Services
                       Seligman Data Corp.
                       100 Park Avenue
                       New York, NY 10017

                Phone  Toll-free (800) 445-1777

24-hour automated telephone access is available by calling (800) 622-4597 on a touchtone telephone.
  You will have instant access to price, yield, account balance, most recent transaction, and other information.

                            SELIGMAN ADVISORS, INC.
                                an affiliate of
[LOGO] J&WS
                            J. & W. SELIGMAN & CO.
                                 INCORPORATED

                               ESTABLISHED 1864
                      100 Park Avenue, New York, NY 10017

For More Information
The following information is available, without charge, upon request by calling toll-free (800) 221-2450 in the US or (212) 682-7600 outside the US. You may also call these numbers to request other information about the Fund or to make shareholder inquiries.

The Statement of Additional Information ("SAI") contains additional information about the Funds and the prospectus for each Underlying Fund contains information about that Fund. The SAI and each prospectus for the Underlying Funds are on file with the Securities and Exchange Commission, or SEC, and are incorporated by reference into (and are legally part of) this Prospectus.

Annual/Semi-Annual Reports contain additional information about each Fund's investments. In the Funds' Annual Report, you will find a discussion of the market conditions and investment strategies that significantly affected each Fund's performance during the last fiscal year. The Funds' SAI and most recent Annual/Semi-Annual Reports are also available, free of charge, at www.seligman.com.

Information about the Funds, including the Prospectus and SAI, can be viewed and copied at the SEC's public reference room in Washington D.C. For information about the operation of the public reference room, call (202) 551-8090. The Prospectus, SAI, Annual/Semi-Annual Reports and other information about the Funds are also available on the Edgar database on the SEC's internet site: www.sec.gov.

Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by electronic writing: securities and exchange commission, public reference section of the SEC, Washington, D.C. 20549-0102.

The website references in this Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

SEC File Number:  811-09545

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